EXHIBIT 10.1
------------




                           CREDIT AGREEMENT

                       DATED AS OF MAY 19, 2003


                                 AMONG


                  AMLI RESIDENTIAL PROPERTIES, L.P.,
                              As Borrower



                   AMLI RESIDENTIAL PROPERTIES TRUST
                          As General Partner




                             THE LENDERS,


                             BANK ONE, NA
                        As Administrative Agent



           COMMERZBANK AG NEW YORK AND GRAND CAYMAN BRANCHES
                       As Co-Documentation Agent



                     HARRIS TRUST AND SAVINGS BANK
                       As Co-Documentation Agent



                    PNC BANK, NATIONAL ASSOCIATION
                       As Co-Documentation Agent



                                  AND



                    BANC ONE CAPITAL MARKETS, INC.
                 as Lead Arranger And Sole Book Runner

                           TABLE OF CONTENTS

                                                                Page
                                                                ----

ARTICLE I     DEFINITIONS . . . . . . . . . . . . . . . . .        1


ARTICLE II    THE CREDITS . . . . . . . . . . . . . . . . .       19

     2.1.     The Facility. . . . . . . . . . . . . . . . .       19

     2.2.     Ratable Advances. . . . . . . . . . . . . . .       19

     2.3.     Competitive Bid Advances. . . . . . . . . . .       20

     2.4.     Method of Borrowing.. . . . . . . . . . . . .       24

     2.5.     Swing Line Loans. . . . . . . . . . . . . . .       24

     2.6.     Facility Fee; Reductions in Aggregate
              Commitment. . . . . . . . . . . . . . . . . .       25

     2.7.     Minimum Amount of Each Advance. . . . . . . .       25

     2.8.     Optional Principal Payments.. . . . . . . . .       26

     2.9.     Changes in Interest Rate, etc.. . . . . . . .       26

     2.10.    Rates Applicable After Default. . . . . . . .       26

     2.11.    Method of Payment.. . . . . . . . . . . . . .       27

     2.12.    Notes; Evidence of Indebtedness.. . . . . . .       27

     2.13.    Telephonic Notices. . . . . . . . . . . . . .       27

     2.14.    Interest Payment Dates; Interest and Fee Basis.     28

     2.15.    Notification of Advances, Interest Rates,
              Prepayments and Commitment Reductions.. . . .       28

     2.16.    Lending Installations.. . . . . . . . . . . .       28

     2.17.    Non-Receipt of Funds by the Agent.. . . . . .       28

     2.18.    Extension of Facility Termination Date. . . .       29

     2.19.    Facility LCs. . . . . . . . . . . . . . . . .       29

     2.20.    Increase in Aggregate Commitment. . . . . . .       33


ARTICLE III   YIELD PROTECTION; TAXES . . . . . . . . . . .       34

     3.1.     Yield Protection. . . . . . . . . . . . . . .       34

     3.2.     Changes in Capital Adequacy Regulations.. . .       34

     3.3.     Availability of Types of Advances.. . . . . .       35

     3.4.     Funding Indemnification.. . . . . . . . . . .       35

     3.5.     Taxes.. . . . . . . . . . . . . . . . . . . .       35

     3.6.     Lender Statements; Survival of Indemnity. . .       37

     3.7.     Replacement of Lender.. . . . . . . . . . . .       37

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                                                                Page
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ARTICLE IV    CONDITIONS PRECEDENT. . . . . . . . . . . . .       38

     4.1.     Initial Credit Extension. . . . . . . . . . .       38

     4.2.     Each Credit Extension.. . . . . . . . . . . .       39


ARTICLE V     REPRESENTATIONS AND WARRANTIES. . . . . . . .       40

     5.1.     Existence and Standing. . . . . . . . . . . .       40

     5.2.     Authorization and Validity. . . . . . . . . .       40

     5.3.     No Conflict; Government Consent.. . . . . . .       40

     5.4.     Financial Statements. . . . . . . . . . . . .       41

     5.5.     Material Adverse Change.. . . . . . . . . . .       41

     5.6.     Taxes.. . . . . . . . . . . . . . . . . . . .       41

     5.7.     Litigation and Contingent Obligations.. . . .       41

     5.8.     Subsidiaries. . . . . . . . . . . . . . . . .       41

     5.9.     Intentionally Deleted . . . . . . . . . . . .       41

     5.10.    Accuracy of Information.. . . . . . . . . . .       41

     5.11.    Regulation U. . . . . . . . . . . . . . . . .       41

     5.12.    Material Agreements.. . . . . . . . . . . . .       41

     5.13.    Compliance With Laws. . . . . . . . . . . . .       42

     5.14.    Ownership of Properties.. . . . . . . . . . .       42

     5.15.    Plan Assets; Prohibited Transactions. . . . .       42

     5.16.    Environmental Matters.. . . . . . . . . . . .       42

     5.17.    Investment Company Act. . . . . . . . . . . .       42

     5.18.    Public Utility Holding Company Act. . . . . .       42

     5.19.    Insurance.. . . . . . . . . . . . . . . . . .       43

     5.20.    Unencumbered Assets.. . . . . . . . . . . . .       43

     5.21.    Status. . . . . . . . . . . . . . . . . . . .       43

     5.22.    Reportable Transaction. . . . . . . . . . . .       44


ARTICLE VI    COVENANTS . . . . . . . . . . . . . . . . . .       44

     6.1.     Financial Reporting.. . . . . . . . . . . . .       44

     6.2.     Use of Proceeds.. . . . . . . . . . . . . . .       45

     6.3.     Notice of Default.. . . . . . . . . . . . . .       46

     6.4.     Existence and Conduct of Operations.. . . . .       46

     6.5.     Taxes.. . . . . . . . . . . . . . . . . . . .       46

                                                                Page
                                                                ----

     6.6.     Insurance.. . . . . . . . . . . . . . . . . .       46

     6.7.     Compliance with Laws. . . . . . . . . . . . .       46

     6.8.     Maintenance of Properties.. . . . . . . . . .       47

     6.9.     Inspection. . . . . . . . . . . . . . . . . .       47

     6.10.    Dividends.. . . . . . . . . . . . . . . . . .       47

     6.11.    Maintenance of Status.. . . . . . . . . . . .       47

     6.12.    Merger. . . . . . . . . . . . . . . . . . . .       47

     6.13.    Sale of Assets. . . . . . . . . . . . . . . .       47

     6.14.    Investments.. . . . . . . . . . . . . . . . .       48

     6.15.    Liens.. . . . . . . . . . . . . . . . . . . .       48

     6.16.    Pre-Acquisition Environmental Investigations.       48

     6.17.    Affiliates. . . . . . . . . . . . . . . . . .       49

     6.18.    Notice of Rating Change.. . . . . . . . . . .       49

     6.19.    Interest Rate Hedging.. . . . . . . . . . . .       49

     6.20.    Environmental Matters.. . . . . . . . . . . .       49

     6.21.    Intentionally Omitted.. . . . . . . . . . . .       50

     6.22.    General Partner.. . . . . . . . . . . . . . .       50

     6.23.    Investment Affiliates.. . . . . . . . . . . .       50

     6.24.    Financial Covenants.  As of the last day of
              each fiscal quarter:. . . . . . . . . . . . .       50


ARTICLE VII   DEFAULTS. . . . . . . . . . . . . . . . . . .       51


ARTICLE VIII  ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES      53

     8.1.     Acceleration; Facility LC Collateral Account.       53

     8.2.     Amendments. . . . . . . . . . . . . . . . . .       54

     8.3.     Preservation of Rights. . . . . . . . . . . .       55


ARTICLE IX    GENERAL PROVISIONS. . . . . . . . . . . . . .       55

     9.1.     Survival of Representations.. . . . . . . . .       55

     9.2.     Governmental Regulation.. . . . . . . . . . .       55

     9.3.     Headings. . . . . . . . . . . . . . . . . . .       55

     9.4.     Entire Agreement. . . . . . . . . . . . . . .       55

     9.5.     Several Obligations; Benefits of this
              Agreement.. . . . . . . . . . . . . . . . . .       55

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                                                                Page
                                                                ----

     9.6.     Expenses; Indemnification.. . . . . . . . . .       56

     9.7.     Numbers of Documents. . . . . . . . . . . . .       56

     9.8.     Accounting. . . . . . . . . . . . . . . . . .       56

     9.9.     Severability of Provisions. . . . . . . . . .       56

     9.10.    Nonliability of Lenders.. . . . . . . . . . .       57

     9.11.    Confidentiality.. . . . . . . . . . . . . . .       57

     9.12.    Nonreliance.. . . . . . . . . . . . . . . . .       57

     9.13.    Disclosure. . . . . . . . . . . . . . . . . .       57


ARTICLE X     THE AGENT . . . . . . . . . . . . . . . . . .       58

     10.1.    Appointment; Nature of Relationship.. . . . .       58

     10.2.    Powers. . . . . . . . . . . . . . . . . . . .       58

     10.3.    General Immunity. . . . . . . . . . . . . . .       58

     10.4.    No Responsibility for Loans, Recitals, etc. .       58

     10.5.    Action on Instructions of Lenders.. . . . . .       59

     10.6.    Employment of Agents and Counsel. . . . . . .       59

     10.7.    Reliance on Documents; Counsel. . . . . . . .       59

     10.8.    Agent's Reimbursement and Indemnification.. .       59

     10.9.    Notice of Default.. . . . . . . . . . . . . .       60

     10.10.   Rights as a Lender. . . . . . . . . . . . . .       60

     10.11.   Lender Credit Decision. . . . . . . . . . . .       60

     10.12.   Successor Agent.. . . . . . . . . . . . . . .       60

     10.13.   Agent and Arranger Fees.. . . . . . . . . . .       61

     10.14.   Delegation to Affiliates. . . . . . . . . . .       61


ARTICLE XI    SETOFF; RATABLE PAYMENTS; DEFAULTING LENDERS.       61

     11.1.    Setoff. . . . . . . . . . . . . . . . . . . .       61

     11.2.    Ratable Payments. . . . . . . . . . . . . . .       61

     11.3.    Defaulting Lenders. . . . . . . . . . . . . .       62

                                                                Page
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ARTICLE XII   BENEFIT OF AGREEMENT; ASSIGNMENTS;
              PARTICIPATIONS. . . . . . . . . . . . . . . .       62

     12.1.    Successors and Assigns. . . . . . . . . . . .       62

     12.2.    Participations. . . . . . . . . . . . . . . .       63

     12.3.    Assignments.. . . . . . . . . . . . . . . . .       64

     12.4.    Dissemination of Information. . . . . . . . .       65

     12.5.    Tax Treatment.. . . . . . . . . . . . . . . .       65


ARTICLE XIII  NOTICES . . . . . . . . . . . . . . . . . . .       65

     13.1.    Notices.. . . . . . . . . . . . . . . . . . .       65

     13.2.    Change of Address.. . . . . . . . . . . . . .       65


ARTICLE XIV   COUNTERPARTS. . . . . . . . . . . . . . . . .       66


ARTICLE XV    CHOICE OF LAW; CONSENT TO JURISDICTION;
              WAIVER OF JURY TRIAL. . . . . . . . . . . . .       66

     15.1.    CHOICE OF LAW.. . . . . . . . . . . . . . . .       66

     15.2.    CONSENT TO JURISDICTION.. . . . . . . . . . .       66

     15.3.    WAIVER OF JURY TRIAL. . . . . . . . . . . . .       66


ARTICLE XVI   EXCULPATION . . . . . . . . . . . . . . . . .       67

PRICING SCHEDULE



EXHIBITS
--------

Exhibit A    --  Form of Opinion

Exhibit B    --  Compliance Certificate

Exhibit C    --  Assignment and Assumption Agreement

Exhibit D    --  Loan/Credit Related Money Transfer Instruction

Exhibit E-1  --  Ratable Note

Exhibit E-2  --  Competitive Bid Note

Exhibit F    --  Competitive Bid Quote Request

Exhibit G    --  Invitation for Competitive Bid Quotes

Exhibit H    --  Competitive Bid Quote

Exhibit I    --  Amendment Regarding Increase



SCHEDULES
---------

Schedule 1   --  Subsidiaries and Other Investments

Schedule 2   --  Indebtedness and Liens

Schedule 3   --  Litigation and Contingent Liabilities

                           CREDIT AGREEMENT

     This Agreement, dated as of May 19, 2003, is among AMLI Residential Properties, L.P., a Delaware limited partnership, as Borrower, AMLI Residential Properties Trust, a Maryland real estate investment trust, as General Partner, the Lenders, Bank One, NA, a national banking association having its principal office in Chicago, Illinois, as Agent, Commerzbank AG New York and Grand Cayman Branches, as Co-Documentation Agent, Harris Trust and Savings Bank, as Co-Documentation Agent, and PNC Bank, National Association, as Co-Documentation Agent. The parties hereto agree as follows:


                               ARTICLE I

                              DEFINITIONS
                              -----------

     As used in this Agreement:

     "Absolute Rate" means, with respect to an Absolute Rate Loan made by a given Lender for the relevant Absolute Rate Interest Period, the rate of interest per annum (rounded to the nearest 1/100 of 1%) offered by such Lender and accepted by the Borrower pursuant to Section 2.3.

     "Absolute Rate Advance" means a borrowing hereunder consisting of the aggregate amount of the several Absolute Rate Loans made by some or all of the Lenders to the Borrower at the same time and for the same Absolute Rate Interest Period.

     "Absolute Rate Auction" means a solicitation of Competitive Bid Quotes setting forth Absolute Rates pursuant to Section 2.3.

     "Absolute Rate Interest Period" means, with respect to an Absolute Rate Advance, a period of not less than 7 and not more than 180 days commencing on a Business Day selected by the Borrower pursuant to this Agreement. If such Absolute Rate Interest Period would end on a day which is not a Business Day, such Absolute Rate Interest Period shall end on the next succeeding Business Day.

     "Absolute Rate Loan" means a Loan which bears interest at an Absolute
Rate.

     "Acquisition Property Valuation" means, as to any acquired Real Estate, the lower of cost or market value for the first four full fiscal quarters after the purchase date.

     "Advance" means a Ratable Advance, a Competitive Bid Advance or a Swing Line Loan.

     "Affiliate" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities (or other ownership interests) of the controlled Person and possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

     "Agent" means Bank One in its capacity as contractual representative of the Lenders pursuant to Article X, and not in its individual capacity as a Lender, and any successor Agent appointed pursuant to Article X.

     "Aggregate Commitment" means the aggregate of the Commitments of all the Lenders, as reduced from time to time pursuant to the terms hereof and as the same may be increased pursuant to Section 2.20 hereof.

     "Aggregate Outstanding Credit Exposure" means, at any time, the aggregate of the Outstanding Credit Exposure of all the Lenders.

     "Agreement" means this credit agreement, as it may be amended or modified and in effect from time to time.

     "Agreement Accounting Principles" means generally accepted accounting principles as in effect from time to time, applied in a manner consistent with that used in preparing the financial statements referred to in
Section 5.4.

     "Alternate Base Rate" means, for any day, a rate of interest per annum equal to the higher of (i) the Prime Rate for such day and (ii) the sum of the Federal Funds Effective Rate for such day plus 1/2% per annum.

     "Applicable Fee Rate" means, at any time, the percentage rate per annum at which Facility Fees are accruing on the Aggregate Commitment (without regard to usage) at such time as set forth in the Pricing Schedule.

     "Applicable Margin" means, with respect to Ratable Advances of any Type at any time, the percentage rate per annum which is applicable at such time with respect to Advances of such Type as set forth in the Pricing Schedule.

     "Approved Fund" means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

     "Arranger" means Banc One Capital Markets, Inc., a Delaware corporation, and its successors, in its capacity as Lead Arranger and Sole Book Runner.

     "Article" means an article of this Agreement unless another document is specifically referenced.

     "Authorized Officer" means with respect to any entity, the President, any Vice President or the Chief Financial Officer of such entity if it is a corporation or of such entity's general partner if it is a partnership.

     "Available Aggregate Commitment" means, at any time, the Aggregate Commitment then in effect minus the Aggregate Outstanding Credit Exposure at such time.

     "Bank One" means Bank One, NA, a national banking association having its principal office in Chicago, Illinois, in its individual capacity, and its successors.

     "Borrower" means AMLI Residential Properties, L.P., a Delaware limited partnership, and its permitted successors and assigns.

     "Borrowing Date" means a date on which an Advance is made hereunder.

     "Borrowing Notice" means a Competitive Bid Borrowing Notice or a Ratable Borrowing Notice, as the context may require.

     "Business Day" means (i) with respect to any borrowing, payment or rate selection of Eurodollar Advances, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago and New York City for the conduct of substantially all of their commercial lending activities, interbank wire transfers can be made on the Fedwire system and dealings in United States dollars are carried on in the London interbank market and
(ii) for all other purposes, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago for the conduct of substantially all of their commercial lending activities and interbank wire transfers can be made on the Fedwire system.

     "Capitalized Lease" of a Person means any lease of Property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

     "Capitalized Lease Obligations" of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

     "Cash Equivalent Investments" means (i) short-term obligations of, or fully guaranteed by, the United States of America, (ii) commercial paper rated A-1 or better by S&P or P-1 or better by Moody's, (iii) demand deposit accounts maintained in the ordinary course of business, and (iv) certificates of deposit issued by and time deposits with commercial banks (whether domestic or foreign) having capital and surplus in excess of $100,000,000; provided in each case that the same provides for payment of both principal and interest (and not principal alone or interest alone) and is not subject to any contingency regarding the payment of principal or interest.

     "Change in Control" means (i) the General Partner shall no longer be the sole general partner of the Borrower, (ii) any Person or two or more Persons other than the General Partner acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of
1934) of 25% or more of the outstanding partnership interests of Borrower; or (iii) as of any date a majority of the Board of Directors of General Partner consists of individuals who were not either (A) directors of the General Partner as of the corresponding date of the previous year, (B) selected or nominated to become directors by the Board of Directors of the General Partner of which a majority consisted of individuals described in clause (A), or (C) selected or nominated to become directors by the Board of Directors of the General Partner of which a majority consisted of individual described in clause (A) and individuals described in clause (B).

     "Code" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

     "Collateral Shortfall Amount" is defined in Section 8.1.

     "Commitment" means, for each Lender, the obligation of such Lender to make Ratable Loans to, and participate in Facility LCs issued upon the application of, the Borrower in an aggregate amount not exceeding the amount set forth opposite its signature below or as set forth in any Notice of Assignment relating to any assignment that has become effective pursuant to Section 12.3.2 or as otherwise modified from time to time pursuant to the terms hereof.

     "Competitive Bid Advance" means a borrowing hereunder made by some or all of the Lenders on the same Borrowing Date and consisting of the aggregate amount of the several Competitive Bid Loans of the same Type and for the same Interest Period.

     "Competitive Bid Borrowing Notice" is defined in Section 2.3.6.

     "Competitive Bid Loan" means a Eurodollar Bid Rate Loan or an Absolute Rate Loan, or both, as the case may be.

     "Competitive Bid Margin" means the margin above or below the applicable Eurodollar Base Rate offered for a Eurodollar Bid Rate Loan, expressed as a percentage (rounded to the nearest 1/100 of 1%) to be added or subtracted from such Eurodollar Base Rate.

     "Competitive Bid Note" means any promissory note issued at the request of a Lender pursuant to Section 2.12 to evidence its Competitive Bid Loans in the form of Exhibit E-2 hereto.

     "Competitive Bid Quote" means a Competitive Bid Quote substantially in the form of Exhibit H hereto completed and delivered by a Lender to the Agent in accordance with Section 2.3.4.

     "Competitive Bid Quote Request" means a Competitive Bid Quote Request substantially in the form of Exhibit F hereto completed and delivered by the Borrower to the Agent in accordance with Section 2.3.2.

     "Consolidated Group" means the Borrower, General Partner and all Subsidiaries which are consolidated with the General Partner for financial reporting purposes under Agreement Accounting Principles.

     "Consolidated Group Pro Rata Share" means, with respect to any Investment Affiliate, the percentage of the total equity ownership interests held by the Consolidated Group in the aggregate, in such Investment Affiliate determined by calculating the greater of (i) the percentage of the issued and outstanding stock, partnership interests or membership interests in such Investment Affiliate held by the Consolidated Group in the aggregate and (ii) the percentage of the total book value of such Investment Affiliate that would be received by the Consolidated Group in the aggregate, upon liquidation of such Investment Affiliate, after repayment in full of all Indebtedness of such Investment Affiliate.

     "Consolidated Interest Expense" means, for any period without duplication, the sum of (a) the amount of interest expense, determined in accordance with Agreement Accounting Principles, of the Consolidated Group for such period attributable to Consolidated Outstanding Indebtedness during such period plus (b) the Consolidated Group Pro Rata Share of any interest expense, determined in accordance with Agreement Accounting Principles, of any Investment Affiliate, for such period, whether recourse or non-recourse, less (c) with respect to each direct or indirect consolidated Subsidiary of the Borrower which is not a Wholly-Owned Subsidiary of Borrower, a percentage of any interest expense attributable to such consolidated Subsidiary which is included under clause (a) of this definition and which is not related to Indebtedness which is a Guarantee Obligation of the Borrower or General Partner equal to the percentage ownership interest in such consolidated Subsidiary which is not held directly or indirectly by the Borrower.

     "Consolidated Outstanding Indebtedness" means, as of any date of determination, without duplication, the sum of (a) all Indebtedness of the Consolidated Group outstanding at such date, determined on a consolidated basis in accordance with Agreement Accounting Principles, plus (b) the applicable Consolidated Group Pro Rata Share of any Indebtedness of each Investment Affiliate other than Indebtedness of such Investment Affiliate to a member of the Consolidated Group.

     "Consolidated Secured Indebtedness" means, as of any date of determination, without duplication, the sum of (a) the aggregate principal amount of that portion of the Consolidated Outstanding Indebtedness which is secured by any Lien on the Property of Borrower or its Subsidiaries, without regard to recourse, plus (b) the excess, if any, over $5,000,000, of the sum of (x) the aggregate principal amount of all Senior Unsecured Indebtedness of the Subsidiaries of the Borrower which have not furnished Subsidiary Guaranties, determined on a consolidated basis in accordance with Agreement Accounting Principles and (y) a percentage of the aggregate principal amount of all Indebtedness of each Investment Affiliate equal to the greater of (x) the percentage of such Indebtedness for which any member of the Consolidated Group is liable and (z) the Consolidated Group Pro Rata Share of such Investment Affiliate.

     "Controlled Group" means all members of a controlled group of corporations or other business entities and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any of its Subsidiaries, are treated as a single employer under
Section 414 of the Code.

     "Conversion/Continuation Notice" is defined in Section 2.2.4.

     "Credit Extension" means the making of an Advance or the issuance of a Facility LC hereunder.

     "Credit Extension Date" means the Borrowing Date for an Advance or the issuance date for a Facility LC.

     "Default" means an event described in Article VII.

     "Defaulting Lender" means any Lender which fails or refuses to perform any of its obligations under this Agreement within the time period specified for performance of such obligation, or, if no time frame is specified, if such failure or refusal continues for a period of five Business Days after written notice from the Agent, provided that if such Lender cures such failure or refusal, such Lender shall cease to be a Defaulting Lender.

     "Development Property Valuation" means, as to any Development Property, the project cost until after the earlier of (i) the first annual anniversary date of the date on which such Development Property was completed, or (ii) the first fiscal quarter in which the occupancy rate for the average number of units (computed on a weighted average basis) in such Development Property is at least 85% (the earlier of (i) and (ii) is hereinafter referred to as the "Transition Date"), at which time it means

         (a) for the first fiscal quarter after the Transition Date, the quotient obtained by dividing (i) Net Operating Income of such Development Property for such quarter multiplied by four and (ii) a capitalization rate equal to 8.75%; or

         (b) for the second fiscal quarter after the Transition Date, the quotient obtained by dividing (i) Net Operating Income of such Development Property for such most recent two quarters multiplied by two and (ii) a capitalization rate equal to 8.75%; or

         (c) for the third fiscal quarter after the Transition Date, the quotient obtained by dividing (i) Net Operating Income of such Development Property for such most recent three quarters multiplied by four thirds and (ii) a capitalization rate equal to 8.75%.

     "Development Properties" means Real Estate comprised of multi-family projects under construction, under major renovation, in pre-construction phases of the development process, but not yet completed, or which have been completed for less than four (4) quarters after the relevant
Transition Date.

     "EBITDA" means, for any Person for any period, the sum of (a) Net Income, plus (b) depreciation and amortization expense, plus (c) interest expense, plus (d) income taxes deducted from Net Income in accordance with Agreement Accounting Principles, plus (e) extraordinary losses (and any unusual losses arising in or outside the ordinary course of business of such Person not included in extraordinary losses) determined in accordance with Agreement Accounting Principles that have been reflected in the determination of Net Income, minus (f) extraordinary gains (and any unusual gains arising in or outside the ordinary course of business of such Person not included in extraordinary gains) determined in accordance with Agreement Accounting Principles that have been reflected in the determination of Net Income, minus (g) earnings of consolidated Subsidiaries which are not Wholly-Owned Subsidiaries for such period distributed to minority interests not previously deducted in the calculation of Net Income. With regard to the foregoing sentence, for each consolidated Subsidiary of the Borrower in which the Borrower does not directly or indirectly hold a 100% ownership interest, each of clauses (e) and (f) shall exclude the prorata share of such item attributable to minority interest holders which do not hold operating partnership units convertible to stock in the General Partner.

     "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to (i) the protection of the environment, (ii) the effect of the environment on human health, (iii) emissions, discharges or releases of pollutants, contaminants, hazardous substances or wastes into surface water, ground water or land, or (iv) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, hazardous substances or wastes or the clean-up or other remediation thereof.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rule or regulation issued thereunder.

     "Eurodollar Advance" means a Eurodollar Ratable Advance, a Eurodollar Bid Rate Advance, or both, as the context may require.

     "Eurodollar Base Rate" means, with respect to a Eurodollar Advance for the relevant Eurodollar Interest Period (A) with respect to 14-day Interest Periods, the rate reasonably determined by the Agent as its 14-day eurodollar rate at approximately 11:00 a.m. (Chicago time) two Business Days prior to the first day of such Interest Period or (B) with respect to one, two, three or six month Interest Periods, the applicable British Bankers' Association LIBOR rate for deposits in U.S. dollars as reported by any generally recognized financial information service as of 11:00 a.m. (London time) two Business Days prior to the first day of such Eurodollar Interest Period, and having a maturity equal to such Eurodollar Interest Period, provided that, if no such British Bankers' Association LIBOR rate is available to the Agent, the applicable Eurodollar Base Rate for the relevant Eurodollar Interest Period shall instead be the rate determined by the Agent to be the rate at which Bank One or one of its Affiliate banks offers to place deposits in U.S. dollars with first-class banks in the London interbank market at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Eurodollar Interest Period, in the approximate amount of Bank One's relevant Eurodollar Ratable Loan, or in the case of a Eurodollar Bid Rate Advance, the amount of the Eurodollar Bid Rate Advance requested by the Borrower, and having a maturity equal to such Eurodollar Interest Period.

     "Eurodollar Loan" means a Eurodollar Ratable Loan or a Eurodollar Bid Rate Loan, or both, as the context may require.

     "Eurodollar Rate" means, with respect to a Eurodollar Ratable Advance for the relevant Eurodollar Interest Period, the sum of (i) the quotient of
(a) the Eurodollar Base Rate applicable to such Eurodollar Interest Period, divided by (b) one minus the Reserve Requirement (expressed as a decimal) applicable to such Eurodollar Interest Period, plus (ii) the Applicable Margin.

     "Eurodollar Auction" means a solicitation of Competitive Bid Quotes setting forth Competitive Bid Margins pursuant to Section 2.3.

     "Eurodollar Bid Rate" means, with respect to a Eurodollar Bid Rate Loan made by a given Lender for the relevant Eurodollar Interest Period, the sum of (i) the quotient of (a) the Eurodollar Base Rate applicable to such Interest Period, divided by (b) one minus the Reserve Requirement (expressed as a decimal) applicable to such Interest Period, plus (ii) the Competitive Bid Margin offered by such Lender and accepted by the Borrower.

     "Eurodollar Bid Rate Advance" means a Competitive Bid Advance which bears interest at a Eurodollar Bid Rate.

     "Eurodollar Bid Rate Loan" means a Loan which bears interest at a Eurodollar Bid Rate.

     "Eurodollar Interest Period" means, with respect to a Eurodollar Advance, a period of fourteen (14) days or one, two, three or six months commencing on a Business Day selected by the Borrower pursuant to this Agreement. A Eurodollar Interest Period of one, two, three or six months shall end on the day which corresponds numerically to such date one, two, three or six months thereafter, provided, however, that if there is no such numerically corresponding day in such next, second, third or sixth succeeding month, such Eurodollar Interest Period shall end on the last Business Day of such next, second, third or sixth succeeding month. If a Eurodollar Interest Period would otherwise end on a day which is not a Business Day, such Eurodollar Interest Period shall end on the next succeeding Business Day, provided, however, that if, with respect to a one, two, three or six month Interest Period, said next succeeding Business Day falls in a new calendar month, such Eurodollar Interest Period shall end on the immediately preceding Business Day.

     "Eurodollar Ratable Advance" means a Ratable Advance which bears interest at a Eurodollar Rate requested by the Borrower pursuant to Section 2.2.

     "Eurodollar Ratable Loan" means a Ratable Loan which bears interest at a Eurodollar Rate requested by the Borrower pursuant to Section 2.2.

     "Excluded Taxes" means, in the case of each Lender or applicable Lending Installation and the Agent, taxes imposed on its overall net income, and franchise taxes imposed on it, by (i) the jurisdiction under the laws of which such Lender or the Agent is incorporated or organized or
(ii) the jurisdiction in which the Agent's or such Lender's principal executive office or such Lender's applicable Lending Installation is located.

     "Exhibit" refers to an exhibit to this Agreement, unless another document is specifically referenced.

     "Extension Request" is defined in Section 2.18.

     "Facility LC" is defined in Section 2.19.1.

     "Facility LC Application" is defined in Section 2.19.3.

     "Facility LC Collateral Account" is defined in Section 2.19.11.

     "Facility Termination Date" means May 19, 2006 or any later date as may be specified as the Facility Termination Date in accordance with
Section 2.18 or any earlier date on which the Aggregate Commitment is reduced to zero or otherwise terminated pursuant to the terms hereof.

     "Federal Funds Effective Rate" means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:00 a.m. (Chicago time) on such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by the Agent in its sole discretion.

     "Financeable Ground Leases" means, a ground lease reasonably satisfactory to the Administrative Agent, which must provide customary protections for a potential leasehold mortgagee ("Mortgagee") which include, among other things (i) a remaining term, including any optional extension terms exercisable unilaterally by the tenant, of no less than 25 years from the date hereof, (ii) that the ground lease will not be terminated until the Mortgagee has received notice of a default, has had a reasonable opportunity to cure or complete foreclosure, and has failed to do so, (iii) provision for a new lease on the same terms to the Mortgagee as tenant if the ground lease is terminated for any reason,
(iv) transferability of the tenant's interest under the ground lease without any requirement for consent of the ground lessor unless based on delivery of customary assignment and assumption agreements from the transferor and transferee, (v) the ability of the tenant to mortgage tenant's interest under the ground lease without any requirement for consent of the ground lessor, and (vi) that the tenant under the ground lease is entitled to all insurance proceeds and condemnation awards (other than the amount attributable to landlord's fee interest in the land if an adjustment in rent is provided for in connection therewith).

     "Financial Contract" of a Person means (i) any exchange-traded or over-the-counter futures, forward, swap or option contract or other financial instrument with similar characteristics or (ii) any Rate Management Transaction.

     "Fixed Charges" shall mean, for any period, the sum of
(i) Consolidated Interest Expense, (ii) all scheduled principal payments due on account of Consolidated Outstanding Indebtedness (excluding balloon payments), (iii) all dividends payable on account of preferred stock of the General Partner or preferred operating partnership units of the Borrower or any other Person in the Consolidated Group and (iv) all current amounts due under Capitalized Lease Obligations of the Borrower and any other Person in the Consolidated Group.

     "Fixed Rate" means the Eurodollar Rate, the Eurodollar Bid Rate or the Absolute Rate.

     "Fixed Rate Advance" means an Advance which bears interest at a Fixed
Rate.

     "Fixed Rate Loan" means a Loan which bears interest at a Fixed Rate.

     "Floating Rate" means, for any day, a rate per annum equal to (i) the Alternate Base Rate for such day plus (ii) the Applicable Margin, in each case changing when and as the Alternate Base Rate or Applicable Margin changes.

     "Floating Rate Advance" means an Advance which, except as otherwise provided in Section 2.10, bears interest at the Floating Rate.

     "Floating Rate Loan" means a Loan which, except as otherwise provided in Section 2.10, bears interest at the Floating Rate.

     "Fund" means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

     "Funds From Operations" means Net Income excluding gains (or losses) from sales of income producing property held for investment, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect funds from operations on the same basis. The foregoing definition shall be deemed amended from time to time to be consistent with the definition of Funds From Operations promulgated by the National Association of Real Estate Investment Trusts.

     "General Partner" means AMLI Residential Properties Trust, a Maryland real estate investment trust that is listed on the New York Stock Exchange.

General Partner is the sole general partner of Borrower.

     "Guarantors" means collectively, the General Partner and each Material Subsidiary of the Borrower or the General Partner, including Material Subsidiaries formed or acquired after the date hereof.

     "Guaranty" means that certain Guaranty executed by the Guarantors in favor of the Agent, for the ratable benefit of the Lenders, as it may be amended or modified and in effect from time to time.

     "Guarantee Obligation" means, as to any Person (the "guaranteeing person"), any obligation (determined without duplication) of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any Letter of Credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counter-indemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness , leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefore, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or
(iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; PROVIDED, HOWEVER, that the term "Guarantee Obligation" shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the maximum stated amount of the primary obligation relating to such Guarantee Obligation (or, if less, the maximum stated liability set forth in the instrument embodying such Guarantee Obligation), PROVIDED, that in the absence of any such stated amount or stated liability, the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith. The amount of Guarantee Obligations pertaining to Investment Affiliates will be net of the pro rata share of any rights of reimbursements, indemnification, or contribution obligations provided by any non-Consolidated Group member or partner who in the Agent's judgment is a creditworthy institutional investor.

     "Improvements" means all improvements now or at any time hereafter located on any of the Real Estate (or any designated part thereof).

     "Indebtedness" of any Person at any date means, without duplication,
(a) all indebtedness of such Person for borrowed money including without limitation any repurchase obligation or liability of such Person with respect to securities, accounts or notes receivable sold by such Person,
(b) all obligations of such Person for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), to the extent such obligations constitute indebtedness for the purposes of Agreement Accounting Principles, (c) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (d) all Capitalized Lease Obligations of such Person, (e) all obligations of such Person in respect of acceptances issued or created for the account of such Person, (f) all Guarantee Obligations of such Person (excluding in any calculation of consolidated Indebtedness of the Consolidated Group, Guarantee Obligations of one member of the Consolidated Group in respect of primary obligations of any other member of the Consolidated Group), (g) all reimbursement obligations of such Person for letters of credit and other contingent liabilities, (h) any Net Mark-to-Market Exposure and (i) all liabilities secured by any lien (other than liens for taxes not yet due and payable) on any property owned by such Person if such Person has not assumed or otherwise become liable for the payment thereof (limited to the lesser of the recourse to such property and the fair market value of such property).

     "Interest Period" means, a Eurodollar Interest Period or an Absolute Rate Interest Period.

     "Investment" of a Person means any loan, advance (other than commission, travel and similar advances to officers and employees made in the ordinary course of business), extension of credit (other than accounts receivable arising in the ordinary course of business on terms customary in the trade) or contribution of capital by such Person; stocks, bonds, mutual funds, partnership interests, notes, debentures or other securities owned by such Person; any deposit accounts and certificate of deposit owned by such Person; and structured notes, derivative financial instruments and other similar instruments or contracts owned by such Person.

     "Investment Affiliate" means any Person in which the Consolidated Group, directly or indirectly, has an ownership interest, whose financial results are not consolidated under Agreement Accounting Principles with the financial results of the Consolidated Group.

     "Invitation for Competitive Bid Quotes" means an Invitation for Competitive Bid Quotes substantially in the form of Exhibit G hereto, completed and delivered by the Agent to the Lenders in accordance with
Section 2.3.3.

     "LC Fee" is defined in Section 2.19.4.

     "LC Issuer" means Bank One (or any subsidiary or affiliate of Bank One designated by Bank One) in its capacity as issuer of Facility LCs hereunder.

     "LC Obligations" means, at any time, the sum, without duplication, of
(i) the aggregate undrawn stated amount under all Facility LCs outstanding at such time plus (ii) the aggregate unpaid amount at such time of all Reimbursement Obligations.

     "LC Payment Date" is defined in Section 2.19.5.

     "Lenders" means the lending institutions listed on the signature pages of this Agreement or who become Lenders pursuant to Sections 2.20 or
12.3 and their respective successors and assigns. Unless otherwise specified, the term "Lenders" includes Bank One in its capacity as Swing Line Lender and excludes Participants.

     "Lending Installation" means, with respect to a Lender or the Agent, the office, branch, subsidiary or affiliate of such Lender or the Agent listed on the signature pages hereof or on a Schedule or otherwise selected by such Lender or the Agent pursuant to Section 2.16.

     "Letter of Credit" of a Person means a letter of credit or similar instrument which is issued upon the application of such Person or upon which such Person is an account party or for which such Person is in any way liable.

     "Lien" means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or other arrangement granting preferential rights to an asset in connection with a creditor's claim of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement, but excluding the interest of a lessor under an operating lease).

     "Loan" means, a Ratable Loan, a Competitive Bid Loan or a Swing Line
Loan.

     "Loan Documents" means this Agreement, any Notes issued pursuant to
Section 2.12, the Facility LC Applications and the Guaranty.

     "Material Adverse Effect" means a material adverse effect on (i) the financial condition of the Borrower, the General Partner and their Subsidiaries taken as a whole as represented in the most recent financial statements delivered pursuant to Section 6.1, (ii) the ability of the Borrower or any Guarantor to perform its material obligations under the Loan Documents to which it is a party, or (iii) the validity or enforceability of the material provisions of any of the Loan Documents or the material rights or remedies of the Agent, the LC Issuer or the Lenders thereunder.

     "Material Indebtedness" means either (i) Recourse Indebtedness in an outstanding principal amount of $10,000,000 or more in the aggregate (or the equivalent thereof in any currency other than U.S. dollars) or (ii) Non-Recourse Indebtedness in an outstanding principal amount of $25,000,000 or more in the aggregate (or the equivalent thereof in any currency other than U.S. Dollars or (iii) Rate Management Transactions with a Net Market-to-Market Exposure of $5,000,000 or more in the aggregate, provided that, in the case of Non-Recourse Indebtedness of an Investment Affiliate only the Consolidated Group Pro Rata Share of such Non-Recourse Indebtedness shall be included in the determination of whether such Indebtedness is Material Indebtedness.

     "Material Indebtedness Agreement" means any agreement under which any Material Indebtedness was created or is governed or which provides for the incurrence of Indebtedness in an amount which would constitute Material Indebtedness (whether or not an amount of Indebtedness constituting Material Indebtedness is outstanding thereunder).

     "Material Subsidiary" means AMLI Management Company, AMLI Residential Construction, LLC and any additional Wholly-Owned Subsidiaries which in Agent's discretion are determined in the future, to contribute materially to the Borrower's core business activities, except that Agent shall not require a special purpose entity set up to own specific assets in connection with the secured financing of such assets to be a Guarantor.

     "Modify" and "Modification" are defined in Section 2.19.1.

     "Moody's" means Moody's Investors Service, Inc. or any successor which issues financial ratings.

     "Monetary Default" means any Default or Unmatured Default involving Borrower's failure to pay any of the Obligations when due.

     "Net Income" means net income determined in accordance with Agreement Accounting Principles.

     "Net Mark-to-Market Exposure" of a Person means, as of any date of determination, the amount required to be reported as a liability of such Person arising from Rate Management Transactions in accordance with Agreement Accounting Principles.

     "Net Operating Income" means operating income from Real Estate (as determined in accordance with Agreement Accounting Principles) minus
(a) all operating expenses (as determined in accordance with Agreement Accounting Principles but excluding exterior painting, parking lot maintenance and roofing expenses which could qualify for capitalization under Agreement Accounting Principles) incurred in connection with and directly attributable to the generation of such operating income but excluding interest expense and other debt service charges and any non-cash charges such as depreciation or amortization of financing costs, (b) an assumed management fee equal to 4% of gross rental income (less any management fees included in Property expenses under clause (a)) and (c) an annual capital reserve equal to $150 for each Unit.

     "Net Worth" means, at any date, with respect to any Person the amount of consolidated stockholders', members' or partners' (as applicable) equity of such Person and its consolidated Subsidiaries as shown on its balance sheet as of such date in accordance with Agreement Accounting Principles.

     "Non-Recourse Indebtedness" means Indebtedness for which recourse is limited (except for customary non-recourse carveouts, environmental guarantees or deeply subordinated guarantees executed by Persons owning minority interests in the Borrower or a Subsidiary in order to preserve such Person's tax basis) to collateral pledged to secure repayment of such Indebtedness.

     "Non-U.S. Lender" is defined in Section 3.5(iv).

     "Notes" means, collectively, all of the Competitive Bid Notes and all of the Ratable Notes which may be issued hereunder, and "Note" means any one of the Notes.

     "Obligations" means all unpaid principal of and accrued and unpaid interest on the Credit Extensions, all Reimbursement Obligations, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the Borrower to the Lenders or to any Lender, the Agent, the LC Issuer or any indemnified party arising under the Loan Documents.

     "Other Taxes" is defined in Section 3.5(ii).

     "Outstanding Credit Exposure" means, as to any Lender at any time, the sum of (i) the aggregate principal amount of its Ratable Loans outstanding at such time, plus (ii) an amount equal to its Pro Rata Share of the LC Obligations at such time plus (iii) an amount equal to its Pro Rata Share of the aggregate principal amount of Swing Line Loans outstanding at such time.

     "Participants" is defined in Section 12.2.1.

     "Payment Date" means, with respect to interest on Floating Rate Advances, the last day of each month and for all other purposes the last day of each March, June, September and December, except as provided in
Section 2.14.

     "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

     "Person" means any natural person, corporation, firm, joint venture, partnership, limited liability company, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

     "Plan" means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which the Borrower or any member of the Controlled Group may have any liability.

     "Pricing Schedule" means the Schedule attached hereto identified as such.

     "Prior Credit Agreement" means the Restated Credit Agreement dated as of November 11, 2000, as amended, among the Borrower, the lenders party thereto and Wachovia Bank, N.A., as agent.

     "Prime Rate" means a rate per annum equal to the prime rate of interest announced from time to time by Agent or its parent (which is not necessarily the lowest rate charged to any customer), changing when and as said prime rate changes.

     "Property" mean, collectively, the Real Estate, the Improvements, and all other real or personal property and assets, and any interests therein.

     "Pro Rata Share" means, with respect to a Lender, a portion equal to a fraction the numerator of which is such Lender's Commitment and the denominator of which is the Aggregate Commitment.

     "Purchasers" is defined in Section 12.3.1.

     "Qualifying Investment Affiliate" means any Subsidiary or Investment Affiliate with respect to which (i) the Borrower directly or indirectly through one of its 90% or more owned Subsidiaries has management control and (ii) the sale or financing of any Property owned by such entity is substantially controlled by Borrower, subject to customary provisions set forth in the organizational documents of such entity with respect to refinancing or rights of first refusal or first offer granted to other members of such entity. For purposes of the preceding sentence, the sale or financing of a Property owned by a Qualifying Investment Affiliate shall be deemed to be substantially controlled by Borrower if Borrower directly or indirectly through one of its 90% or more owned Subsidiaries has the ability to exercise a buy/sell right in the event of a disagreement regarding the sale or financing of such Property and such buy/sell provision is consistent with the following guidelines for the purchase/sale of a Person's ownership interest in such entity or a Property owned by such entity:

           (a) The buy/sell provision may be invoked by either member of a Qualifying Investment Affiliate if they fail to agree upon a major decision concerning a Property or as otherwise specified in the organization documents of the Qualifying Investment Affiliate;

           (b) The initiating member is required to deliver notice to the other member of its intent to initiate the buy-sell provision and state the cash purchase price such member is willing to pay for the Property or the other member's ownership interest in the Qualifying Investment Affiliate (as applicable);

           (c) The responding member shall have not more than sixty (60) days within which to elect to either (a) sell the Property or its entire ownership interest (as applicable) to the offering member, or (b) purchase the Property or such offering member's ownership interest (as applicable); and

           (d) The closing shall occur within one hundred eighty (180) days after the date of the original notice from the initiating member.

           In no event shall a Subsidiary or Investment Affiliate be a Qualifying Investment Affiliate if it has Indebtedness that is recourse to the Subsidiary or Investment Affiliate other than in respect of Facility LCs and trade payables in the ordinary course of business.

           In addition to the above, an Investment Affiliate shall only be considered a Qualifying Investment Affiliate if the non-Consolidated Group members are sponsors or affiliates of one of the following:

           (a)   New York State Common Retirement Fund;

           (b)   Endowment Realty Investors;

           (c) PRISA I or PRISA II, or other similar affiliate of, or fund sponsored by, Prudential Financial, Inc. or Prudential Investment Management, Inc.;

           (d)   Northwestern Mutual Life Insurance Company; or

           (e) Any other institutional investor of similar standing to the foregoing, including its affiliates, that has at least $500,000,000 of assets under management and is acceptable to the Agent in its sole discretion.

     "Ratable Advance" means a borrowing under Section 2.2 hereof (i) made by the Lenders on the same Borrowing Date, or (ii) converted or continued by the Lenders on the same date of conversion or continuation, consisting, in either case, of the aggregate amount of the several Ratable Loans of the same Type and, in the case of Eurodollar Ratable Loans, for the same Interest Period.

     "Ratable Borrowing Notice" is defined in Section 2.2.3.

     "Ratable Loan" means a Loan made by a Lender pursuant to Section 2.2 hereof.

     "Ratable Note" means any promissory note issued at the request of a Lender pursuant to Section 2.12 to evidence its Ratable Loans in the form of Exhibit E-1 hereto.

     "Rate Management Transaction" means any transaction (including an agreement with respect thereto) now existing or hereafter entered by the Borrower which is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures.

     "Rate Management Obligations" of a Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all Rate Management Transactions, and (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any Rate Management Transactions.

     "Rating Period" means any period prior to the Facility Termination Date during which the Borrower's or General Partner's long-term, senior unsecured debt has been rated by either S&P or Moody's at least BBB- (S&P) or Baa3 (Moody's).

     "Real Estate" means all real property and Improvements at any time owned or leased (as lessee or sublessee).

     "Recourse Indebtedness" means Indebtedness other than Non-Recourse Indebtedness.

     "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

     "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.

     "Reimbursement Obligations" means, at any time, the aggregate of all obligations of the Borrower then outstanding under Section 2.19 to reimburse the LC Issuer for amounts paid by the LC Issuer in respect of any one or more drawings under Facility LCs.

     "Reportable Event" means a reportable event as defined in Section
4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC has by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided, however, that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.

     "Reports" is defined in Section 9.6.

     "Required Lenders" means Lenders in the aggregate having at least 66-2/3% of the Aggregate Commitment (not held by Defaulting Lenders who are not entitled to vote) or, if the Aggregate Commitment has been terminated, Lenders in the aggregate holding at least 66-2/3% of the Aggregate Outstanding Credit Exposure (not held by Defaulting Lenders who are not entitled to vote).

     "Reserve Requirement" means, with respect to an Interest Period, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D on Eurocurrency liabilities.

     "S&P" means Standard and Poor's Ratings Services, a division of The McGraw Hill Companies, Inc., or any successor which issues financial ratings.

     "Sale and Leaseback Transaction" means any sale or other transfer of Property by any Person with the intent to lease such Property as lessee.

     "Schedule" refers to a specific schedule to this Agreement, unless another document is specifically referenced.

     "Section" means a numbered section of this Agreement, unless another document is specifically referenced.

     "Service Companies" means AMLI Management Company, AMLI Residential Construction, LLC and AMLI Institutional Advisors, Inc.

     "Single Employer Plan" means a Plan maintained by the Borrower or any member of the Controlled Group for employees of the Borrower or any member of the Controlled Group.

     "Subsidiary" of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (ii) any partnership, limited liability company, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled, or (iii) a Qualifying Investment Affiliate. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a Subsidiary of the Borrower or the General Partner.

     "Substantial Portion" means assets which represent more than 20% of Total Asset Value.

     "Swing Line Borrowing Notice" is defined in Section 2.5.2.

     "Swing Line Commitment" means the obligation of the Swing Line Lender to make Swing Line Loans up to a maximum principal amount of $20,000,000 at any one time outstanding.

     "Swing Line Lender" means Bank One or such other Lender which may succeed to its rights and obligations as Swing Line Lender pursuant to the terms of this Agreement.

     "Swing Line Loan" means a Loan made available to the Borrower by the Swing Line Lender pursuant to Section 2.5.

     "Tangible Net Worth" means, at any date, the Net Worth of the General Partner including the book value of redeemable convertible preferred shares and minority interests, less the aggregate amount of all goodwill and other assets that are properly classified as "intangible assets" at such date in accordance with Agreement Accounting Principles.

     "Taxes" means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and any and all liabilities with respect to the foregoing, but excluding Excluded Taxes and Other Taxes.

     "Total Asset Value" means on any date of determination, the sum of the following, without duplication: (a) all cash and Cash Equivalent Investments of the Consolidated Group and the Consolidated Group Pro Rata Share of Investment Affiliates, excluding restricted cash and non-refundable escrow deposits made and refundable security deposits held, plus
(b) the aggregate value of all Development Properties of both the Consolidated Group and the Consolidated Group Pro Rata Share of Investment Affiliates, determined by the Development Property Valuation, plus (c) the quotient obtained by dividing (i) trailing four quarters Net Operating Income of the Consolidated Group and the Consolidated Group Pro Rata Share of Investment Affiliates from completed and stabilized Real Estate (i.e. adjusted to exclude in the calculation thereof any income included under preceding clause (b) and income from acquired Real Estate included under clause (d) below) by (ii) a capitalization rate equal to 8.75% per annum, plus (d) the aggregate value of all Real Estate acquired by the Consolidated Group and the Consolidated Group Pro Rata Share of such Real Estate acquired by an Investment Affiliate, determined by the Acquisition Property Valuation, plus (e) the lower of cost or market value of all Unimproved Land of the Consolidated Group and the Consolidated Group Pro Rata Share of Investment Affiliates, plus (f) the book value of notes, mortgages, stock holdings, non-apartment properties and other evidences of indebtedness held by the Consolidated Group and the Consolidated Group Pro Rata Share of the book value of such assets held by Investment Affiliates, and (g) the quotient obtained by dividing (i) trailing four quarter EBITDA as of the last day of the immediately preceding calendar quarter from Service Companies of the Consolidated Group or the Consolidated Group Pro Rata Share of trailing four quarter EBITDA as of the last day of the immediately preceding calendar quarter from Investment Affiliates whose principle activity is not owning income producing Real Estate assets, by
(ii) a capitalization rate equal to 15% per annum.

     "Transferee" is defined in Section 12.4.

     "Type" means, with respect to any Advance, its nature as a Floating Rate Advance, an Absolute Rate Advance, a Eurodollar Bid Rate Advance, Eurodollar Ratable Advance or a Swing Line Loan.

     "Unencumbered Asset" means, any multi-family property located in the United States 100% of which is owned in fee simple or leased fee under a Financable Ground Lease by the Borrower or a Guarantor, or is owned by a Qualifying Investment Affiliate which, as of any date of determination or for the applicable period, (a) except as permitted by Section 6.15 (i)-(iv) below is not subject to any Liens or claims (including restrictions on transferability or assignability) of any kind (including any such Lien, claim or restriction imposed by any applicable organizational documents of any Subsidiary other than rights of members or partners in Qualifying Investment Affiliates to approve sales and financings and buy-sell, first refusal or similar rights in favor of members or partners in Qualifying Investment Affiliates in the event of a disagreement respecting sale or financing), (b) is not subject to any agreement (including (i) any agreement governing Indebtedness incurred in order to finance or refinance the acquisition of such asset, and (ii) any applicable organizational document which prohibits or limits the ability of the Borrower or any Guarantor or any Qualified Investment Affiliate to create, incur, assume or suffer to exist any Lien upon any assets or Capital Stock of the Borrower or any Guarantor or any Qualified Investment Affiliate, including, without limitation, any negative pledge or similar covenant or restriction, other than rights of members or partners in Qualifying Investment Affiliates to approve sales and financings and buy-sell, first refusal or similar rights in favor of members or partners in Qualifying Investment Affiliates in the event of a disagreement respecting sale or financing) (c) is not subject to any agreement (including any agreement governing Indebtedness incurred in order to finance or refinance the acquisition of such asset) which entitles any Person to the benefit of any Lien on any assets or Capital Stock of the Borrower or any Guarantor or any Qualifying Investment Affiliate, or would entitle any Person to the benefit of any Lien on such assets or Capital Stock upon the occurrence of any contingency (including, without limitation, pursuant to an "equal and ratable" clause), and (d) either has been improved with an income-producing building or buildings which are substantially completed and occupied or is currently a Development Property. For the purposes of this Agreement, any Property of a Guarantor or a Qualifying Investment Affiliate shall not be deemed to be unencumbered unless (i) both such Property and all Capital Stock of such Guarantor or Qualifying Investment Affiliate held directly or indirectly by the Borrower is unencumbered, (ii) each intervening entity between the Borrower and such Guarantor or Qualifying Investment Affiliate does not have any Indebtedness for borrowed money or, if such entity has any Indebtedness, such Indebtedness is unsecured and the entity is a Guarantor or a Qualifying Investment Affiliate and (iii) no event has occurred or condition exists described in Section 7.6 or 7.7 hereof with respect to a Qualifying Investment Affiliate (regardless of the Total Asset Value attributable to such Qualifying Investment Affiliate).

     "Unencumbered Asset Value" means the sum of (a) all cash and Cash Equivalent Investments of the Consolidated Group and the Consolidated Group Pro Rata Share of Qualifying Investment Affiliates, excluding restricted cash and non-refundable escrow deposits made and refundable security deposits held, plus (b) the quotient obtained by dividing (i) trailing four quarters Unencumbered Net Operating Income of the Consolidated Group minus the Unencumbered Net Operating Income from properties sold by the Consolidated Group during the trailing quarters, by (ii) a capitalization rate equal to 8.75% per annum, plus (c) 75% of the quotient obtained by dividing (i) trailing four quarters Unencumbered Net Operating Income of the Consolidated Group Pro Rata Share of Qualifying Investment Affiliates minus Consolidated Group Pro Rata Share of the Unencumbered Net Operating Income from properties sold by Qualifying Investment Affiliates during the trailing four quarters, by (ii) a capitalization rate equal to 8.75% per annum plus 75% of the value of the Consolidated Group Pro Rata Share of Unencumbered Assets owned by Qualifying Investment Affiliates for less than four full fiscal quarters as determined by the Acquisition Property Valuation, plus (d) the value of Unencumbered Assets owned by the Consolidated Group for less than four full fiscal quarters as determined by the Acquisition Property Valuation, plus (e) 75% of the aggregate value of Development Properties, determined by the Development Property Valuation, of the Consolidated Group that meet the criteria of an Unencumbered Asset, plus (f) the lower of cost or market value of Borrower's Atlanta headquarters, as long as such property meets the definition of an Unencumbered Asset (with the exception of clause (d) in the definition of Unencumbered Asset). At no time shall clauses (c) and (e) above be individually greater than 15% and 10%, respectively, of the Unencumbered Asset Value. At no time shall more than 10% of the Unencumbered Asset Value be attributable to Properties subject to a Financable Ground Lease.

     "Unencumbered Net Operating Income" means Net Operating Income generated by Unencumbered Assets.

     "Unimproved Land" means Real Estate upon which no improvements have been started or completed.

     "Unit" means an individual apartment unit located in a multi-family property.

     "Unmatured Default" means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.

     "Unsecured Indebtedness" means Indebtedness for which no collateral has been pledged to secure repayment.

     "Unsecured Interest Expense" means Consolidated Interest Expense attributable to Unsecured Indebtedness.

     "Value of Investment Affiliates" means on any date of determination, the sum of the following, without duplication: (a) all cash and Cash Equivalent Investments of the Consolidated Group Pro Rata Share of Investment Affiliates, excluding restricted cash and non-refundable escrow deposits made and refundable security deposits held, plus (b) the aggregate value of all Development Properties of the Consolidated Group Pro Rata Share of Investment Affiliates, determined by the Development Property Valuation, plus (c) the quotient obtained by dividing (i) trailing four quarters Net Operating Income of the Consolidated Group Pro Rate Share of Investment Affiliates from completed and stabilized Real Estate (i.e. adjusted to exclude in the calculation thereof any income included under preceding clause (b) and income from acquired Real Estate included under clause (d) below) by (ii) a capitalization rate equal to 8.75% per annum, plus (d) aggregate value of the Consolidated Group Pro Rata Share of Real Estate acquired by an Investment Affiliate, determined by the Acquisition Property Valuation, plus (e) the lower of cost or market value of all Unimproved Land of the Consolidated Group Pro Rata Share of Investment Affiliates, plus (f) the Consolidated Group Share of the book value of notes, mortgages, stock holdings, non-apartment properties and evidences of indebtedness held by Investment Affiliates.

     "Wholly-Owned Subsidiary" of a Person means (i) any Subsidiary all of the outstanding voting securities of which shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person, or (ii) any partnership, limited liability company, association, joint venture or similar business organization 100% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

     The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

                              ARTICLE II

                              THE CREDITS
                              -----------

     2.1.  THE FACILITY.

           2.1.1 DESCRIPTION OF FACILITY. The Lenders grant to the Borrower a revolving credit facility pursuant to which, and upon the terms and subject to the conditions herein set forth:

           (i) each Lender severally agrees to make Ratable Loans to the Borrower in accordance with Section 2.2;

           (ii) each Lender severally agrees to participate in Facility LCs issued upon the request of the Borrower;

           (iii) each Lender may, in its sole discretion, make bids to make Competitive Bid Loans to the Borrower in accordance with
     Section 2.3;

           (iv) the Swing Line Lender agrees to make Swing Line Loans to the Borrower in accordance with Section 2.5; and

           (v) the LC Issuer will issue Facility LCs hereunder on the terms and conditions set forth in Section 2.19.

           2.1.2 AMOUNT OF FACILITY. In no event may the sum of (i) the Aggregate Outstanding Credit Exposure plus (ii) the aggregate principal amount of all outstanding Competitive Bid Advances exceed the Aggregate Commitment.

           2.1.3 AVAILABILITY OF FACILITY. Subject to the terms of this Agreement, the facility is available from the date hereof to the Facility Termination Date, and the Borrower may borrow, repay and reborrow prior to the Facility Termination Date. The Commitments to lend hereunder shall expire on the Facility Termination Date.

           2.1.4 REPAYMENT OF FACILITY. The Aggregate Outstanding Credit Exposure and all other unpaid Obligations shall be paid in full by the Borrower on the Facility Termination Date.

     2.2.  RATABLE ADVANCES.

           2.2.1 RATABLE ADVANCES. Each Ratable Advance hereunder shall consist of Loans made from all Lenders ratably in proportion to the ratio that their respective Commitments bear to the Aggregate Commitment. The aggregate outstanding amount of Competitive Bid Advances shall reduce the availability under each Lender's Commitment ratably in the proportion such Lender's Commitment bears to the Aggregate Commitment regardless of which Lender or Lenders make such Competitive Bid Advances.

           2.2.2 TYPES OF RATABLE ADVANCES. The Ratable Advances may be Floating Rate Advances or Eurodollar Ratable Advances, or a combination thereof, selected by the Borrower in accordance with Section 2.2.3.

           2.2.3 METHOD OF SELECTING TYPES AND INTEREST PERIODS FOR
RATABLE ADVANCES. The Borrower shall select the Type of Ratable Advance and, in the case of each Eurodollar Ratable Advance, the Eurodollar Interest Period applicable thereto, from time to time. The Borrower shall give the Agent irrevocable notice (a "Ratable Borrowing Notice") not later than 10:00 a.m. (Chicago time) at least one Business Day before the Borrowing Date of each Floating Rate Advance (other than a Swing Line Loan) and at least three Business Days before the Borrowing Date for each Eurodollar Ratable Advance. Notwithstanding the foregoing, if Borrower has requested a Competitive Bid Advance, a Ratable Borrowing Notice for a Floating Rate Advance may be given not later than 15 minutes after the time which the Borrower is required to reject one or more bids offered in connection with an Absolute Rate Auction pursuant to Section 2.3.6 and a Ratable Borrowing Notice for a Eurodollar Ratable Advance may be given not later than 15 minutes after the time the Borrower is required to reject one or more bids offered in connection with a Eurodollar Auction pursuant to
Section 2.3.6.  A Ratable Borrowing Notice shall specify:

           (i) the Borrowing Date, which shall be a Business Day, of such Ratable Advance,

           (ii)  the aggregate amount of such Ratable Advance,

           (iii) the Type of Ratable Advance selected, and

           (iv) in the case of each Eurodollar Ratable Advance, the Interest Period applicable thereto (which may not end after the Facility Termination Date).

           2.2.4 CONVERSION AND CONTINUATION OF OUTSTANDING RATABLE ADVANCES. Floating Rate Advances (other than Swing Line Loans) shall continue as Floating Rate Advances unless and until such Floating Rate Advances are either converted into Eurodollar Ratable Advances in accordance with this Section 2.2.4 or are repaid in accordance with Section
2.7. Each Eurodollar Ratable Advance shall continue as a Eurodollar Ratable Advance until the end of the then applicable Eurodollar Interest Period therefor, at which time such Eurodollar Ratable Advance shall be automatically converted into a Floating Rate Advance unless (x) such Eurodollar Ratable Advance is or was repaid in accordance with Section 2.8 or (y) the Borrower shall have given the Agent a Conversion/Continuation Notice (as defined below) requesting that, at the end of such Eurodollar Interest Period, such Eurodollar Ratable Advance continue as a Eurodollar Ratable Advance for the same or another Eurodollar Interest Period.
Subject to the terms of Section 2.7, the Borrower may elect from time to time to convert all or any part of a Floating Rate Advance (other than a Swing Line Loan) into a Eurodollar Ratable Advance. The Borrower shall give the Agent irrevocable notice (a "Conversion/Continuation Notice") of each conversion of a Floating Rate Advance into a Eurodollar Ratable Advance, or continuation of a Eurodollar Ratable Advance, not later than 10:00 a.m. (Chicago time) at least three Business Days prior to the date of the requested conversion or continuation, specifying:

           (i) the requested date, which shall be a Business Day, of such conversion or continuation,

           (ii) the aggregate amount and Type of the Ratable Advance which is to be converted or continued, and

           (iii) in the case of a conversion to or continuation of a Eurodollar Ratable Advance, the duration of the Eurodollar Interest Period applicable thereto.

     2.3.  COMPETITIVE BID ADVANCES.

           2.3.1 COMPETITIVE BID OPTION. In addition to Ratable Advances pursuant to Section 2.2, but subject to the terms and conditions of this Agreement (including, without limitation, the limitation set forth in Section 2.1.2 as to the maximum aggregate principal amount of all outstanding Advances hereunder), the Borrower may, as set forth in this
Section 2.3, but only during a Rating Period, request the Lenders, prior to the Facility Termination Date, to make offers to make Competitive Bid Advances to the Borrower. Each Lender may, but shall have no obligation to, make such offers and the Borrower may, but shall have no obligation to, accept any such offers in the manner set forth in this Section 2.3. Each Competitive Bid Advance shall be repaid by the Borrower on the last day of the Interest Period applicable thereto.

           2.3.2 COMPETITIVE BID QUOTE REQUEST. When the Borrower wishes to request offers to make Competitive Bid Loans under this Section 2.3, it shall transmit to the Agent by telecopy a Competitive Bid Quote Request so as to be received no later than (i) 10:00 a.m. (Chicago time) at least five Business Days prior to the Borrowing Date proposed therein, in the case of a Eurodollar Auction, or (ii) 9:00 a.m. (Chicago time) at least one Business Day prior to the Borrowing Date proposed therein, in the case of an Absolute Rate Auction, specifying:

           (a) the proposed Borrowing Date, which shall be a Business Day, for such Competitive Bid Advance,

           (b)   the aggregate principal amount of such Competitive Bid
     Advance,

           (c) whether the Competitive Bid Quotes requested are to set forth a Competitive Bid Margin or an Absolute Rate, or both, and

           (d) the Interest Period applicable thereto (which may not end after the Facility Termination Date).

The Borrower may request offers to make Competitive Bid Loans for more than one Interest Period and for a Eurodollar Auction and an Absolute Rate Auction (alternatively or in combination) within a single Competitive Bid Quote Request. No Competitive Bid Quote Request shall be given within 5 Business Days (or such other number of days as the Borrower and the Agent may agree) of any other Competitive Bid Quote Request. A Competitive Bid Quote Request that does not conform substantially to the format of Exhibit F hereto shall be rejected, and the Agent shall promptly notify the Borrower of such rejection.

           2.3.3 INVITATION FOR COMPETITIVE BID QUOTES. Promptly and in any event before the close of business on the same Business Day of receipt of a Competitive Bid Quote Request that is not rejected pursuant to Section 2.3.2, the Agent shall send to each of the Lenders by telecopy an Invitation for Competitive Bid Quotes substantially in the form of Exhibit G hereto, which shall constitute an invitation by the Borrower to each Lender to submit Competitive Bid Quotes offering to make the Competitive Bid Loans to which such Competitive Bid Quote Request relates in accordance with this Section 2.3.

           2.3.4 SUBMISSION AND CONTENTS OF COMPETITIVE BID QUOTES.

           (i) Each Lender may, in its sole discretion, submit a Competitive Bid Quote containing an offer or offers to make Competitive Bid Loans in response to any Invitation for Competitive Bid Quotes. Each Competitive Bid Quote must comply with the requirements of this
Section 2.3.4 and must be submitted to the Agent by telecopy at its offices specified in or pursuant to Article XIII not later than (a) 9:00 a.m. (Chicago time) at least three Business Days prior to the proposed Borrowing Date, in the case of a Eurodollar Auction or (b) 9:00 a.m. (Chicago time) on the proposed Borrowing Date, in the case of an Absolute Rate Auction (or, in either case upon reasonable prior notice to the Lenders, such other time and date as the Borrower and the Agent may agree); PROVIDED that Competitive Bid Quotes submitted by Bank One may only be submitted if the Agent or Bank One notifies the Borrower of the terms of the offer or offers contained therein not later than 30 minutes prior to the latest time at which the relevant Competitive Bid Quotes must be submitted by the other Lenders. Subject to Articles IV and VIII, any Competitive Bid Quote so made shall be irrevocable except with the written consent of the Agent given on the instructions of the Borrower.

           (ii) Each Competitive Bid Quote shall be in substantially the form of Exhibit H hereto and shall in any case specify:

                 (a) the proposed Borrowing Date, which shall be the same as that set forth in the applicable Invitation for Competitive Bid Quotes,

                 (b) the principal amount of the Competitive Bid Loan for which each such offer is being made, which principal amount (1) may be greater than, less than or equal to the Commitment of the quoting Lender, (2) must be at least $5,000,000 and an integral multiple of $1,000,000, and (3) may not exceed the principal amount of Competitive Bid Loans for which offers were requested,

                 (c) in the case of a Eurodollar Auction, the Competitive Bid Margin offered for each such Competitive Bid Loan,

                 (d) the minimum amount, if any, of the Competitive Bid Loan which may be accepted by the Borrower,

                 (e) in the case of an Absolute Rate Auction, the Absolute Rate offered for each such Competitive Bid Loan,

                 (f) the maximum aggregate amount, if any, of Competitive Bid Loans offered by the quoting Lender which may be accepted by the Borrower, and

                 (g)  the identity of the quoting Lender.

           (iii) The Agent shall reject any Competitive Bid Quote that:

                 (a) is not substantially in the form of Exhibit H hereto or does not specify all of the information required by this
     Section 2.3.4(ii),

                 (b) contains qualifying, conditional or similar language, other than any such language contained in Exhibit H hereto,

                 (c) proposes terms other than or in addition to those set forth in the applicable Invitation for Competitive Bid Quotes, or

                 (d)  arrives after the time set forth in Section
     2.3.4(i).

If any Competitive Bid Quote shall be rejected pursuant to this Section 2.3.4(iii), then the Agent shall notify the relevant Lender of such rejection as soon as practical.

           2.3.5 NOTICE TO BORROWER. The Agent shall promptly notify the Borrower of the terms (i) of any Competitive Bid Quote submitted by a Lender that is in accordance with Section 2.3.4 and (ii) of any Competitive Bid Quote that amends, modifies or is otherwise inconsistent with a previous Competitive Bid Quote submitted by such Lender with respect to the same Competitive Bid Quote Request. Any such subsequent Competitive Bid Quote shall be disregarded by the Agent unless such subsequent Competitive Bid Quote specifically states that it is submitted solely to correct a manifest error in such former Competitive Bid Quote. The Agent's notice to the Borrower shall specify the aggregate principal amount of Competitive Bid Loans for which offers have been received for each Interest Period specified in the related Competitive Bid Quote Request and the respective principal amounts and Eurodollar Bid Rates or Absolute Rates, as the case may be, so offered.

           2.3.6 ACCEPTANCE AND NOTICE BY BORROWER. Not later than (i) 10:00 a.m. (Chicago time) at least three Business Days prior to the proposed Borrowing Date, in the case of a Eurodollar Auction or (ii) 10:00 a.m. (Chicago time) on the proposed Borrowing Date, in the case of an Absolute Rate Auction (or, in either case upon reasonable prior notice to the Lenders, such other time and date as the Borrower and the Agent may agree), the Borrower shall notify the Agent of its acceptance or rejection of the offers so notified to it pursuant to Section 2.3.5; PROVIDED, HOWEVER, that the failure by the Borrower to give such notice to the Agent shall be deemed to be a rejection of all such offers. In the case of acceptance, such notice (a "Competitive Bid Borrowing Notice") shall specify the aggregate principal amount of offers for each Interest Period that are accepted. The Borrower may accept any Competitive Bid Quote in whole or in part (subject to the terms of Section 2.3.4(ii)(d)); PROVIDED that:

           (a) the aggregate principal amount of each Competitive Bid Advance may not exceed the applicable amount set forth in the related Competitive Bid Quote Request,

           (b) acceptance of offers may only be made on the basis of ascending Eurodollar Bid Rates or Absolute Rates, as the case may be, and

           (c) the Borrower may not accept any offer that is described in Section 2.3.4(iii) or that otherwise fails to comply with the requirements of this Agreement.

           2.3.7 ALLOCATION BY AGENT. If offers are made by two or more Lenders with the same Eurodollar Bid Rates or Absolute Rates, as the case may be, for a greater aggregate principal amount than the amount in respect of which offers are accepted for the related Interest Period, the principal amount of Competitive Bid Loans in respect of which such offers are accepted shall be allocated by the Agent among such Lenders as nearly as possible (in such multiples, not greater than $1,000,000, as the Agent may deem appropriate) in proportion to the aggregate principal amount of such offers; PROVIDED, HOWEVER, that no Lender shall be allocated a portion of any Competitive Bid Advance which is less than the minimum amount which such Lender has indicated that it is willing to accept. Allocations by the Agent of the amounts of Competitive Bid Loans shall be conclusive in the absence of manifest error. The Agent shall promptly, but in any event on the same Business Day, notify each Lender of its receipt of a Competitive Bid Borrowing Notice and the aggregate principal amount of such Competitive Bid Advance allocated to each participating Lender.

           2.3.8 ADMINISTRATION FEE. The Borrower hereby agrees to pay to the Agent an administration fee of $2,500 for each Competitive Bid Quote Request transmitted by the Borrower to the Agent pursuant to Section 2.3.2.

Such administration fee shall be payable on the next Payment Date thereafter or if no Payment Date occurs beforehand, on the Facility Termination Date (or such earlier date on which the Aggregate Commitment shall terminate or be cancelled) for any period then ending for which such fee, if any, shall not have been theretofore paid.

           2.3.9 OTHER TERMS. Any Competitive Bid Loan shall not reduce the Commitment of the Lender making such Competitive Bid Loan (except as the availability of other Advances is reduced by the increase in the outstanding Advances due to such Competitive Bid Loan) and each such Bid Lender shall continue to fund its full Pro Rata Share of all Ratable Advances under this Agreement. In no event shall the aggregate amount of all Competitive Bid Loans at any time exceed 50% of the then Aggregate Commitment.

     2.4. METHOD OF BORROWING. Not later than noon (Chicago time) on each Borrowing Date, each Lender shall make available its Loan or Loans in funds immediately available in Chicago to the Agent at its address specified pursuant to Article XIII. The Agent will make the funds so received from the Lenders available to the Borrower at the Agent's aforesaid address.

     2.5.  SWING LINE LOANS.

           2.5.1 AMOUNT OF SWING LINE LOANS. Upon the satisfaction of the conditions precedent set forth in Section 4.2 and, if such Swing Line Loan is to be made on the date of the initial Advance hereunder, the satisfaction of the conditions precedent set forth in Section 4.1 as well, from and including the date of this Agreement and prior to the Facility Termination Date, the Swing Line Lender agrees, on the terms and conditions set forth in this Agreement, to make Swing Line Loans to the Borrower from time to time in an aggregate principal amount not to exceed the Swing Line Commitment, PROVIDED that the Aggregate Outstanding Credit Exposure shall not at any time exceed the Aggregate Commitment, and PROVIDED FURTHER that at no time shall the sum of (i) the Swing Line Lender's Pro Rata Share of the Swing Line Loans (in order to eliminate any uncertainty, such reference shall not mean the aggregate amount initially funded by the Swing Lender under this Section 2.5.1), plus (ii) the outstanding Ratable Loans made by the Swing Line Lender pursuant to Section 2.2, exceed the Swing Line Lender's Commitment at such time. Subject to the terms of this Agreement, the Borrower may borrow, repay and reborrow Swing Line Loans at any time prior to the Facility Termination Date.

           2.5.2 BORROWING NOTICE.  The Borrower shall deliver to the
Agent and the Swing Line Lender irrevocable notice (a "Swing Line Borrowing Notice") not later than noon (Chicago time) on the Borrowing Date of each Swing Line Loan, specifying (i) the applicable Borrowing Date (which date shall be a Business Day), and (ii) the aggregate amount of the requested Swing Line Loan which shall be an amount not less than $100,000. The Swing Line Loans shall bear interest at the Floating Rate.

           2.5.3 MAKING OF SWING LINE LOANS. Promptly after receipt of a Swing Line Borrowing Notice, the Agent shall notify each Lender by fax, or other similar form of transmission, of the requested Swing Line Loan. Not later than 2:00 p.m. (Chicago time) on the applicable Borrowing Date, the Swing Line Lender shall make available the Swing Line Loan, in funds immediately available in Chicago, to the Agent at its address specified pursuant to Article XIII. The Agent will promptly make the funds so received from the Swing Line Lender available to the Borrower on the Borrowing Date at the Agent's aforesaid address.

           2.5.4 REPAYMENT OF SWING LINE LOANS. Each Swing Line Loan shall be paid in full by the Borrower on or before the fifth (5th) Business Day after the Borrowing Date for such Swing Line Loan. In addition, the Swing Line Lender (i) may at any time in its sole discretion with respect to any outstanding Swing Line Loan, or (ii) shall on the seventh (7th) Business Day after the Borrowing Date of any Swing Line Loan, require each Lender (including the Swing Line Lender) to make a Ratable Loan in the amount of such Lender's Pro Rata Share of such Swing Line Loan (including, without limitation, any interest accrued and unpaid thereon), for the purpose of repaying such Swing Line Loan. Not later than noon (Chicago time) on the date following the date of any notice received pursuant to this Section 2.5.4, each Lender shall make available its required Ratable Loan, in funds immediately available in Chicago to the Agent at its address specified pursuant to Article XIII. Ratable Loans made pursuant to this
Section 2.5.4 shall initially be Floating Rate Loans and thereafter may be continued as Floating Rate Loans or converted into Eurodollar Loans in the manner provided in Section 2.2.4 and subject to the other conditions and limitations set forth in this Article II. Unless a Lender shall have notified the Swing Line Lender, prior to its making any Swing Line Loan, that any applicable condition precedent set forth in Section 4.1 or 4.2 had not then been satisfied, such Lender's obligation to make Ratable Loans pursuant to this Section 2.5.4 to repay Swing Line Loans shall be unconditional, continuing, irrevocable and absolute and shall not be affected by any circumstances, including, without limitation, (a) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Agent, the Swing Line Lender or any other Person, (b) the occurrence or continuance of a Default or Unmatured Default, (c) any adverse change in the condition (financial or otherwise) of the Borrower, or (d) any other circumstance, happening or event whatsoever. In the event that any Lender fails to make payment to the Agent of any amount due under this Section 2.5.4, the Agent shall be entitled to receive, retain and apply against such obligation the principal and interest otherwise payable to such Lender hereunder until the Agent receives such payment from such Lender or such obligation is otherwise fully satisfied. In addition to the foregoing, if for any reason any Lender fails to make payment to the Agent of any amount due under this Section 2.5.4, such Lender shall be deemed, at the option of the Agent, to have unconditionally and irrevocably purchased from the Swing Line Lender, without recourse or warranty, an undivided interest and participation in the applicable Swing Line Loan in the amount of such Ratable Loan, and such interest and participation may be recovered from such Lender together with interest thereon at the Federal Funds Effective Rate for each day during the period commencing on the date of demand and ending on the date such amount is received. On the Facility Termination Date, the Borrower shall repay in full the outstanding principal balance of the Swing Line Loans.

     2.6. FACILITY FEE; REDUCTIONS IN AGGREGATE COMMITMENT. The Borrower agrees to pay to the Agent for the account of each Lender a facility fee at a per annum rate equal to the Applicable Fee Rate on the average daily amount of such Lender's Commitment (whether used or unused) from the date hereof to and including the Facility Termination Date, payable in arrears on each Payment Date hereafter and on the Facility Termination Date. The Borrower may permanently reduce the Aggregate Commitment in whole, or in part ratably among the Lenders in the minimum amount (except as provided in Section 2.18) of $10,000,000 (and in integral multiples of $5,000,000 in excess thereof), upon at least three Business Days' written notice to the Agent, which notice shall specify the amount of any such reduction, PROVIDED, HOWEVER, that except as provided in Section 2.18 hereof, the amount of the Aggregate Commitment may not be reduced below the aggregate principal amount of the Aggregate Outstanding Credit Exposure. All accrued facility fees shall be payable on the effective date of any termination of the obligations of the Lenders to make Credit Extensions hereunder and, FURTHER PROVIDED, that in no event shall the Aggregate Commitment be reduced below $100,000,000 as a result of any partial reduction pursuant hereto.

     2.7. MINIMUM AMOUNT OF EACH ADVANCE. Each Eurodollar Ratable Advance shall be in the minimum amount of $5,000,000 (and in multiples of $1,000,000 if in excess thereof), and each Floating Rate Advance (other than an Advance to repay Swing Line Loans) shall be in the minimum amount of $1,000,000 (and in multiples of $100,000 if in excess thereof), PROVIDED, HOWEVER, that any Floating Rate Advance may be in the amount of the unused Aggregate Commitment. Each Competitive Bid Advance shall be in the minimum amount of $10,000,000 (and in multiples of $1,000,000 if in excess thereof). The Borrower shall not request a Fixed Rate Advance if, after giving effect to the requested Fixed Rate Advance, more than nine separate Fixed Rate Advances would be outstanding.

     2.8. OPTIONAL PRINCIPAL PAYMENTS. The Borrower may from time to time pay, without penalty or premium, all outstanding Floating Rate Advances (other than Swing Line Loans), or, in a minimum aggregate amount of $1,000,000 or any integral multiple of $100,000 in excess thereof, any portion of the outstanding Floating Rate Advances (other than Swing Line Loans) upon prior notice to the Agent by 11:00 a.m. (Chicago time) on the date of repayment. The Borrower may at any time pay, without penalty or premium, all outstanding Swing Line Loans, or, in a minimum amount of $100,000 and increments of $50,000 in excess thereof, any portion of the outstanding Swing Line Loans, with notice to the Agent and the Swing Line Lender by 11:00 a.m. (Chicago time) on the date of repayment. The Borrower may from time to time pay, subject to the payment of any funding indemnification amounts required by Section 3.4 but without penalty or premium, all outstanding Eurodollar Ratable Advances or, in a minimum aggregate amount of $5,000,000 or any integral multiple of $1,000,000 in excess thereof, any portion of the outstanding Eurodollar Ratable Advances upon three Business Days' prior notice to the Agent. A Competitive Bid Loan may not be paid prior to the last day of the applicable Interest Period without the consent of the Lender which made such Competitive Bid Loan.

     2.9. CHANGES IN INTEREST RATE, ETC. Each Floating Rate Advance (other than a Swing Line Loan) shall bear interest on the outstanding principal amount thereof, for each day from and including the date such Advance is made or is converted from a Eurodollar Ratable Advance into a Floating Rate Advance pursuant to Section 2.2.4 to but excluding the date it becomes due or is converted into a Eurodollar Ratable Advance pursuant to Section 2.2.4 hereof, at a rate per annum equal to the Floating Rate for such day. Each Swing Line Loan shall bear interest on the outstanding principal amount thereof, for each day from and including the day such Swing Line Loan is made to but excluding the date it is paid, at a rate per annum equal to the Floating Rate for such day. Changes in the rate of interest on that portion of any Advance maintained as a Floating Rate Advance will take effect simultaneously with each change in the Alternate Base Rate. Each Fixed Rate Advance shall bear interest on the outstanding principal amount thereof from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the interest rate determined as applicable to such Fixed Rate Advance. No Interest Period may end after the scheduled Facility Termination Date.

     2.10. RATES APPLICABLE AFTER DEFAULT. Notwithstanding anything to the contrary contained in Section 2.2.3, Section 2.2.4 or 2.8, during the continuance of a Default or Unmatured Default the Required Lenders may, at their option, by notice to the Borrower, declare that no Ratable Advance may be made as, converted into or continued as a Eurodollar Ratable Advance. During the continuance of a Default the Required Lenders may, at their option, by notice to the Borrower, declare that (i) each Fixed Rate Advance shall bear interest for the remainder of the applicable Interest Period at the rate otherwise applicable to such Interest Period plus 2% per annum, (ii) each Floating Rate Advance shall bear interest at a rate per annum equal to the Floating Rate otherwise applicable to the Floating Rate Advance plus 2% per annum and (iii) the LC Fee shall be increased by 2% per annum, PROVIDED that, during the continuance of a Default under Section 7.6 or 7.7, the interest rates set forth in clauses (i) and (ii) above and the increase in the LC Fee set forth in clause (iii) above shall be applicable to all Credit Extensions without any election or action on the part of the Agent or any Lender.

     2.11. METHOD OF PAYMENT. All payments of the Obligations hereunder shall be made, without setoff, deduction, or counterclaim, in immediately available funds to the Agent at the Agent's address specified pursuant to
Article XIII, or at any other Lending Installation of the Agent specified in writing by the Agent to the Borrower, by noon (local time) on the date when due and shall (except (i) with respect to repayments of Swing Line Loans and Competitive Bid Advances, (ii) in the case of Reimbursement Obligations for which the LC Issuer has not been fully indemnified by the Lenders, or as otherwise specifically required hereunder and (iii) the effects on allocation of payments of there being a Defaulting Lender) be applied ratably by the Agent among the Lenders. Each payment delivered to the Agent for the account of any Lender shall be delivered promptly by the Agent to such Lender in the same type of funds that the Agent received at its address specified pursuant to Article XIII or at any Lending Installation specified in a notice received by the Agent from such Lender. If a payment of principal received by Agent by noon (local time) on a Business Day is not paid to the Lenders by close of business on the same day, Agent shall pay interest on such principal amount at the Federal Funds Effective Rate. The Agent is hereby authorized to initiate a charge against an account of the Borrower for each payment of principal, interest, Reimbursement Obligations and fees (including LC Fees) as it becomes due hereunder. Each reference to the Agent in this Section 2.10 shall also be deemed to refer, and shall apply equally, to the LC Issuer, in the case of payments required to be made by the Borrower to the LC Issuer pursuant to
Section 2.19.6.

     2.12. NOTES; EVIDENCE OF INDEBTEDNESS.

           (i) Each Lender's Ratable Loans or Competitive Bid Loans shall be evidenced by Ratable Notes or Competitive Bid Notes, respectively or, in the case of the Swing Line Lender, a promissory note representing its Ratable Loans and Swing Line Loans, respectively, substantially in the form of Exhibit E-1 with appropriate changes for notes evidencing Swing Line Loans. Each Lender shall record on its books and records or on a schedule to its Notes (a) the amount of each Loan made hereunder, the Type thereof and the Interest Period with respect thereto and (b) all payments on account thereof.

           (ii) The Agent shall record on its books and records (a) the amount of each Loan made hereunder, the Type thereof and the Interest Period with respect thereto, (b) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder (c) the original stated amount of each Facility LC and the amount of LC Obligations outstanding at any time and (d) the amount of any sum received by the Agent hereunder from the Borrower and each Lender's share thereof.

           (iii) The entries maintained in each Lender's and the Agent's books and records pursuant to paragraphs (i) and (ii) above shall be PRIMA FACIE evidence of the existence and amounts of the Obligations therein recorded; PROVIDED, HOWEVER, that the failure of the Agent or any Lender to make any such entries or any error therein shall not in any manner affect the obligation of the Borrower to repay the Obligations in accordance with their terms.

     2.13. TELEPHONIC NOTICES. The Borrower hereby authorizes the Lenders and the Agent to extend, convert or continue Advances, effect selections of Types of Advances, submit Competitive Bid Quotes and to transfer funds based on telephonic notices made by any person or persons the Agent or any Lender in good faith believes to be acting on behalf of the Borrower, it being understood that the foregoing authorization is specifically intended to allow Borrowing Notices, Conversion/Continuation Notices and Competitive Bid Quote Requests to be given telephonically. The Borrower agrees to deliver promptly to the Agent a written confirmation, if such confirmation is requested by the Agent or any Lender, of each telephonic notice signed by an Authorized Officer. If the written confirmation differs in any material respect from the action taken by the Agent and the Lenders, the records of the Agent and the Lenders shall govern absent manifest error.

     2.14. INTEREST PAYMENT DATES; INTEREST AND FEE BASIS. Interest accrued on each Floating Rate Advance shall be payable on each Payment Date, commencing with the first such date to occur after the date hereof, on any date on which the Floating Rate Advance is prepaid, whether due to acceleration or otherwise, and at maturity. Interest accrued on that portion of the outstanding principal amount of any Floating Rate Advance converted into a Eurodollar Ratable Advance on a day other than a Payment Date shall be payable on the date of conversion. Interest accrued on each Fixed Rate Advance shall be payable on the last day of its applicable Interest Period, on any date on which the Fixed Rate Advance is prepaid, whether by acceleration or otherwise, and at maturity. Interest accrued on each Fixed Rate Advance having an Interest Period longer than three months shall also be payable on the last day of each three-month interval during such Interest Period. Interest and all fees hereunder shall be calculated for actual days elapsed on the basis of a 360-day year. Interest shall be payable for the day an Advance is made but not for the day of any payment on the amount paid if payment is received prior to noon (local time) at the place of payment. If any payment of principal of or interest on an Advance shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.

     2.15. NOTIFICATION OF ADVANCES, INTEREST RATES, PREPAYMENTS AND COMMITMENT REDUCTIONS. Promptly after receipt thereof, the Agent will notify each Lender of the contents of each Aggregate Commitment reduction notice, Ratable Borrowing Notice, Conversion/Continuation Notice, Competitive Bid Borrowing Notice, and repayment notice received by it hereunder. Promptly after notice from the LC Issuer, the Agent will notify each Lender of the contents of each request for issuance of a Facility LC hereunder. The Agent will notify each Lender of the interest rate applicable to each Fixed Rate Advance promptly upon determination of such interest rate and will give each Lender prompt notice of each change in the Alternate Base Rate.

     2.16. LENDING INSTALLATIONS. Each Lender may book its Loans and its participation in any LC Obligations and the LC Issuer may book Facility LCs at any Lending Installation selected by such Lender or the LC Issuer, as the case may be, and may change its Lending Installation from time to time.

All terms of this Agreement shall apply to any such Lending Installation and the Loans Facility LCs, participations in LC Obligations and any Notes issued hereunder shall be deemed held by each Lender or the LC Issuer, as the case may be, for the benefit of any such Lending Installation. Each Lender and the LC Issuer may, by written notice to the Agent and the Borrower in accordance with Article XIII, designate replacement or additional Lending Installations through which Loans will be made by it or Facility LCs will be issued by it and for whose account Loan payments or payments with respect to Facility LCs are to be made are to be made.

     2.17. NON-RECEIPT OF FUNDS BY THE AGENT. Unless the Borrower or a Lender, as the case may be, notifies the Agent prior to the date on which it is scheduled to make payment to the Agent of (i) in the case of a Lender, the proceeds of a Loan or (ii) in the case of the Borrower, a payment of principal, interest or fees to the Agent for the account of the Lenders, that it does not intend to make such payment, the Agent may assume that such payment has been made. The Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender or the Borrower, as the case may be, has not in fact made such payment to the Agent, the recipient of such payment shall, on demand by the Agent, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to (x) in the case of payment by a Lender, the Federal Funds Effective Rate for such day for the first three days and, thereafter, the interest rate applicable to the relevant Loan or (y) in the case of payment by the Borrower, the interest rate applicable to the relevant Loan.

     2.18. EXTENSION OF FACILITY TERMINATION DATE. The Borrower may request one one-year extension of the Facility Termination Date by submitting a request for an extension to the Agent (an "Extension Request") no more than 90 and no less than 45 days prior to the second anniversary of the closing of this Agreement. Promptly upon receipt of an Extension Request, the Agent shall notify each Lender thereof and shall request each Lender to approve the Extension Request. Each Lender approving the Extension Request shall deliver its written consent no more than 30 and not less than 5 days prior to such second anniversary of the closing of this Agreement. Any Lender not responding shall be deemed to have rejected the extension request. If the consent of the Required Lenders is received by the Agent, the Facility Termination Date shall be extended by one year in the case of Lenders which approved such Extension Request and the Agent shall promptly notify the Borrower and each Lender of the new Facility Termination Date and the Lenders to which the same is applicable. In the event all Lenders do not approve an Extension Request in accordance with the foregoing, then the Borrower, at its option and as a condition to the extension of the Facility Termination Date by the Consenting Lenders, with respect to any Lender that did not agree to the Extension Request (a "Non-Consenting Lender"), may either (a) replace such Non-Consenting Lender in accordance with the requirements of Section 12.3 hereof or (b) pay such Non-Consenting Lender's Outstanding Credit Exposure (including cash collateralizing such Lender's Pro Rata Share of outstanding LC Obligations) on or before the Facility Termination Date as originally scheduled with a corresponding termination of the Aggregate Commitments under Section 2.6 hereof. It shall be a condition precedent to any extension of the Facility Termination Date pursuant hereto that the Borrower shall have paid, on or before the original Facility Termination Date an extension fee to the Agent for the account of each Lender (other than Non-Consenting Lenders) equal to ..15% of the aggregate Commitments of such consenting Lenders.

     2.19. FACILITY LCS.

           2.19.1 ISSUANCE. The LC Issuer hereby agrees, on the terms and conditions set forth in this Agreement, to issue standby and commercial letters of credit (each, a "Facility LC") and to renew, extend, increase, decrease or otherwise modify each Facility LC ("Modify," and each such action a "Modification"), from time to time from and including the date of this Agreement and prior to the Facility Termination Date upon the request of the Borrower; PROVIDED that immediately after each such Facility LC is issued or Modified, (i) the aggregate amount of the outstanding LC Obligations shall not exceed an amount equal to ten percent (10%) of the Aggregate Commitments, and (ii) the Aggregate Outstanding Credit Exposure plus the outstanding amount of Competitive Bid Advances shall not exceed the Aggregate Commitment. No Facility LC shall have an expiry date later than the earlier of (x) the fifth Business Day prior to the scheduled Facility Termination Date and (y) one year after its issuance (provided that any such Facility LC may contain customary "evergreen" provisions pursuant to which the expiry date is automatically extended by a specific time period (not to extend past the scheduled Facility Termination Date) unless the LC Issuer gives notice to the beneficiary of such Facility LC at least a specified time period prior to the expiry date then in effect).

           2.19.2 PARTICIPATIONS. Upon the issuance or Modification by the LC Issuer of a Facility LC in accordance with this Section 2.19, the LC Issuer shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably sold to each Lender, and each Lender shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from the LC Issuer, a participation in such Facility LC (and each Modification thereof) and the related LC Obligations in proportion to its Pro Rata Share.

           2.19.3 NOTICE. Subject to Section 2.19.1, the Borrower shall give the LC Issuer notice prior to 10:00 a.m. (Chicago time) at least five Business Days prior to the proposed date of issuance or Modification of each Facility LC, specifying the beneficiary, the proposed date of issuance (or Modification) and the expiry date of such Facility LC, and describing the proposed terms of such Facility LC and the nature of the transactions proposed to be supported thereby. Upon receipt of such notice, the LC Issuer shall promptly notify the Agent, and the Agent shall promptly notify each Lender, of the contents thereof and of the amount of such Lender's participation in such proposed Facility LC. The issuance or Modification by the LC Issuer of any Facility LC shall, in addition to the conditions precedent set forth in Article IV (the satisfaction of which the LC Issuer shall have no duty to ascertain), be subject to the conditions precedent that such Facility LC shall be satisfactory to the LC Issuer and that the Borrower shall have executed and delivered such application agreement and/or such other instruments and agreements relating to such Facility LC as the LC Issuer shall have reasonably requested (each, a "Facility LC Application"). In the event of any conflict between the terms of this Agreement and the terms of any Facility LC Application, the terms of this Agreement shall control.

           2.19.4 LC FEES. The Borrower shall pay to the Agent, for the account of the Lenders ratably in accordance with their respective Pro Rata Shares, with respect to each Facility LC, a letter of credit fee at a per annum rate equal to the Applicable Margin for Eurodollar Loans in effect from time to time on the average daily undrawn stated amount under such Facility LC, such fee to be payable in arrears on each quarterly Payment Date (the fee described in this sentence an "LC Fee"). The Borrower shall also pay to the LC Issuer for its own account (x) at the time of issuance of each Facility LC, a fronting fee in an amount equal to ..125% of the face amount of such Facility LC, and (y) documentary and processing charges in connection with the issuance or Modification of and draws under Facility LCs in accordance with the LC Issuer's standard schedule for such charges as in effect from time to time.

           2.19.5 ADMINISTRATION; REIMBURSEMENT BY LENDERS. Upon receipt from the beneficiary of any Facility LC of any demand for payment under such Facility LC, the LC Issuer shall notify the Agent and the Agent shall promptly notify the Borrower and each other Lender as to the amount to be paid by the LC Issuer as a result of such demand and the proposed payment date (the "LC Payment Date"). The responsibility of the LC Issuer to the Borrower and each Lender shall be only to determine that the documents (including each demand for payment) delivered under each Facility LC in connection with such presentment shall be in conformity in all material respects with such Facility LC. The LC Issuer shall endeavor to exercise the same care in the issuance and administration of the Facility LCs as it does with respect to letters of credit in which no participations are granted, it being understood that in the absence of any gross negligence or willful misconduct by the LC Issuer, each Lender shall be unconditionally and irrevocably liable without regard to the occurrence of any Default or any condition precedent whatsoever, to reimburse the LC Issuer on demand for (i) such Lender's Pro Rata Share of the amount of each payment made by the LC Issuer under each Facility LC to the extent such amount is not reimbursed by the Borrower pursuant to Section 2.19.6 below, plus (ii) interest on the foregoing amount to be reimbursed by such Lender, for each day from the date of the LC Issuer's demand for such reimbursement (or, if such demand is made after 11:00 a.m. (Chicago time) on such date, from the next succeeding Business Day) to the date on which such Lender pays the amount to be reimbursed by it, at a rate of interest per annum equal to the Federal Funds Effective Rate for the first three days and, thereafter, at a rate of interest equal to the rate applicable to Floating Rate Advances.

           2.19.6 REIMBURSEMENT BY BORROWER. The Borrower shall be irrevocably and unconditionally obligated to reimburse the LC Issuer on or before the applicable LC Payment Date for any amounts to be paid by the LC Issuer upon any drawing under any Facility LC, without presentment, demand, protest or other formalities of any kind other than notice to Borrower under Section 2.19.5 above; PROVIDED that neither the Borrower nor any Lender shall hereby be precluded from asserting any claim for direct (but not consequential) damages suffered by the Borrower or such Lender to the extent, but only to the extent, caused by (i) the willful misconduct or gross negligence of the LC Issuer in determining whether a request presented under any Facility LC issued by it complied with the terms of such Facility LC or (ii) the LC Issuer's failure to pay under any Facility LC issued by it after the presentation to it of a request strictly complying with the terms and conditions of such Facility LC. All such amounts paid by the LC Issuer and remaining unpaid by the Borrower as of the LC Payment Date shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the rate applicable to Floating Rate Advances for such day if such day falls after such LC Payment Date. The LC Issuer will pay to each Lender ratably in accordance with its Pro Rata Share all amounts received by it from the Borrower for application in payment, in whole or in part, of the Reimbursement Obligation in respect of any Facility LC issued by the LC Issuer, but only to the extent such Lender has made payment to the LC Issuer in respect of such Facility LC pursuant to Section 2.19.5. Subject to the terms and conditions of this Agreement (including without limitation the submission of a Borrowing Notice in compliance with the terms of this Agreement and the satisfaction of the applicable conditions precedent set forth in Article IV), the Borrower may request an Advance hereunder for the purpose of satisfying any Reimbursement Obligation.

           2.19.7 OBLIGATIONS ABSOLUTE. The Borrower's obligations under this Section 2.19 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower may have or have had against the LC Issuer, any Lender or any beneficiary of a Facility LC. The Borrower further agrees with the LC Issuer and the Lenders that the LC Issuer and the Lenders shall not be responsible for, and the Borrower's Reimbursement Obligation in respect of any Facility LC shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged, or any dispute between or among the Borrower, any of its Affiliates, the beneficiary of any Facility LC or any financing institution or other party to whom any Facility LC may be transferred or any claims or defenses whatsoever of the Borrower or of any of its Affiliates against the beneficiary of any Facility LC or any such transferee. The LC Issuer shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Facility LC. The Borrower agrees that any action taken or omitted by the LC Issuer or any Lender under or in connection with each Facility LC and the related drafts and documents, if done without gross negligence or willful misconduct, shall be binding upon the Borrower and shall not put the LC Issuer or any Lender under any liability to the Borrower. Nothing in this Section 2.19.7 is intended to limit the right of the Borrower to make a claim against the LC Issuer for damages as contemplated by the proviso to the first sentence of Section 2.19.6.

           2.19.8 ACTIONS OF LC ISSUER. The LC Issuer shall be entitled to rely, and shall be fully protected in relying, upon any Facility LC, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or

Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the LC Issuer. The LC Issuer shall be fully justified in failing or refusing to take any action under this Agreement unless it shall first have received such advice or concurrence of the Required Lenders as it reasonably deems appropriate or it shall first be indemnified to its reasonable satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Notwithstanding any other provision of this Section 2.19, the LC Issuer shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon the Lenders and any future holders of a participation in any Facility LC.

           2.19.9 INDEMNIFICATION. Subject to the proviso in the first sentence of Section 2.19.6, the Borrower hereby agrees to indemnify and hold harmless each Lender, the LC Issuer and the Agent, and their respective directors, officers, agents and employees from and against any and all claims and damages, losses, liabilities, costs or expenses which such Lender, the LC Issuer or the Agent may incur (or which may be claimed against such Lender, the LC Issuer or the Agent by any Person whatsoever) by reason of or in connection with the issuance, execution and delivery or transfer of or payment or failure to pay under any Facility LC or any actual or proposed use of any Facility LC, including, without limitation, any claims, damages, losses, liabilities, costs or expenses which the LC Issuer may incur by reason of or in connection with (i) the failure of any other Lender to fulfill or comply with its obligations to the LC Issuer hereunder (but nothing herein contained shall affect any rights the Borrower may have against any defaulting Lender) or (ii) by reason of or on account of the LC Issuer issuing any Facility LC which specifies that the term "Beneficiary" included therein includes any successor by operation of law of the named Beneficiary, but which Facility LC does not require that any drawing by any such successor Beneficiary be accompanied by a copy of a legal document, satisfactory to the LC Issuer, evidencing the appointment of such successor Beneficiary; PROVIDED that the Borrower shall not be required to indemnify any Lender, the LC Issuer or the Agent for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by (x) the willful misconduct or gross negligence of the LC Issuer in determining whether a request presented under any Facility LC complied with the terms of such Facility LC or (y) the LC Issuer's failure to pay under any Facility LC after the presentation to it of a request strictly complying with the terms and conditions of such Facility LC. Nothing in this Section 2.19.9 is intended to limit the obligations of the Borrower under any other provision of this Agreement.

           2.19.10 LENDERS' INDEMNIFICATION. Each Lender shall, ratably in accordance with its Pro Rata Share, indemnify the LC Issuer, its affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Borrower) against any cost, expense (including reasonable counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitees' gross negligence or willful misconduct or the LC Issuer's failure to pay under any Facility LC after the presentation to it of a request strictly complying with the terms and conditions of the Facility LC) that such indemnitees may suffer or incur in connection with this Section 2.19 or any action taken or omitted by such indemnitees hereunder.

           2.19.11 FACILITY LC COLLATERAL ACCOUNT. The Borrower agrees that it will, upon the request of the Agent or the Required Lenders and until the final expiration date of any Facility LC and thereafter as long as any amount is payable to the LC Issuer or the Lenders in respect of any Facility LC, maintain a special collateral account pursuant to arrangements satisfactory to the Agent (the "Facility LC Collateral Account") at the Agent's office at the address specified pursuant to
Article XIII, in the name of the Borrower but under the sole dominion and control of the Agent, for the benefit of the Lenders and in which such Borrower shall have no interest other than as set forth in Section 8.1.
The Borrower hereby pledges, assigns and grants to the Agent, on behalf of and for the ratable benefit of the Lenders and the LC Issuer, a security interest in all of the Borrower's right, title and interest in and to all funds which may from time to time be on deposit in the Facility LC Collateral Account to secure the prompt and complete payment and performance of the Obligations. The Agent will invest any funds on deposit from time to time in the Facility LC Collateral Account in certificates of deposit of Bank One having a maturity not exceeding 30 days. Nothing in this Section 2.19.11 shall either obligate the Agent to require the Borrower to deposit any funds in the Facility LC Collateral Account or limit the right of the Agent to release any funds held in the Facility LC Collateral Account in each case other than as required by Section 2.18 or 8.1.

           2.19.12 RIGHTS AS A LENDER. In its capacity as a Lender, the LC Issuer shall have the same rights and obligations as any other Lender.

           2.19.13 DEFAULTING LENDER. Any Lender which fails to make any payment required pursuant to this Section 2.19 shall be deemed to be a Defaulting Lender hereunder.

     2.20. INCREASE IN AGGREGATE COMMITMENT. The Borrower shall also have the right from time to time to increase the Aggregate Commitment up to a maximum of $250,000,000 by either adding new lenders as Lenders (subject to the Agent's prior written approval of the identity of such new lenders) or obtaining the agreement, which shall be at such Lender's or Lenders' sole discretion, of one or more of the then current Lenders to increase its or their Commitments. The Arranger shall use commercially reasonable efforts to arrange such increased Commitments. Such increases shall be evidenced by the execution and delivery of an Amendment Regarding Increase in the form of Exhibit I attached hereto by the Borrower, the Agent and the new lender or existing Lender providing such additional Commitment, a copy of which shall be forwarded to each Lender by the Agent promptly after execution thereof. On the effective date of each such increase in the Aggregate Commitment, the Borrower and the Agent shall cause the new or existing Lenders providing such increase, by either funding more than its or their Pro Rata Share of new Ratable Advances made on such date or purchasing shares of outstanding ratable Loans held by the other Lenders or a combination thereof, to hold its or their Pro Rata Share of all Ratable Advances outstanding at the close of business on such day (provided that any purchase of shares of outstanding Ratable Advances shall be subject to payment by Borrower of the amount that would have been due under Section
3.4 if the portion of such Ratable Advance purchased had been repaid). The Lenders agree to cooperate in any required sale and purchase of outstanding Ratable Advances to achieve such result. In no event will such new or existing Lenders providing the increase be required to fund or purchase a portion of any Competitive Bid Loan or Swingline Loan to comply with this Section on such date. In no event shall the Aggregate Commitment exceed $250,000,000 without the approval of all of the Lenders.

                              ARTICLE III

                        YIELD PROTECTION; TAXES
                        -----------------------

     3.1. YIELD PROTECTION. If, on or after the date of this Agreement, the adoption of any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any change in the interpretation or administration thereof by any governmental or quasi-governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender or applicable Lending Installation or the LC Issuer with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

           (i)   subjects any Lender or any applicable Lending
Installation or the LC Issuer to any Taxes, or changes the basis of taxation of payments (other than with respect to Excluded Taxes) to any Lender or the LC Issuer in respect of its Fixed Rate Loans, Facility LCs or participations therein, or

           (ii) imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation or the LC Issuer (other than reserves and assessments taken into account in determining the interest rate applicable to Eurodollar Advances), or

           (iii) imposes any other condition the result of which is to increase the cost to any Lender or any applicable Lending Installation or the LC Issuer of making, funding or maintaining its Fixed Rate Loans, or of issuing or participating in Facility LCs, or reduces any amount receivable by any Lender or any applicable Lending Installation or the LC Issuer in connection with its Fixed Rate Loans, Facility LCs or participations therein, or requires any Lender or any applicable Lending Installation or the LC Issuer to make any payment calculated by reference to the amount of Fixed Rate Loans, Facility LCs or participations therein held or interest or LC Fees received by it, by an amount deemed material by such Lender or the LC Issuer as the case may be, and the result of any of the foregoing is to increase the cost to such Lender or applicable Lending Installation or the LC Issuer, as the case may be, of making or maintaining its Fixed Rate Loans or Commitment or of issuing or participating in Facility LCs or to reduce the return received by such Lender or applicable Lending Installation or LC Issuer, as the case may be, in connection with such Fixed Rate Loans, Commitment, Facility LCs or participations therein, then, within 15 days of demand by such Lender or the LC Issuer (which demand shall be accompanied by a statement of the basis for, and calculation in reasonable detail of, the amount being demanded), the Borrower shall pay such Lender or the LC Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the LC Issuer for such increased cost or reduction in amount received.

     3.2. CHANGES IN CAPITAL ADEQUACY REGULATIONS. If a Lender or the LC Issuer determines the amount of capital required or expected to be maintained by such Lender, any Lending Installation of such Lender or the LC Issuer or any corporation controlling such Lender or the LC Issuer is increased as a result of a Change, then, within 15 days of demand by such Lender or the LC Issuer (which demand shall be accompanied by a statement of the basis for, and calculation in reasonable detail of, the amount being demanded), the Borrower shall pay such Lender or the LC Issuer the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which such Lender or the LC Issuer determines is attributable to this Agreement, its Outstanding Credit Exposure or its Commitment to make Loans and issue or participate in Facility LCs, as the case may be, hereunder (after taking into account such

Lender's or LC Issuer's policies as to capital adequacy).  "Change" means
(i) any change after the date of this Agreement in the Risk-Based Capital Guidelines or (ii) any adoption of or change in any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the date of this Agreement which affects the amount of capital required or expected to be maintained by any Lender or the LC Issuer or any Lending Installation or any corporation controlling any Lender or the LC Issuer. "Risk-Based Capital Guidelines" means (i) the risk-based capital guidelines in effect in the United States on the date of this Agreement, including transition rules, and (ii) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices Entitled "International Convergence of Capital Measurements and Capital Standards," including transition rules, and any amendments to such regulations adopted prior to the date of this Agreement.

     3.3. AVAILABILITY OF TYPES OF ADVANCES. If (x) any Lender determines that maintenance of its Eurodollar Ratable Loans or Eurodollar Bid Rate Loans at a suitable Lending Installation would violate any applicable law, rule, regulation, or directive, whether or not having the force of law, or (y) if the Required Lenders determine that (i) deposits of a type and maturity appropriate to match fund Eurodollar Ratable Advances are not available or (ii) the interest rate applicable to Eurodollar Ratable Advances does not accurately reflect the cost of making or maintaining Eurodollar Ratable Advances, then the Agent shall, in the case of clause (x) above, suspend the availability of Eurodollar Ratable Advances and Eurodollar Bid Rate Advances and require any affected Eurodollar Ratable Advances or Eurodollar Bid Rate Advances to be repaid or converted to Floating Rate Advances, subject to the payment of any funding indemnification amounts required by Section 3.4, and in the case of clause
(y) above, suspend the availability of Eurodollar Ratable Advances and require any affected Eurodollar Ratable Advances to be repaid or converted to Floating Rate Advances, subject to the payment of any funding indemnification amounts required pursuant by Section 3.4.

     3.4.  FUNDING INDEMNIFICATION.  If any payment of a Fixed Rate
Advance occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment or otherwise, or a Fixed Rate Advance is not made on the date specified by the Borrower for any reason other than default by the applicable Lender, the Borrower will indemnify each Lender for any loss or cost incurred by it resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain such Fixed Rate Advance.

     3.5.  TAXES.

     (i) All payments by the Borrower to or for the account of any Lender or the Agent hereunder or under any Note or Facility LC Application shall be made free and clear of and without deduction for any and all Taxes. If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Lender, the LC Issuer or the Agent, (a) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.5) such Lender, the LC Issuer or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (b) the Borrower shall make such deductions, (c) the Borrower shall pay the full amount deducted to the relevant authority in accordance with applicable law and
(d) the Borrower shall furnish to the Agent the original copy of a receipt evidencing payment thereof within 30 days after such payment is made.

     (ii) In addition, the Borrower hereby agrees to pay any present or future stamp or documentary taxes and any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under any Note or Facility LC Application or from the execution or delivery of, or otherwise with respect to, this Agreement or any Note or Facility LC Application other than Excluded Taxes ("Other Taxes").

     (iii) The Borrower hereby agrees to indemnify the Agent, the LC
Issuer and each Lender for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed on amounts payable under this Section 3.5) paid by the Agent, the LC Issuer or such Lender as a result of its Commitment, any Loans made by it hereunder, or otherwise in connection with its participation in this Agreement and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. Payments due under this indemnification shall be made within 30 days of the date the Agent, the LC Issuer or such Lender makes demand therefor pursuant to Section 3.6.

     (iv) Each Lender that is not incorporated under the laws of the United States of America or a state thereof (each a "Non-U.S. Lender") agrees that it will, not more than ten Business Days after the date of this Agreement, (i) deliver to the Agent two duly completed copies of United States Internal Revenue Service Form W-8BEN or W-8ECI, certifying in either case that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, and (ii) deliver to the Agent a United States Internal Revenue Form W-8 or W-9, as the case may be, and certify that it is entitled to an exemption from United States backup withholding tax. Each Non-U.S. Lender further undertakes to deliver to each of the Borrower and the Agent (x) renewals or additional copies of such form (or any successor form) on or before the date that such form expires or becomes obsolete, and (y) after the occurrence of any event requiring a change in the most recent forms so delivered by it, such additional forms or amendments thereto as may be reasonably requested by the Borrower or the Agent. All forms or amendments described in the preceding sentence shall certify that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form or amendment with respect to it and such Lender advises the Borrower and the Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

     (v) For any period during which a Non-U.S. Lender has failed to provide the Borrower with an appropriate form pursuant to clause (iv), above (unless such failure is due to a change in treaty, law or regulation, or any change in the interpretation or administration thereof by any governmental authority, occurring subsequent to the date on which a form originally was required to be provided), such Non-U.S. Lender shall not be entitled to indemnification under this Section 3.5 with respect to Taxes imposed by the United States; provided that, should a Non-U.S. Lender which is otherwise exempt from or subject to a reduced rate of withholding tax become subject to Taxes because of its failure to deliver a form required under clause (iv), above, the Borrower shall take such steps as such Non-U.S. Lender shall reasonably request to assist such Non-U.S. Lender to recover such Taxes.

     (vi) Any Lender that is entitled to an exemption from or reduction of withholding tax with respect to payments under this Agreement or any Note pursuant to the law of any relevant jurisdiction or any treaty shall deliver to the Borrower (with a copy to the Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate.

     (vii) If the U.S. Internal Revenue Service or any other governmental authority of the United States or any other country or any political subdivision thereof asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered or properly completed, because such Lender failed to notify the Agent of a change in circumstances which rendered its exemption from withholding ineffective, or for any other reason), such Lender shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as tax, withholding therefor, or otherwise, including penalties and interest, and including taxes imposed by any jurisdiction on amounts payable to the Agent under this subsection, together with all costs and expenses related thereto (including attorneys fees and time charges of attorneys for the Agent, which attorneys may be employees of the Agent). The obligations of the Lenders under this Section 3.5(vii) shall survive the payment of the Obligations and termination of this Agreement.

     3.6. LENDER STATEMENTS; SURVIVAL OF INDEMNITY.To the extent reasonably possible, each Lender shall take all reasonable actions, including designating an alternate Lending Installation with respect to its Eurodollar Loans, to reduce any liability of the Borrower to such Lender under Sections 3.1, 3.2 and 3.5 or to avoid the unavailability of Eurodollar Ratable Advances under Section 3.3, so long as such action is not, in the judgment of such Lender, disadvantageous to such Lender. Each Lender shall deliver a written statement of such Lender to the Borrower (with a copy to the Agent) as to the amount due, if any, under Section 3.1, 3.2, 3.4 or 3.5. Such written statement shall set forth in reasonable detail the basis for, and the calculations upon which such Lender determined, such amount and shall be final, conclusive and binding on the Borrower in the absence of manifest error. Determination of amounts payable under such Sections in connection with a Eurodollar Loan shall be calculated as though each Lender funded its Eurodollar Loan through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the Eurodollar Rate or Eurodollar Bid Rate, as the case may be, applicable to such Loan, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written statement of any Lender shall be payable on demand after receipt by the Borrower of such written statement. All claims for additional costs under this Article 3 shall be provided to Borrower within six months after the applicable Lender has knowledge of the events giving rise to such additional cost. The obligations of the Borrower under Sections 3.1, 3.2, 3.4 and 3.5 shall survive payment of the Obligations and termination of this Agreement.

     3.7.  REPLACEMENT OF LENDER.  If the Borrower is required pursuant to
Section 3.1, 3.2 or 3.5 to make any additional payment to any Lender or if any Lender's obligation to make or continue, or to convert Floating Rate Advances into, Eurocurrency Advances shall be suspended pursuant to Section
3.3 (any Lender so affected an "Affected Lender"), the Borrower may elect, if such amounts continue to be charged or such suspension is still effective, to replace such Affected Lender as a Lender party to this Agreement, PROVIDED that no Default or Unmatured Default shall have occurred and be continuing at the time of such replacement, and PROVIDED FURTHER that, concurrently with such replacement, (i) another bank or other entity which is reasonably satisfactory to the Borrower and the Agent shall agree, as of such date, to purchase for cash the Advances and other Obligations due to the Affected Lender pursuant to an assignment substantially in the form of Exhibit C and to become a Lender for all purposes under this Agreement and to assume all obligations of the Affected Lender to be terminated as of such date and to comply with the requirements of Section 12.3 applicable to assignments, and (ii) the Borrower shall pay to such Affected Lender in same day funds on the day of such replacement
(A) all interest, fees and other amounts then accrued but unpaid to such Affected Lender by the Borrower hereunder to and including the date of termination, including without limitation payments due to such Affected Lender under Sections 3.1, 3.2 and 3.5, and (B) an amount, if any, equal to the payment which would have been due to such Lender on the day of such replacement under Section 3.4 had the Loans of such Affected Lender been prepaid on such date rather than sold to the replacement Lender.

                              ARTICLE IV

                         CONDITIONS PRECEDENT
                         --------------------

     4.1. INITIAL CREDIT EXTENSION. The Lenders shall not be required to make the initial Credit Extension hereunder unless the Borrower has furnished to the Agent with sufficient copies for the Lenders:

           4.1.1 CERTIFICATES OF LIMITED PARTNERSHIP/ORGANIZATIONAL DOCUMENTS. A copy of the Certificate of Limited Partnership for the Borrower, a copy of the declaration of trust of General Partner and a copy of the organizational/formation documents for each other Guarantor, each certified as of a recent date by the appropriate Secretary of State or equivalent state official.

           4.1.2 AGREEMENTS OF LIMITED PARTNERSHIP/BYLAWS. A copy of the Agreement of Limited Partnership for the Borrower, a copy of the bylaws of the General Partner, and a copy of the bylaws of each other Guarantor including all amendments thereto, each certified by the Secretary or an Assistant Secretary of the General Partner or such Guarantor, as appropriate, as being in full force and effect on the Agreement Execution Date.

           4.1.3 GOOD STANDING CERTIFICATES. A certified copy of a certificate from the Secretary of State or equivalent state official of the states where the Borrower and the Guarantors are organized, dated as of a recent date, showing the good standing or partnership qualification (if issued) of (i) Borrower and (ii) each Guarantor.

           4.1.4 FOREIGN QUALIFICATION CERTIFICATES. A certified copy of a certificate from the Secretary of State or equivalent state official of the state where the Borrower and General Partner maintain their principal place of business, dated as of a recent date, showing the qualification (to the extent such concept applies to such Person) to transact business in such state as a foreign limited partnership or foreign corporation, as the case may be, for (i) Borrower and (ii) General Partner.

           4.1.5 RESOLUTIONS. A copy of a resolution or resolutions adopted by the Board of Directors of the General Partner and by the Board of Directors of the other Guarantors, certified by the Secretary or an Assistant Secretary of the General Partner or such Guarantor, as appropriate, as being in full force and effect on the date hereof, authorizing the Advances provided for herein and the execution, delivery and performance of the Loan Documents by the General Partner to be executed and delivered by it hereunder on behalf of itself and Borrower and by such Guarantor with respect to the Loan Documents to be executed and delivered by it hereunder.

           4.1.6 INCUMBENCY CERTIFICATES. A certificate, signed by the Secretary or an Assistant Secretary of the General Partner and each Guarantor and dated the date hereof, as to the incumbency, and containing the specimen signature or signatures, of the Persons authorized to execute and deliver the Loan Documents to be executed and delivered by it and Borrower, the General Partner and each other Guarantor.

           4.1.7 LOAN DOCUMENTS. Originals of the Loan Documents (in such quantities as the Lenders may reasonably request), duly executed by authorized officers of the appropriate entity.

           4.1.8 OPINION OF COUNSEL. A written opinion, dated the date hereof, from outside counsel for the Borrower, General Partner and the other Guarantors which counsel is reasonably satisfactory to Agent, substantially in the form attached hereto as EXHIBIT A but containing customary assumptions, limitations and qualifications.

           4.1.9 PRIOR FACILITY. Evidence satisfactory to the Agent that the Borrower has properly terminated the Prior Credit Agreement effective upon or prior to the funding of the first Advance hereunder and shall immediately pay all outstanding obligations thereunder with the proceeds of the initial Advance hereunder.

           4.1.10 FINANCIAL AND RELATED INFORMATION. The following information:

           (i) A certificate, signed by an officer of the Borrower, stating that on the date hereof no Default or Unmatured Default has occurred and is continuing and that all representations and warranties of the Borrower and General Partner contained herein are true and correct as of the date hereof as and to the extent set forth herein including a proforma compliance certificate showing calculations necessary to show compliance as of December 31, 2002 with Sections 6.10, 6.14, 6.25 and 6.26 of this Agreement;

           (ii) The most recent financial statements of the Consolidated Group and a certificate from an Authorized Officer of the Borrower that no change in the Consolidated Group's financial condition that would have a Material Adverse Effect has occurred since December 31, 2002;

           (iii) Written money transfer instructions, in substantially the form of EXHIBIT D hereto, addressed to the Agent and signed by an Authorized Officer, together with such other related money transfer authorizations as the Agent may have reasonably requested.

           4.1.11 OTHER EVIDENCE AS ANY LENDER MAY REQUIRE. Such other evidence as any Lender may reasonably request to establish the consummation of the transactions contemplated hereby, the taking of all necessary actions in any proceedings in connection herewith and compliance with the conditions set forth in this Agreement.

     When all such conditions have been fulfilled (or, in the Lenders' sole discretion, waived by Lenders), the Lenders shall confirm in writing to Borrower that the initial Advance is then available to Borrower hereunder.

     4.2. EACH CREDIT EXTENSION. The Lenders shall not (except as otherwise set forth in Section 2.5.4 with respect to Ratable Loans for the purpose of repaying Swing Line Loans) be required to make any Credit Extension unless on the applicable Credit Extension Date:

     (i)   There exists no Default or Unmatured Default.

     (ii) The representations and warranties contained in Article V (other than Section 5.20) are true and correct in all material respects as of such Credit Extension Date except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct on and as of such earlier date.

     (iii) All legal matters incident to the making of such Credit Extension shall be satisfactory to the Lenders and their counsel.

     Each Ratable Borrowing Notice, Swing Line Borrowing Notice, each Competitive Bid Borrowing Notice or request for issuance of a Facility LC with respect to each such Credit Extension shall constitute a representation and warranty by the Borrower that the conditions contained in Sections 4.2(i) and (ii) have been satisfied. Any Lender may require a duly completed compliance certificate in substantially the form of Exhibit B as a condition to making a Credit Extension.

                               ARTICLE V

                    REPRESENTATIONS AND WARRANTIES
                    ------------------------------

     Each of the Borrower and the General Partner represents and warrants to the Lenders that:

     5.1. EXISTENCE AND STANDING. Each of the Borrower, the General Partner and their Subsidiaries is a corporation, partnership, trust or limited liability company, as appropriate, duly and properly incorporated or organized, as the case may be, validly existing and (to the extent such concept applies to such entity) in good standing under the laws of its jurisdiction of incorporation or organization and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted except where the failure to do so would not result in a Material Adverse Effect.

     5.2. AUTHORIZATION AND VALIDITY. Each of the Borrower and the Guarantors has the power and authority and legal right to execute and deliver the Loan Documents to which it is a party and to perform its obligations thereunder. The execution and delivery by the Borrower and each Guarantor of the Loan Documents to which it is a party and the performance of its obligations thereunder have been duly authorized by proper partnership, trust or corporate proceedings, and the Loan Documents to which the Borrower and each Guarantor is a party constitute legal, valid and binding obligations of the Borrower and such Guarantor enforceable against the Borrower and such Guarantor in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and general principles of equity.

     5.3. NO CONFLICT; GOVERNMENT CONSENT. Neither the execution and delivery by the Borrower or the Guarantors of the Loan Documents to which they are a party, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will violate (i) any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Borrower, any Guarantor or any of their Subsidiaries or (ii) the Borrower's, or any Guarantor's or any such Subsidiary's articles or certificate of incorporation, partnership agreement, certificate of partnership, articles or certificate of organization, by-laws, or operating or other management agreement, as the case may be, or
(iii) the provisions of any indenture, instrument or agreement to which the Borrower, any Guarantor or any of their Subsidiaries is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, or result in, or require, the creation or imposition of any Lien in, of or on the Property of the Borrower, any Guarantor or a Subsidiary pursuant to the terms of any such indenture, instrument or agreement. No order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof, which has not been obtained by the Borrower, any Guarantor or any of their Subsidiaries, is required to be obtained by the Borrower, any Guarantor or any of their Subsidiaries in connection with the execution and delivery of the Loan Documents, the borrowings under this Agreement, the payment and performance by the Borrower of the Obligations or by any Guarantor under the Guaranty or the legality, validity, binding effect or enforceability of any of the Loan Documents.

     5.4. FINANCIAL STATEMENTS. The December 31, 2002 consolidated financial statements of the General Partner and its Subsidiaries (including the Borrower and the other Guarantors) heretofore delivered to the Lenders were prepared in accordance with generally accepted accounting principles in effect on the date such statements were prepared and fairly present the consolidated financial condition and operations of the General Partner and its Subsidiaries (including the Borrower and the other Guarantors) at such date and the consolidated results of their operations for the period then ended.

     5.5. MATERIAL ADVERSE CHANGE. Since December 31, 2002 there has been no change in the business, Property, prospects, condition (financial or otherwise) or results of operations of the General Partner and its Subsidiaries (including the Borrower and the other Guarantors) which could reasonably be expected to have a Material Adverse Effect.

     5.6. TAXES. The General Partner and its Subsidiaries (including the Borrower and the other Guarantors) have filed all United States federal tax returns and all other tax returns which are required to be filed and have paid all taxes due pursuant to said returns or pursuant to any assessment received by the General Partner or any of such Subsidiaries, except where failure to do so would not reasonably be expected to have a Material Adverse Effect or except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided in accordance with Agreement Accounting Principles and as to which no Lien exists (other than as permitted by Section 6.15). No tax liens have been filed and no claims are being asserted with respect to any such taxes. The charges, accruals and reserves on the books of the General Partner and its Subsidiaries in respect of any taxes or other governmental charges are good faith estimates of amounts judged to be adequate.

     5.7.  LITIGATION AND CONTINGENT OBLIGATIONS.  Except as set forth on
Schedule 3, There is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of any of their officers, threatened against or affecting the Borrower or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect or which seeks to prevent, enjoin or delay the making of any Credit Extensions. Other than any liability incident to any litigation, arbitration or proceeding which (i) could not reasonably be expected to have a Material Adverse Effect or (ii) is set forth on Schedule 3, the Borrower has no material contingent obligations not provided for or disclosed in the financial statements referred to in Section 5.4.

     5.8. SUBSIDIARIES. Schedule 1 contains an accurate list of all Subsidiaries of the General Partner and the Borrower as of the date of this Agreement, setting forth their respective jurisdictions of organization and the percentage of their respective capital stock or other ownership interests owned by the General Partner and the Borrower or other Subsidiaries. All of the issued and outstanding shares of capital stock or other ownership interests of such Subsidiaries have been (to the extent such concepts are relevant with respect to such ownership interests) duly authorized and issued and are fully paid and non-assessable.

     5.9.  Intentionally Deleted.

     5.10. ACCURACY OF INFORMATION. No information, exhibit or report furnished by, or on behalf of, the General Partner, the Borrower or any Subsidiary to the Agent or to any Lender in connection with the negotiation of, or compliance with, the Loan Documents contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not materially misleading.

     5.11. REGULATION U. Margin stock (as defined in Regulation U) constitutes less than 25% of the value of those assets of the Borrower and its Subsidiaries which are subject to any limitation on sale, pledge, or other restriction hereunder.

     5.12. MATERIAL AGREEMENTS. None of the General Partner, the Borrower or any Subsidiary is a party to any agreement or instrument or subject to any charter or other restriction which could reasonably be expected to have a Material Adverse Effect. Neither the General Partner, the Borrower nor any Subsidiary is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement to which it is a party, which default could reasonably be expected to have a Material Adverse Effect.

     5.13. COMPLIANCE WITH LAWS. The General Partner and its Subsidiaries (including the Borrower and the Guarantors) have complied with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof having jurisdiction over the conduct of their respective businesses or the ownership of their respective Property except for any failure to comply with any of the foregoing which could not reasonably be expected to have a Material Adverse Effect.

     5.14. OWNERSHIP OF PROPERTIES. Except as set forth on Schedule 2, on the date of this Agreement, the General Partner, the Borrower and their Subsidiaries will have good title sufficient for the intended use, free of all Liens other than those permitted by Section 6.15, to all of the Property and assets reflected in the General Partner's most recent consolidated financial statements provided to the Agent as owned by the General Partner and its Subsidiaries except for property disposed of in the ordinary course of business or as otherwise permitted by this Agreement.

     5.15. PLAN ASSETS; PROHIBITED TRANSACTIONS. Neither Borrower, any Subsidiary nor any member of the Controlled Group maintains any Plan. The Borrower is not an entity deemed to hold "plan assets" within the meaning of 29 C.F.R. Section 2510.3-101 of an employee benefit plan (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA or any plan (within the meaning of Section 4975 of the Code), and neither the execution of this Agreement nor the making of Credit Extensions hereunder gives rise to a prohibited transaction within the meaning of Section 406 of ERISA or
Section 4975 of the Code.

     5.16. ENVIRONMENTAL MATTERS. In the ordinary course of its business, the officers of the Borrower consider the effect of Environmental Laws on the business of the Borrower and its Subsidiaries, in the course of which they identify and evaluate potential risks and liabilities accruing to the Borrower due to Environmental Laws. On the basis of this consideration, the Borrower has concluded that Environmental Laws would not reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any Subsidiary has received any written notice to the effect that its operations are not in material compliance with any of the requirements of applicable Environmental Laws or are the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment, which non-compliance or remedial action could reasonably be expected to have a Material Adverse Effect.

     5.17. INVESTMENT COMPANY ACT.  Neither the Borrower nor any
Subsidiary is an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

     5.18. PUBLIC UTILITY HOLDING COMPANY ACT. Neither the Borrower nor any Subsidiary is a "holding company" or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     5.19. INSURANCE. The Borrower maintains insurance complying with the requirements of Section 6.6 hereof.

     5.20. UNENCUMBERED ASSETS. SCHEDULE 5.21 hereto contains a complete and accurate description of Unencumbered Assets as of the date hereof and as supplemented from time to time in connection with the delivery of a compliance certificate pursuant to Section 6.1 hereof, including the entity that owns each Unencumbered Asset. With respect to each Property identified from time to time as an Unencumbered Asset, Borrower hereby represents and warrants as follows except as would not materially adversely affect the use and operation of such Property for its intended use or its marketability or value and except to the extent disclosed in writing to the Lenders and approved by the Required Lenders (which approval shall not be unreasonably withheld):

           5.20.1 No portion of any improvement on the Unencumbered Asset is located in an area identified by the Secretary of Housing and Urban Development or any successor thereto as an area having special flood hazards pursuant to the National Flood Insurance Act of 1968 or the Flood Disaster Protection Act of 1973, as amended, or any successor law, or, if located within any such area, Borrower has obtained and will maintain the insurance prescribed in SECTION 6.6 hereof.

           5.20.2 To the Borrower's knowledge, the Unencumbered Asset and the present use and occupancy thereof are in material compliance with all applicable zoning ordinances (without reliance upon adjoining or other properties except to the extent allowed by applicable laws), building codes, land use and Environmental Laws, and other similar laws ("Applicable Laws").

           5.20.3 The Unencumbered Asset is or, in the case of Development Properties without unusual cost or expense can be, served by all utilities required for the current or contemplated use thereof. All utility service is provided by public utilities and the Unencumbered Asset has accepted or is equipped to accept such utility service.

           5.20.4 All public roads and streets necessary for service of and access to the Unencumbered Asset for the current or contemplated use thereof have been or, in the case of Development Properties without unusual cost or expense can be, completed, are serviceable and all-weather and are physically and legally open for use by the public.

           5.20.5 The Unencumbered Asset is served by public water and sewer systems or, if the Unencumbered Asset is not serviced by a public water and sewer system, such alternate systems are adequate and meet, in all material respects, all requirements and regulations of, and otherwise complies in all material respects with, all Applicable Laws with respect to such alternate systems.

           5.20.6 Borrower is not aware of any latent or patent structural or other significant deficiency of the Unencumbered Asset. The Unencumbered Asset is free of damage and waste that would materially and adversely affect the value of the Unencumbered Asset other than damage which has been covered by insurance and for which cash has been set aside to cover any deductible or self insurance portion, is in good repair and there is no material deferred maintenance other than ordinary wear and tear or for which adequate reserves exist. The Unencumbered Asset is free from material damage caused by fire or other casualty. There is no pending or, to the actual knowledge of Borrower threatened condemnation proceedings affecting the Unencumbered Asset, or any material part thereof.

           5.20.7 Except for matters insured by title insurance, all improvements on the Unencumbered Asset lie within the boundaries and building restrictions of the legal description of record of the Unencumbered Asset, no such improvements encroach upon easements benefiting the Unencumbered Asset other than encroachments that do not materially adversely affect the use or occupancy of the Unencumbered Asset and no improvements on adjoining properties encroach upon the Unencumbered Asset or easements benefiting the Unencumbered Asset other than encroachments that do not materially adversely affect the use or occupancy of the Unencumbered Asset. All amenities, access routes or other items that materially benefit the Unencumbered Asset are under direct control of Borrower, constitute permanent easements that benefit all or part of the Unencumbered Asset or are public property, and the Unencumbered Asset, by virtue of such easements or otherwise, is contiguous to a physically open, dedicated all weather public street, and has the necessary permits for ingress and egress.

           5.20.8 There are no material delinquent taxes, ground rents, water charges, sewer rents, assessments, insurance premiums, leasehold payments, or other outstanding charges affecting the Unencumbered Asset except to the extent such items are being contested in good faith and as to which adequate reserves have been provided.

     A breach of any of the representations and warranties contained in this SECTION 5.21 with respect to a Property shall disqualify such Property from being an Unencumbered Asset for so long as such breach continues (unless otherwise approved by the Required Lenders) but shall not constitute a Default (unless the elimination of such Property as an Unencumbered Asset results in a Default under one of the other provisions of this Agreement).

     5.21. STATUS. General Partner is a corporation listed and in good standing on the New York Stock Exchange ("NYSE") and is currently qualified as a real estate investment trust under the Code.

     5.22. REPORTABLE TRANSACTION. The Borrower does not intend to treat the Advances and related transactions as being a "reportable transaction" (within the meaning of Treasury Regulation Section 1.6011-4). In the event the Borrower determines to take any action inconsistent with such intention, it will promptly notify the Agent thereof.



                              ARTICLE VI

                               COVENANTS
                               ---------

     During the term of this Agreement, unless the Required Lenders shall otherwise consent in writing:

     6.1. FINANCIAL REPORTING. The Borrower and the General Partner each will maintain, for itself and each Subsidiary, a system of accounting established and administered in accordance with Agreement Accounting Principles, and furnish to the Agent (and Agent shall thereafter promptly deliver to the Lenders):

     (i) Within 90 days after the close of each of its fiscal years, an unqualified (except for qualifications relating to changes in accounting principles or practices reflecting changes in generally accepted accounting principles and required or approved by the General Partner's independent certified public accountants) audit report certified by independent certified public accountants acceptable to the Agent (which shall include
KPMG), prepared in accordance with Agreement Accounting Principles on a consolidated basis for the Consolidated Group, including balance sheets as of the end of such period, related profit and loss and reconciliation of surplus statements, and a statement of cash flows.

     (ii) Within 45 days after the close of the first three quarterly periods of each of its fiscal years, for the Consolidated Group, consolidated unaudited balance sheets as at the close of each such period and consolidated profit and loss and reconciliation of surplus statements and a statement of cash flows for the period from the beginning of such fiscal year to the end of such quarter, all certified by its chief financial officer or principal accounting officer and, upon request by the Agent, within 45 days after the close of any quarterly period, Borrower shall provide to Agent a listing of capital expenditures, a report listing and describing all newly acquired Properties, including their cash flow, cost and secured or unsecured Indebtedness assumed in connection with such acquisition, if any, summary Property information for all Properties, including, without limitation, their Net Operating Income, occupancy rates, square footage, property type and date acquired or built, and such other information as may be reasonably requested by Agent to evaluate the quarterly compliance certificate delivered as provided below, and any additional information regarding Qualifying Investment Affiliates as Agent may reasonably request.

     (iii) Together with the financial statements required under Sections 6.1(i) and (ii), a compliance certificate in substantially the form of Exhibit B signed by its chief financial officer or principal accounting officer showing the calculations necessary to determine compliance with this Agreement and stating that no Default or Unmatured Default exists, or if any Default or Unmatured Default exists, stating the nature and status thereof.

     (iv) As soon as possible and in any event within 10 days after the Borrower or the General Partner knows that any Reportable Event has occurred with respect to any Plan, a statement, signed by the chief financial officer of the Borrower, describing said Reportable Event and the action which the Borrower or the General Partner proposes to take with respect thereto.

     (v) As soon as possible and in any event within 10 days after receipt by the Borrower or the General Partner, a copy of (a) any written notice or claim to the effect that the Borrower or the General Partner or any of their Subsidiaries is or may be liable to any Person as a result of the release by the Borrower, the General Partner, any of their Subsidiaries, or any other Person of any toxic or hazardous waste or substance into the environment, and (b) any written notice alleging any violation of any federal, state or local environmental, health or safety law or regulation by the Borrower, the General Partner or any of their Subsidiaries, which, in either case of (a) or (b), could reasonably be expected to have a Material Adverse Effect.

     (vi) Promptly upon the furnishing thereof to the shareholders of the General Partner, copies of all financial statements, material reports and proxy statements so furnished.

     (vii) Promptly upon the filing thereof, copies of all registration statements and Form 10Ks, Form 10Qs, proxy statements, and upon request of the Agent any other reports which the General Partner or the Borrower or any of its Subsidiaries files with the Securities and Exchange Commission.

     (viii) Such other information (including non-financial information) as the Agent or any Lender may from time to time reasonably request.

     6.2. USE OF PROCEEDS. The Borrower will, and will cause each Subsidiary to, use the proceeds of the Credit Extensions for general corporate purposes, working capital and acquisition, development and operation of real estate. The Borrower will not, nor will it permit any Subsidiary to, use any of the proceeds of the Advances to purchase or carry any "margin stock" (as defined in Regulation U).

     6.3. NOTICE OF DEFAULT. Each of the Borrower and the General Partner will, and will cause each Subsidiary to, give prompt notice in writing to the Lenders of the occurrence of any Default or Unmatured Default (and each such notice shall state that it is a notice of default) and of any other development, financial or otherwise, which could reasonably be expected to have a Material Adverse Effect.

     6.4. EXISTENCE AND CONDUCT OF OPERATIONS. Except as permitted herein, the Borrower and General Partner will, and will cause each Subsidiary to, maintain and preserve its existence and all rights, privileges and franchises now enjoyed and necessary for the operation of its business, including remaining in good standing in each jurisdiction in which business is currently operated except where the failure to do so would not result in a Material Adverse Effect. Except as permitted herein, the Borrower and the General Partner shall carry on and conduct their respective businesses in substantially the same manner and in substantially the same fields of enterprise as presently conducted. The Borrower and General Partner will do, and (subject to Section 6.12) will cause each of its Subsidiaries to do, all things necessary to remain duly incorporated and/or duly qualified, validly existing and in good standing as a real estate investment trust, corporation, general partnership, limited liability company or limited partnership, as the case may be, in its jurisdiction of incorporation/formation. The Borrower and General Partner will cause each Person holding title to each of the Properties to maintain all requisite authority to conduct its business in each jurisdiction in which the Properties are located and, except where the failure to be so qualified would not have a Material Adverse Effect, in each jurisdiction required to carry on and conduct its businesses in substantially the same manner as it is presently conducted, and, specifically, neither the Borrower nor its Subsidiaries will undertake any business other than the acquisition, development, ownership, management, operation and leasing of multi-family housing properties and ancillary businesses specifically related thereto except as permitted under Section 6.14 hereof.

     6.5. TAXES. Each of the Borrower and the General Partner will, and will cause each Subsidiary to, timely file materially complete and correct United States federal and applicable foreign, state and local tax returns required by law and pay before delinquent due all taxes, assessments and governmental charges and levies upon it or its income, profits or Property, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside in accordance with Agreement Accounting Principles.

     6.6. INSURANCE. The Borrower will, and will cause each Subsidiary to, maintain with financially sound and reputable insurance companies insurance on all their Property in such amounts and covering such risks as is consistent with sound business practice, including without limitation:
(i) property and casualty insurance (including coverage for flood and other water damage for any Property located within a 100-year flood plain) in the amount of the replacement cost of the improvements at the Properties (subject to reasonable deductibles); (ii) loss of rental income insurance in the amount not less than one year's gross revenues from the Unencumbered Assets; and (iii) comprehensive general liability insurance in the amount no less than $1,000,000 per occurrence, and the Borrower will furnish to any Lender upon request by the Agent full information as to the insurance carried.

     6.7. COMPLIANCE WITH LAWS. Each of the Borrower and the General Partner will, and will cause each Subsidiary to, comply in all material respects with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject including, without limitation, all Environmental Laws.

     6.8. MAINTENANCE OF PROPERTIES. Each of the Borrower and the General Partner will, and will cause each Subsidiary to, maintain, preserve, protect and keep its Property in good repair, working order and condition (ordinary wear and tear excepted), and make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times.

     6.9. INSPECTION. Upon reasonable notice requesting the same (unless a Default or Unmatured Default has occurred and is continuing) each of the Borrower and the General Partner will, and will cause each Subsidiary to, permit the Agent and the Lenders, by their respective representatives and agents, to inspect any of the Property (subject to the rights of tenants), books and financial records of the Borrower, the General Partner and each Subsidiary, to examine and make copies of the books of accounts and other financial records of the Borrower, the General Partner and each Subsidiary, and to discuss the affairs, finances and accounts of the Borrower, the General Partner and each Subsidiary with, and to be advised as to the same by, their respective officers at such reasonable times and intervals as the Agent may reasonably request.

     6.10. DIVIDENDS. The General Partner will not, nor will it permit any Subsidiary (other than a Qualifying Investment Affiliate) to, declare or pay any dividends or make any distributions on equity interests (other than dividends payable in equity interests) or redeem, repurchase or otherwise acquire or retire any of its equity interests at any time outstanding, except that (i) any Subsidiary may declare and pay dividends to the Borrower or the General Partner and (ii) provided there is no Default or Unmatured Default then existing the General Partner may declare and pay dividends to its shareholders provided that the aggregate amount of dividends on account of any fiscal year is not in excess of 95% of its Funds From Operations for such fiscal year. Notwithstanding the foregoing, unless at the time of distribution there is a Monetary Default, the General Partner shall be permitted at all times to distribute whatever amount is necessary to maintain its tax status as a real estate investment trust.

     6.11. MAINTENANCE OF STATUS.  The General Partner shall at all times
(i) maintain the listing of its common shares of beneficial interest on the New York Stock Exchange and not take any action that results in a proceeding to delist such common shares, and (ii) maintain its status as a real estate investment trust in compliance with all applicable provisions of the Code.

     6.12. MERGER. Neither the Borrower nor the General Partner will, nor will they permit any Subsidiary (other than a Qualifying Investment Affiliate) to, merge or consolidate with or into any other Person, except that if no Default shall occur after giving effect to such merger, a Subsidiary may merge into the Borrower or another Subsidiary, and Borrower or General Partner may enter into a merger in which such entity is the survivor.

     6.13. SALE OF ASSETS. Neither the Borrower nor the General Partner will, nor will they permit any Subsidiary (other than a Qualifying Investment Affiliate) to, lease, sell or otherwise dispose of its Property to any other Person, except leases, sales or other dispositions of its Property that, together with all other Property previously leased, sold or disposed of as permitted by this Section during the twelve-month period ending with the month in which any such lease, sale or other disposition occurs, do not constitute a Substantial Portion. The foregoing restriction does not apply to leases of apartment units, laundry facilities or other leases in the ordinary course of Borrower's business.

     6.14. INVESTMENTS. Neither the Borrower nor the General Partner will, nor will they permit any Subsidiary to, make or suffer to exist any Investments (including without limitation, loans and advances to, and other Investments in, Subsidiaries), or commitments therefor, or to create any Subsidiary or to become or remain a partner in any partnership or joint venture, except:

     (i)   Cash Equivalent Investments.

     (ii)  Investments permitted under Section 6.4 hereof.

     (iii) Stock holdings or other ownership holdings other than in Subsidiaries not exceeding 5% of Total Asset Value.

     (iv)  Mortgages not exceeding 5% of Total Asset Value.

     (v)   Unimproved Land not exceeding 10% of Total Asset Value.

     (vi)  Non-apartment Properties not exceeding 5% of Total Asset Value.

     (vii) Development Properties not exceeding 20% of Total Asset Value.

     PROVIDED, HOWEVER, that the aggregate of (iii) through (vii) above may not exceed 30% of Total Asset Value.

     6.15. LIENS. Neither the Borrower nor the General Partner will, nor will they permit any Subsidiary to, create, incur, or suffer to exist any Lien in, of or on the Property of the Borrower or any of its Subsidiaries, except:

     (i) Liens for taxes, assessments or governmental charges or levies on its Property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with Agreement Accounting Principles shall have been set aside on its books.

     (ii) Liens imposed by law, such as carriers', warehousemen's and mechanics' liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than 60 days past due or which are being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on its books.

     (iii) Liens arising out of pledges or deposits under worker's compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation.

     (iv) Utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the marketability of the same or interfere with the use thereof in the business of the Borrower or its Subsidiaries.

     (v) Liens arising in connection with any Indebtedness permitted hereunder to the extent such Liens will not result in a violation of any of the provisions of this Agreement.

     6.16. PRE-ACQUISITION ENVIRONMENTAL INVESTIGATIONS. The Borrower will obtain or cause to be prepared prior to the acquisition of each project that it intends to acquire an environmental report pursuant to a standard scope of work consistent with that used by other institutional buyers of similar properties.

     6.17. AFFILIATES. The Borrower will not, and will not permit any Subsidiary to, enter into any transaction (including, without limitation, the purchase or sale of any Property or service) with, or make any payment or transfer to, any Affiliate except in the ordinary course of business and pursuant to the reasonable requirements of the Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than the Borrower or such Subsidiary would obtain in a comparable arms-length transaction.

     6.18. NOTICE OF RATING CHANGE. The Borrower shall notify the Agent promptly (but no later than five days following the occurrence of any of the following events) if there is any change in the rating assigned to Borrower's long term unsecured debt (regardless of whether any such debt is outstanding) or facility rating from Moody's or S&P or any substitute rating agency of either of such ratings.

     6.19. INTEREST RATE HEDGING. Neither the Borrower nor the General Partner will enter into or remain liable upon, nor will it permit any Subsidiary to enter into or remain liable upon, any Rate Management Transaction unless such Rate Management Transaction was entered into by the Borrower, General Partner or a Subsidiary in the ordinary course of its business for the purpose of hedging interest rate risk to the Borrower or a Subsidiary.

     6.20. ENVIRONMENTAL MATTERS. The Borrower will, and will cause each of its Subsidiaries to:

     (i) be in material compliance with, and use its reasonable efforts to ensure material compliance by all commercial tenants and subtenants, if any, with, all applicable Environmental Laws and obtain and be in material compliance with and maintain, and use its reasonable efforts to ensure that all commercial tenants and subtenants obtain and be in material compliance with and maintain, all material licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws, except to the extent that (a) the same are being contested in good faith by appropriate proceedings and the pendency of such proceedings could not be reasonably expected to have a Material Adverse Effect, or (b) the Borrower has determined in good faith that contesting the same is not in the best interests of the Borrower and its Subsidiaries and the failure to contest the same could not be reasonably expected to have a Material Adverse Effect;

     (ii) conduct and complete, or will use its reasonable efforts to cause its commercial tenants or subtenants to conduct and complete, all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all governmental authorities applicable to Borrower, its Subsidiaries, or their respective Properties regarding Environmental Laws, except to the extent that (a) the same are being contested in good faith by appropriate proceedings and the pendency of such proceedings could not be reasonably expected to have a Material Adverse Effect, or (b) the Borrower has determined in good faith that contesting the same is not in the best interests of the Borrower and its Subsidiaries and the failure to contest the same could not be reasonably expected to have a Material Adverse Effect; and

     (iii) defend, indemnify and hold harmless the Agent, and each Lender, and their respective employees, agents, officers and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses arising out of, or in any way relating to the violation of, noncompliance with or liability under any Environmental Laws applicable to the operations of the Borrower, its Subsidiaries, or the Properties for which the Borrower or its Subsidiaries are liable or could reasonably be expected to be liable, including, without limitation, reasonable attorney's and consultant's fees, investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing arise out of the gross negligence or willful misconduct of the party seeking indemnification therefor. This indemnity shall continue in full force and effect regardless of the termination of this Agreement;

     6.21. INTENTIONALLY OMITTED.

     6.22. GENERAL PARTNER. The General Partner will not (i) own less than 75% of the partnership interests in Borrower, or (ii) permit any pledge of, or other encumbrance on, or conversion to limited partnership interests of, any of the general partnership interests in the Borrower.

     6.23. INVESTMENT AFFILIATES. Neither the Borrower nor the General Partner will, nor will they permit any Subsidiary to, permit the Value of Investment Affiliates to exceed 50% of Total Asset Value.

     6.24. FINANCIAL COVENANTS. As of the last day of each fiscal quarter:

           6.24.1     TANGIBLE NET WORTH.  The Borrower will have
Tangible Net Worth of not less than the sum of (a) $375,000,000 plus (b) an amount equal to seventy-five percent (75%) of the net proceeds received by the Borrower and/or the General Partner by reason of the issuance and sale of equity interests from and after the date of this Agreement;

           6.24.2 LEVERAGE. The Borrower will not permit the ratio of (a) Consolidated Outstanding Indebtedness as of such date to (b) Total Asset Value as of such date to exceed .60 to 1.0;

           6.24.3 INTEREST COVERAGE. The Borrower will not permit the ratio of (a) EBITDA of the Consolidated Group, plus (without duplication) the Consolidated Group Pro Rata Share of EBITDA of each Investment Affiliate for the four fiscal quarters then ended to (b) Consolidated Interest Expense for the same period to be less than 2.00 to 1.00;

           6.24.4 FIXED CHARGE COVERAGE. The Borrower will not permit the ratio of (a) EBITDA of the Consolidated Group, plus (without duplication) the Consolidated Group Pro Rata Share of EBITDA of each Investment Affiliate for the four fiscal quarters then ended to (b) Fixed Charges for the same period to be less than 1.75 to 1.0;

           6.24.5 UNENCUMBERED ASSET COVERAGE. The Borrower will not permit the ratio of (a) Unencumbered Asset Value as of such date to (b) Unsecured Indebtedness of the Consolidated Group plus the Consolidated Group Pro Rata Share of Unsecured Indebtedness of Investment Affiliates as of such date to be less than 1.75 to 1.00;

           6.24.6 UNENCUMBERED INTEREST COVERAGE. The Borrower will not permit the ratio of (a) Unencumbered Net Operating Income for the four fiscal quarters then ended to (b) Unsecured Interest Expense for the same period to be less than 2.00 to 1.00;

           6.24.7 SECURED DEBT RATIO. The Borrower will not permit the ratio of (a) Consolidated Secured Indebtedness as of such date to (b) Total Asset Value as of such date to be more than 0.50 to 1.00.

                              ARTICLE VII

                               DEFAULTS
                               --------

     The occurrence of any one or more of the following events shall constitute a Default:

     7.1. Any representation or warranty (other than a representation or warranty contained in Section 5.20) made or deemed made by or on behalf of the Borrower or any of its Subsidiaries to the Lenders or the Agent under or in connection with this Agreement, any Credit Extension, or any certificate or information delivered in connection with this Agreement or any other Loan Document shall be materially false on the date as of which made.

     7.2. Nonpayment of principal of any Loan when due, nonpayment of any Reimbursement Obligation within one Business Day after the same becomes due, or nonpayment of interest upon any Loan or of any commitment fee, or LC Fee within five days after the same becomes due, or nonpayment of any other obligations under any of the Loan Documents within five days after notice from Agent that the same is due.

     7.3. The breach by the Borrower or the General Partner of any of the terms or provisions of Section 6.2, 6.10, 6.11, 6.12, 6.13, 6.14, 6.19,
6.23 or 6.24.

     7.4. The breach by the Borrower or the General Partner (other than a breach which constitutes a Default under another Section of this Article
VII) of any of the terms or provisions of this Agreement which is not remedied within thirty days after written notice from the Agent or any Lender, except that if such breach is curable, but is not susceptible of being cured within thirty days, then such breach shall not constitute a Default so long as Borrower commences cure within thirty days and diligently continues to cure the breach thereafter and completes such cure no later than ninety (90) days after notice of such breach.

     7.5. Failure of the Borrower or any of its Subsidiaries or any Guarantor to pay when due any Material Indebtedness; or the default by the Borrower or any of its Subsidiaries or any Guarantor in the performance (beyond the applicable grace period with respect thereto, if any) of any term, provision or condition contained in any Material Indebtedness Agreement, or any other event shall occur or condition exist, the effect of which default, event or condition is to cause, or to permit the holder(s) of such Material Indebtedness or the lender(s) under any Material Indebtedness Agreement to cause, such Material Indebtedness to become due prior to its stated maturity or any commitment to lend under any Material Indebtedness Agreement to be terminated prior to its stated expiration date; or any Material Indebtedness of the Borrower or any of its Subsidiaries or any Guarantor shall be declared to be due and payable or required to be prepaid or repurchased (other than by a regularly scheduled payment) prior to the stated maturity thereof; or the Borrower or any of its Subsidiaries shall not pay, or admit in writing its inability to pay, its debts generally as they become due.

     7.6. The Borrower, the General Partner, any Guarantor, or any of its Subsidiaries which contribute $10,000,000 or more to the Total Asset Value, shall (i) have an order for relief entered with respect to it under the Federal bankruptcy laws as now or hereafter in effect, (ii) make an assignment for the benefit of creditors, (iii) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or with respect to the Borrower, the General Partner or any Guarantor any substantial portion of its Property or in the case of any Subsidiary, Property which contributes $10,000,000 or more to the Total Asset Value, (iv) institute any proceeding seeking an order for relief under the Federal bankruptcy laws as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (v) take any corporate or partnership action to authorize or effect any of the foregoing actions set forth in this Section 7.6 or (vi) fail to contest in good faith any appointment or proceeding described in Section 7.7.

     7.7. Without the application, approval or consent of the Borrower, any Guarantor, or any of its Subsidiaries which contribute $10,000,000 or more to the Total Asset Value, a receiver, trustee, examiner, liquidator or similar official shall be appointed for the Borrower, Guarantor or any of such Subsidiaries or with respect to the Borrower, the General Partner or any Guarantor any substantial portion of its Property or in the case of any Subsidiary Property which contributes $10,000,000 or more to the Total Asset Value, or a proceeding described in Section 7.6(iv) shall be instituted against the Borrower any Guarantor, or any of such Subsidiaries and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 60 consecutive days.

     7.8. Any court, government or governmental agency shall condemn, seize or otherwise appropriate, or take custody or control of, all or any portion of the Property of the Borrower and its Subsidiaries or any Guarantor which, when taken together with all other Property of the Borrower and its Subsidiaries or any Guarantor so condemned, seized, appropriated, or taken custody or control of, during the twelve-month period ending with the month in which any such action occurs, constitutes a Substantial Portion.

     7.9. The Borrower, General Partner or any of their Subsidiaries shall fail within 30 days to pay, bond or otherwise discharge one or more
(i) judgments or orders for the payment of money in excess of $10,000,000 (or the equivalent thereof in currencies other than U.S. Dollars) in the aggregate (provided that for judgements against unconsolidated Subsidiaries, only the Consolidated Group Pro Rata Share of such judgment shall be included in determining whether the $10,000,000 threshold is exceeded), or (ii) nonmonetary judgments or orders which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, which judgment(s), in any such case, is/are not stayed on appeal or otherwise being appropriately contested in good faith.

     7.10. Any Change in Control shall occur.

     7.11. The Borrower or any of its Subsidiaries shall (i) be the subject of any proceeding or investigation pertaining to the release by the Borrower, any of its Subsidiaries or any other Person of any toxic or hazardous waste or substance into the environment, or (ii) violate any Environmental Law, which, in the case of an event described in clause (i) or clause (ii), would reasonably be expected to have a Material Adverse Effect.

     7.12. The occurrence of any "default", as defined in any Loan Document (other than this Agreement) or the breach of any of the terms or provisions of any Loan Document (other than this Agreement), which default or breach continues beyond any period of grace therein provided.

     7.13. Any Guaranty shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of any Guaranty, or any Guarantor shall fail to comply with any of the terms or provisions of any Guaranty to which it is a party, or any Guarantor shall deny that it has any further liability under any Guaranty to which it is a party, or shall give notice to such effect (excluding in each case the occurrence of the foregoing as a result of a Guarantor ceasing to exist or ceasing to be a Subsidiary as a result of a transaction permitted elsewhere in this Agreement).

     7.14. The representations and warranties set forth in Section 5.15 (Plan Assets; Prohibited Transactions) shall at any time not be true and correct.



                             ARTICLE VIII

            ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES

     8.1.  ACCELERATION; FACILITY LC COLLATERAL ACCOUNT.

     (i) If any Default described in Section 7.6 or 7.7 occurs with respect to the Borrower, the obligations of the Lenders to make Loans hereunder and the obligation and power of the LC Issuer to issue Facility LCs shall automatically terminate and the Obligations shall immediately become due and payable without any election or action on the part of the Agent, the LC Issuer or any Lender and the Borrower will be and become thereby unconditionally obligated, without any further notice, act or demand, to pay to the Agent an amount in immediately available funds, which funds shall be held in the Facility LC Collateral Account, equal to the difference of (x) the amount of LC Obligations at such time, less (y) the amount on deposit in the Facility LC Collateral Account at such time which is free and clear of all rights and claims of third parties and has not been applied against the Obligations (such difference, the "Collateral Shortfall Amount"). If any other Default occurs, the Required Lenders (or the Agent with the consent of the Required Lenders) may (a) terminate or suspend the obligations of the Lenders to make Loans hereunder and the obligation and power of the LC Issuer to issue Facility LCs, or by notice to Borrower declare the Obligations to be due and payable, or both, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Borrower hereby expressly waives, and (b) upon notice to the Borrower and in addition to the continuing right to demand payment of all amounts payable under this Agreement, make demand on the Borrower to pay, and the Borrower will, forthwith upon such demand and without any further notice or act, pay to the Agent the Collateral Shortfall Amount, which funds shall be deposited in the Facility LC Collateral Account.

     (ii) If at any time while any Default is continuing, the Agent determines that the Collateral Shortfall Amount at such time is greater than zero, the Agent may make demand on the Borrower to pay, and the Borrower will, forthwith upon such demand and without any further notice or act, pay to the Agent the Collateral Shortfall Amount, which funds shall be deposited in the Facility LC Collateral Account.

     (iii) The Agent may at any time or from time to time after funds are deposited in the Facility LC Collateral Account, apply such funds to the payment of the Obligations and any other amounts as shall from time to time have become due and payable by the Borrower to the Lenders or the LC Issuer under the Loan Documents.

     (iv) At any time while any Default is continuing, neither the Borrower nor any Person claiming on behalf of or through the Borrower shall have any right to withdraw any of the funds held in the Facility LC Collateral Account. After all of the Obligations have been indefeasibly paid in full and the Aggregate Commitment has been terminated, any funds remaining in the Facility LC Collateral Account shall be returned by the Agent to the Borrower or paid to whomever may be legally entitled thereto at such time.

     (v) If, after acceleration of the maturity of the Obligations or termination of the obligations of the Lenders to make Loans and the obligation and power of the LC Issuer to issue Facility LCs hereunder as a result of any Default (other than any Default as described in Section 7.6 or 7.7 with respect to the Borrower) and before any judgment or decree for the payment of the Obligations due shall have been obtained or entered, the Required Lenders (in their sole discretion) shall so direct, the Agent shall, by notice to the Borrower, rescind and annul such acceleration and/or termination.

     8.2. AMENDMENTS. Subject to the provisions of this Section 8.2, the Required Lenders (or the Agent with the consent in writing of the Required Lenders) and the Borrower may enter into written agreements supplemental hereto for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of the Lenders or the Borrower hereunder or waiving any Default hereunder; provided, however, that no such supplemental agreement shall, without the consent of all of the Lenders:

     (i) Extend the final maturity of any Loan, or extend the expiry date of any Facility LC to a date after the Facility Termination Date or forgive all or any portion of the principal amount thereof, interest or fees thereon (other than Default Rate interest), or any Reimbursement Obligation related thereto, or reduce the rate or extend the time of payment of interest or fees thereon or Reimbursement Obligations related thereto.

     (ii)  Reduce the percentage specified in the definition of Required
Lenders.

     (iii) Extend the Facility Termination Date, or reduce the amount or extend the payment date for, the mandatory payments required under Section 2.1.4, or increase the amount of the Aggregate Commitment or of the Commitment of any Lender hereunder or the commitment to issue Facility LCs, or permit the Borrower to assign its rights under this Agreement.

     (iv)  Amend this Section 8.2.

     (v) Release any Guarantor except as permitted under Section 7.13 hereof.

No amendment of any provision of this Agreement relating to the Agent shall be effective without the written consent of the Agent. No amendment of any provision of this Agreement relating to the Swing Line Lender or Swing Line Loans shall be effective without the written consent of the Swing Line Lender, and no amendment of any provision relating to the LC Issuer shall be effective without the written consent of the LC Issuer. The Agent may waive payment of the fee required under Section 12.3.3.

     8.3. PRESERVATION OF RIGHTS. No delay or omission of the Lenders, the LC Issuer or the Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Credit Extension notwithstanding the existence of a Default or the inability of the Borrower to satisfy the conditions precedent to such Credit Extension shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Lenders required pursuant to Section 8.2, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Agent, the LC Issuer and the Lenders until the Obligations have been paid in full.



                              ARTICLE IX

                          GENERAL PROVISIONS
                          -------------------

     9.1. SURVIVAL OF REPRESENTATIONS. All representations and warranties of the Borrower contained in this Agreement shall survive the making of the Credit Extensions herein contemplated.

     9.2. GOVERNMENTAL REGULATION. Anything contained in this Agreement to the contrary notwithstanding, neither the LC Issuer nor any Lender shall be obligated to extend credit to the Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

     9.3. HEADINGS. Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

     9.4. ENTIRE AGREEMENT. The Loan Documents embody the entire agreement and understanding among the Borrower, the Agent, the LC Issuer and the Lenders and supersede all prior agreements and understandings among the Borrower, the Agent, the LC Issuer and the Lenders relating to the subject matter thereof other than those contained in the fee letter described in Section 10.13 which shall survive and remain in full force and effect during the term of this Agreement.

     9.5. SEVERAL OBLIGATIONS; BENEFITS OF THIS AGREEMENT. The respective obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other (except to the extent to which the Agent is authorized to act as such). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns, provided, however, that the parties hereto expressly agree that the Arranger shall enjoy the benefits of the provisions of Sections 9.6, 9.10 and 10.11 to the extent specifically set forth therein and shall have the right to enforce such provisions on its own behalf and in its own name to the same extent as if it were a party to this Agreement.

     9.6. EXPENSES; INDEMNIFICATION. The Borrower shall reimburse the Agent and the Arranger for any costs, internal charges and out-of-pocket expenses (including reasonable attorneys' fees and reasonable time charges of attorneys for the Agent, which attorneys may be employees of the Agent) paid or incurred by the Agent or the Arranger in connection with the preparation, negotiation, execution, delivery, syndication, distribution (including, without limitation, via the internet), review, amendment, modification, and administration of the Loan Documents. The Borrower also agrees to reimburse the Agent, the Arranger, the LC Issuer and the Lenders for any costs, internal charges and out-of-pocket expenses (including reasonable attorneys' fees and reasonable time charges of attorneys for the Agent, the Arranger, the LC Issuer and the Lenders, which attorneys may be employees of the Agent, the Arranger, the LC Issuer or the Lenders) paid or incurred by the Agent, the Arranger, the LC Issuer or any Lender in connection with the collection and enforcement of the Loan Documents. Expenses being reimbursed by the Borrower under this Section include, without limitation, costs and expenses incurred in connection with the Reports described in the following sentence. The Borrower acknowledges that from time to time Bank One may prepare and may distribute to the Lenders (but shall have no obligation or duty to prepare or to distribute to the Lenders) certain audit reports (the "Reports") pertaining to the Borrower's assets for internal use by Bank One from information furnished to it by or on behalf of the Borrower, after Bank One has exercised its rights of inspection pursuant to this Agreement.

     The Borrower hereby further agrees to indemnify the Agent, the Arranger, each Lender, their respective affiliates, and each of their directors, officers and employees against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all expenses of litigation or preparation therefor whether or not the Agent, the Arranger, any Lender or any affiliate is a party thereto) which any of them may pay or incur arising out of or relating to this Agreement, the other Loan Documents, the transactions contemplated hereby or the direct or indirect application or proposed application of the proceeds of any Credit Extension hereunder except to the extent that they are determined in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the party seeking indemnification. The obligations of the Borrower under this Section 9.6 shall survive the termination of this Agreement.

     9.7. NUMBERS OF DOCUMENTS. All statements, notices, closing documents, and requests hereunder shall be furnished to the Agent with sufficient counterparts so that the Agent may furnish one to each of the Lenders.

     9.8. ACCOUNTING. Except as provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with Agreement Accounting Principles.

     9.9. SEVERABILITY OF PROVISIONS. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

     9.10. NONLIABILITY OF LENDERS. The relationship between the Borrower on the one hand and the Lenders, the LC Issuer and the Agent on the other hand shall be solely that of borrower and lender. Neither the Agent, the LC Issuer, the Arranger nor any Lender shall have any fiduciary responsibilities to the Borrower. Neither the Agent, the Arranger, the LC Issuer nor any Lender undertakes any responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower's business or operations. The Borrower agrees that neither the Agent, the Arranger, the LC Issuer nor any Lender shall have liability to the Borrower (whether sounding in tort, contract or otherwise) for losses suffered by the Borrower in connection with, arising out of, or in any way related to, the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless it is determined in a final non-appealable judgment by a court of competent jurisdiction that such losses resulted from the gross negligence or willful misconduct of the party from which recovery is sought. Neither the Agent, the Arranger, the LC Issuer nor any Lender shall have any liability with respect to, and the Borrower hereby waives, releases and agrees not to sue for, any special, indirect, consequential or punitive damages suffered by the Borrower in connection with, arising out of, or in any way related to the Loan Documents or the transactions contemplated thereby.

     9.11. CONFIDENTIALITY. Each Lender agrees to hold any confidential information which it may receive from the Borrower pursuant to this Agreement in confidence, except for disclosure (i) to its Affiliates and to other Lenders and their respective Affiliates, (ii) to legal counsel, accountants, and other professional advisors to such Lender or to a Transferee, (iii) to regulatory officials, (iv) to any Person as requested pursuant to or as required by law, regulation, or legal process, (v) to any Person in connection with any legal proceeding to which such Lender is a party, (vi) to such Lender's direct or indirect contractual counterparties in swap agreements or to legal counsel, accountants and other professional advisors to such counterparties, (vii) permitted by Section 12.4 and (viii) to rating agencies if requested or required by such agencies in connection with a rating relating to the Advances hereunder. Notwithstanding anything herein to the contrary, confidential information shall not include, and each Lender (and each employee, representative or other agent of any Lender) may disclose to any and all Persons, without limitation of any kind, the "tax treatment" and "tax structure" (in each case, within the meaning of Treasury Regulation Section 1.6011-4) of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are or have been provided to such Lender relating to such tax treatment or tax structure other than information or materials for which nondisclosure is reasonably necessary in order to comply with applicable securities laws so long as disclosure is not otherwise limited; PROVIDED that with respect to any document or similar item that in either case contains information concerning such tax treatment or tax structure of the transactions contemplated hereby as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to such tax treatment or tax structure.

     9.12. NONRELIANCE. Each Lender hereby represents that it is not relying on or looking to any margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System) for the repayment of the Credit Extensions provided for herein.

     9.13. DISCLOSURE. The Borrower and each Lender hereby acknowledge and agree that Bank One and/or its Affiliates from time to time may hold investments in, make other loans to or have other relationships with the Borrower and its Affiliates.

                               ARTICLE X

                               THE AGENT
                               ---------

     10.1. APPOINTMENT; NATURE OF RELATIONSHIP. Bank One, NA is hereby appointed by each of the Lenders as its contractual representative (herein referred to as the "Agent") hereunder and under each other Loan Document, and each of the Lenders irrevocably authorizes the Agent to act as the contractual representative of such Lender with the rights and duties expressly set forth herein and in the other Loan Documents. The Agent agrees to act as such contractual representative upon the express conditions contained in this Article X. Notwithstanding the use of the defined term "Agent," it is expressly understood and agreed that the Agent shall not have any fiduciary responsibilities to any Lender by reason of this Agreement or any other Loan Document and that the Agent is merely acting as the contractual representative of the Lenders with only those duties as are expressly set forth in this Agreement and the other Loan Documents. In its capacity as the Lenders' contractual representative, the Agent (i) does not hereby assume any fiduciary duties to any of the Lenders, (ii) is a "representative" of the Lenders within the meaning of the term "secured party" as defined in the Illinois Uniform Commercial Code and (iii) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Loan Documents. Each of the Lenders hereby agrees to assert no claim against the Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Lender hereby waives.

     10.2. POWERS. The Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Agent shall have no implied duties to the Lenders, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Agent.

     10.3. GENERAL IMMUNITY. Neither the Agent nor any of its directors, officers, agents or employees shall be liable to the Borrower, the Lenders or any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except to the extent such action or inaction is determined in a final non-appealable judgment by a court of competent jurisdiction to have arisen from the gross negligence or willful misconduct of such Person.

     10.4. NO RESPONSIBILITY FOR LOANS, RECITALS, ETC; DELIVERY OF INFORMATION. Neither the Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (a) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder; (b) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document, including, without limitation, any agreement by an obligor to furnish information directly to each Lender; (c) the satisfaction of any condition specified in Article IV, except receipt of items required to be delivered solely to the Agent; (d) the existence or possible existence of any Default or Unmatured Default; (e) the validity, enforceability, effectiveness, sufficiency or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith; (f) the value, sufficiency, creation, perfection or priority of any Lien in any collateral security; or (g) the financial condition of the Borrower or any guarantor of any of the Obligations or of any of the Borrower's or any such guarantor's respective Subsidiaries. The Agent shall distribute to Lenders copies of material notices and information furnished to Agent in accordance with the terms of this Agreement, which may be distributed by posting on Intralinks or other customary distribution methods. The Agent shall have no duty to disclose to the Lenders information that is not required to be furnished by the Borrower to the Agent at such time, but is voluntarily furnished by the Borrower to the Agent (either in its capacity as Agent or in its individual capacity).

     10.5. ACTION ON INSTRUCTIONS OF LENDERS. The Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders. The Lenders hereby acknowledge that the Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement or any other Loan Document unless it shall be requested in writing to do so by the Required Lenders. The Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

     10.6. EMPLOYMENT OF AGENTS AND COUNSEL. The Agent may execute any of its duties as Agent hereunder and under any other Loan Document by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Agent shall be entitled to advice of counsel concerning the contractual arrangement between the Agent and the Lenders and all matters pertaining to the Agent's duties hereunder and under any other Loan Document.

     10.7. RELIANCE ON DOCUMENTS; COUNSEL. The Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Agent, which counsel may be employees of the Agent.

     10.8. AGENT'S REIMBURSEMENT AND INDEMNIFICATION. The Lenders agree to reimburse and indemnify the Agent ratably in proportion to their respective Commitments (or, if the Commitments have been terminated, in proportion to their Commitments immediately prior to such termination) (i) for any amounts not reimbursed by the Borrower for which the Agent is entitled to reimbursement by the Borrower under the Loan Documents, (ii) for any other expenses incurred by the Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents (including, without limitation, for any expenses incurred by the Agent in connection with any dispute between the Agent and any Lender or between two or more of the Lenders) and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby (including, without limitation, for any such amounts incurred by or asserted against the Agent in connection with any dispute between the Agent and any Lender or between two or more of the Lenders), or the enforcement of any of the terms of the Loan Documents or of any such other documents, provided that (i) no Lender shall be liable for any of the foregoing to the extent any of the foregoing is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Agent and (ii) any indemnification required pursuant to Section 3.5(vii) shall, notwithstanding the provisions of this Section 10.8, be paid by the relevant Lender in accordance with the provisions thereof. The obligations of the Lenders under this Section 10.8 shall survive payment of the Obligations and termination of this Agreement.

     10.9. NOTICE OF DEFAULT. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Unmatured Default hereunder unless the Agent has received written notice from a Lender or the Borrower referring to this Agreement describing such Default or Unmatured Default and stating that such notice is a "notice of default" or unless the default is a failure by Borrower to pay principal, interest or fees due in accordance with this Agreement. In the event that the Agent receives such a notice, the Agent shall give prompt notice thereof to the Lenders.

     10.10. RIGHTS AS A LENDER. In the event the Agent is a Lender, the Agent shall have the same rights and powers hereunder and under any other Loan Document with respect to its Commitment and its Loans as any Lender and may exercise the same as though it were not the Agent, and the term "Lender" or "Lenders" shall, at any time when the Agent is a Lender, unless the context otherwise indicates, include the Agent in its individual capacity. The Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Subsidiaries in which the Borrower or such Subsidiary is not restricted hereby from engaging with any other Person.

     10.11. LENDER CREDIT DECISION. Each Lender acknowledges that it has, independently and without reliance upon the Agent, the Arranger or any other Lender and based on the financial statements prepared by the Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Agent, the Arranger or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

     10.12. SUCCESSOR AGENT. The Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower, such resignation to be effective upon the appointment of a successor Agent or, if no successor Agent has been appointed, forty-five days after the retiring Agent gives notice of its intention to resign. The Agent may be removed at any time with cause by written notice received by the Agent from the Required Lenders, such removal to be effective on the date specified by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint, on behalf of the Borrower and the Lenders, a successor Agent which successor Agent shall, unless a Default shall have occurred and be continuing, be acceptable to Borrower (such consent not to be unreasonably withheld or delayed). If no successor Agent shall have been so appointed by the Required Lenders within thirty days after the resigning Agent's giving notice of its intention to resign, then the resigning Agent may appoint, on behalf of the Borrower and the Lenders, a successor Agent. Notwithstanding the previous sentence, the Agent may at any time without the consent of the Borrower or any Lender, appoint any of its Affiliates which is a commercial bank as a successor Agent hereunder. If the Agent has resigned or been removed and no successor Agent has been appointed, the Lenders may perform all the duties of the Agent hereunder and the Borrower shall make all payments in respect of the Obligations to the applicable Lender and for all other purposes shall deal directly with the Lenders. No successor Agent shall be deemed to be appointed hereunder until such successor Agent has accepted the appointment. Any such successor Agent shall be a commercial bank having capital and retained earnings of at least $100,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning or removed Agent. Upon the effectiveness of the resignation or removal of the Agent, the resigning or removed Agent shall be discharged from its duties and obligations hereunder and under the Loan Documents. After the effectiveness of the resignation or removal of an Agent, the provisions of this Article X shall continue in effect for the benefit of such Agent in respect of any actions taken or omitted to be taken by it while it was acting as the Agent hereunder and under the other Loan Documents. In the event that there is a successor to the Agent by merger, or the Agent assigns its duties and obligations to an Affiliate pursuant to this Section 10.12, then the term "Prime Rate" as used in this Agreement shall mean the prime rate, base rate or other analogous rate of the new Agent.

     10.13. AGENT AND ARRANGER FEES. The Borrower agrees to pay to the Agent and the Arranger, for their respective accounts, the fees agreed to by the Borrower, the Agent and the Arranger pursuant to that certain letter agreement dated March 6, 2003 or as otherwise agreed from time to time.

     10.14. DELEGATION TO AFFILIATES. The Borrower and the Lenders agree that the Agent may delegate any of its duties under this Agreement to any of its Affiliates. Any such Affiliate (and such Affiliate's directors, officers, agents and employees) which performs duties in connection with this Agreement shall be entitled to the same benefits of the indemnification, waiver and other protective provisions to which the Agent is entitled under Articles IX and X.



                              ARTICLE XI

             SETOFF; RATABLE PAYMENTS; DEFAULTING LENDERS
             --------------------------------------------

     11.1. SETOFF. In addition to, and without limitation of, any rights of the Lenders under applicable law, if the Borrower becomes insolvent, however evidenced, or any Default occurs, any and all deposits (including all account balances, whether provisional or final and whether or not collected or available) and any other Indebtedness at any time held or owing by any Lender or any Affiliate of any Lender to or for the credit or account of the Borrower may be offset and applied toward the payment of the Obligations owing to such Lender, whether or not the Obligations, or any part thereof, shall then be due.

     11.2. RATABLE PAYMENTS. If any Lender, whether by setoff or otherwise, has payment made to it upon its Loans or other Outstanding Credit Exposure (other than payments received pursuant to Section 3.1, 3.2,
3.4 or 3.5 or payments of principal or interest on Competitive Bid Loans at a time when no Default is continuing) in a greater proportion than that received by any other Lender, such Lender agrees, promptly upon demand, to purchase a portion of the Loans and other Outstanding Credit Exposure held by the other Lenders so that after such purchase each Lender will hold its Pro Rata Share of the Aggregate Outstanding Credit Exposure. If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in proportion to their respective Pro Rata Shares of the Loans and other Aggregate Outstanding Credit Exposure (other than payments on Competitive Bid Loans at a time when no Default is continuing). In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.

     11.3. DEFAULTING LENDERS. At such time as a Lender becomes a Defaulting Lender, such Defaulting Lender's right to vote on matters which are subject to the consent or approval of the Required Lenders, each affected Lender or all Lenders shall be immediately suspended until such time as such Lender is no longer a Defaulting Lender. If a Defaulting Lender has failed to fund its Pro Rata Share of any Advance or any amount owing by it under Section 2.19 hereof with respect to Facility Letters of Credit and until such time as such Defaulting Lender subsequently funds its Pro Rata Shares of such Advance or such other amount, all Obligations owing to such Defaulting Lender hereunder shall be subordinated in right of payment, as provided in the following sentence, to the prior payment in full of all principal of, interest on and fees relating to the Loans and Letters of Credit funded by the other Lenders in connection with any such Advance in which the Defaulting Lender has not funded its Pro Rata Share (such principal, interest and fees being referred to as "Senior Loans" for the purposes of this section). All amounts paid by the Borrower and otherwise due to be applied to the Obligations owing to such Defaulting Lender pursuant to the terms hereof shall be distributed by the Agent to the other Lenders in accordance with their respective Percentages (recalculated for the purposes hereof to exclude the Defaulting Lender) until all Senior Loans have been paid in full. At that point, the "Defaulting Lender" shall no longer be deemed a Defaulting Lender. After the Senior Loans have been paid in full, equitable adjustments will be made in connection with future payments by the Borrower to the extent a portion of the Senior Loans had been repaid with amounts that otherwise would have been distributed to a Defaulting Lender but for the operation of this
Section 11.13. This provision governs only the relationship among the Agent, each Defaulting Lender and the other Lenders; nothing hereunder shall limit the obligation of the Borrower to repay all Loans and other Obligations in accordance with the terms of this Agreement. The provisions of this section shall apply and be effective regardless of whether a Default occurs and is continuing, and notwithstanding (i) any other provision of this Agreement to the contrary, (ii) any instruction of the Borrower as to its desired application of payments or (iii) the suspension of such Defaulting Lender's right to vote on matters which are subject to the consent or approval of the Required Lenders or all Lenders.



                              ARTICLE XII

           BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS
           -------------------------------------------------

     12.1. SUCCESSORS AND ASSIGNS. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Borrower and the Lenders and their respective successors and assigns permitted hereby, except that (i) the Borrower shall not have the right to assign its rights or obligations under the Loan Documents without the prior written consent of each Lender, (ii) any assignment by any Lender must be made in compliance with Section 12.3, and (iii) any transfer by Participation must be made in compliance with Section 12.2. Any attempted assignment or transfer by any party not made in compliance with this Section 12.1 shall be null and void, unless such attempted assignment or transfer is treated as a participation in accordance with Section 12.3.2. The parties to this Agreement acknowledge that clause (ii) of this Section 12.1 relates only to absolute assignments and this Section 12.1 does not prohibit assignments creating security interests, including, without limitation, (x) any pledge or assignment by any Lender of all or any portion of its rights under this Agreement and any Note to a Federal Reserve Bank or (y) in the case of a Lender which is a Fund, any pledge or assignment of all or any portion of its rights under this Agreement and any Note to its trustee in support of its obligations to its trustee; provided, however, that no such pledge or assignment creating a security interest shall release the transferor Lender from its obligations hereunder unless and until the parties thereto have complied with the provisions of Section 12.3. The Agent may treat the Person which made any Loan or which holds any Note as the owner thereof for all purposes hereof unless and until such Person complies with Section 12.3; provided, however, that the Agent may in its discretion (but shall not be required to) follow instructions from the Person which made any Loan or which holds any Note to direct payments relating to such Loan or Note to another Person. Any assignee of the rights to any Loan or any Note agrees by acceptance of such assignment to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the owner of the rights to any Loan (whether or not a Note has been issued in evidence thereof), shall be conclusive and binding on any subsequent holder or assignee of the rights to such Loan.

     12.2. PARTICIPATIONS.

           12.2.1 PERMITTED PARTICIPANTS; EFFECT. Any Lender may at any time sell to one or more banks or other entities ("Participants") participating interests in any Outstanding Credit Exposure of such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender under the Loan Documents. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the owner of its Outstanding Credit Exposure and the holder of any Note issued to it in evidence thereof for all purposes under the Loan Documents, all amounts payable by the Borrower under this Agreement shall be determined as if such Lender had not sold such participating interests, and the Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents.

           12.2.2 VOTING RIGHTS. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver with respect to any Credit Extension or Commitment in which such Participant has an interest which would require consent of all of the Lenders pursuant to the terms of Section 8.2 or of any other Loan Document.

           12.2.3 BENEFIT OF CERTAIN PROVISIONS. The Borrower agrees that each Participant shall be deemed to have the right of setoff provided in Section 11.1 in respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents, provided that each Lender shall retain the right of setoff provided in Section 11.1 with respect to the amount of participating interests sold to each Participant. The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in Section 11.1, agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Section 11.2 as if each Participant were a Lender. The Borrower further agrees that each Participant shall be entitled to the benefits of Sections 3.1, 3.2, 3.4 and 3.5 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 12.3, provided that (i) a Participant shall not be entitled to receive any greater payment under Section 3.1, 3.2 or 3.5 than the Lender who sold the participating interest to such Participant would have received had it retained such interest for its own account, unless the sale of such interest to such Participant is made with the prior written consent of the Borrower, and (ii) any Participant not incorporated under the laws of the United States of America or any State thereof agrees to comply with the provisions of Section 3.5 to the same extent as if it were a Lender.

     12.3. ASSIGNMENTS.

           12.3.1 PERMITTED ASSIGNMENTS. Any Lender may at any time assign to one or more banks or other entities ("Purchasers") all or any part of its rights and obligations under the Loan Documents subject to the terms and conditions hereof. Such assignment shall be substantially in the form of Exhibit C or in such other form as may be agreed to by the parties thereto. Each such assignment with respect to a Purchaser which is not a Lender or an Affiliate of a Lender or an Approved Fund shall either be in an amount equal to the entire applicable Commitment and Loans of the assigning Lender or (unless each of the Borrower and the Agent otherwise consents) be in an aggregate amount not less than $5,000,000. The amount of the assignment shall be based on the Commitment or outstanding Loans (if the Commitment has been terminated) subject to the assignment, determined as of the date of such assignment or as of the "Trade Date," if the "Trade Date" is specified in the assignment.

           12.3.2 CONSENTS. The consent of the Borrower shall be required prior to an assignment becoming effective unless the Purchaser is a Lender, an Affiliate of a Lender or an Approved Fund, provided that the consent of the Borrower shall not be required if a Default has occurred and is continuing. The consent of the Agent and the LC Issuer shall be required prior to an assignment becoming effective unless the Purchaser is a Lender, an Affiliate of a Lender or an Approved Fund. The consent of the Issuing Bank shall be required prior to an assignment of a Commitment becoming effective unless the Purchaser is a Lender. Any consent required under this Section 12.3.2 shall not be unreasonably withheld or delayed.

           12.3.3 EFFECT; EFFECTIVE DATE. Upon (i) delivery to the Agent of an assignment, together with any consents required by Sections
12.3.1 and 12.3.2, and (ii) payment by the assignor or assignee of a $4,000 fee to the Agent for processing such assignment (unless such fee is waived by the Agent), such assignment shall become effective on the effective date specified in such assignment. The assignment shall contain a representation by the Purchaser to the effect that none of the consideration used to make the purchase of the Commitment and Outstanding Credit Exposure under the applicable assignment agreement constitutes "plan assets" as defined under ERISA and that the rights and interests of the Purchaser in and under the Loan Documents will not be "plan assets" under ERISA. On and after the effective date of such assignment, such Purchaser shall for all purposes be a Lender party to this Agreement and any other Loan Document executed by or on behalf of the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party thereto, and the transferor Lender shall be released with respect to the Commitment and Outstanding Credit Exposure assigned to such Purchaser without any further consent or action by the Borrower, the Lenders or the Agent. In the case of an assignment covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a Lender hereunder but shall continue to be entitled to the benefits of, and subject to, those provisions of this Agreement and the other Loan Documents which survive payment of the Obligations and termination of the applicable agreement.
Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 12.3 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 12.2. Upon the consummation of any assignment to a Purchaser pursuant to this Section 12.3.3, the transferor Lender, the Agent and the Borrower shall, if the transferor Lender or the Purchaser desires that its Loans be evidenced by Notes, make appropriate arrangements so that new Notes or, as appropriate, replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting their respective Commitments, as adjusted pursuant to such assignment.

           12.3.4 REGISTER. The Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices in Chicago, Illinois a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.

The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

     12.4. DISSEMINATION OF INFORMATION. The Borrower authorizes each Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a "Transferee") and any prospective Transferee any and all information in such Lender's possession concerning the creditworthiness of the Borrower and its Subsidiaries, including without limitation any information contained in any Reports; provided that each Transferee and prospective Transferee agrees to be bound by Section 9.11 of this Agreement.

     12.5. TAX TREATMENT. If any interest in any Loan Document is transferred to any Transferee which is not incorporated under the laws of the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of Section 3.5(iv).



                             ARTICLE XIII

                                NOTICES
                                -------

     13.1. NOTICES. Except as otherwise permitted by Section 2.12 with respect to borrowing notices, all notices, requests and other communications to any party hereunder shall be in writing (including electronic transmission, facsimile transmission or similar writing) and shall be given to such party: (x) in the case of the Borrower or the Agent, at its address or facsimile number set forth on the signature pages hereof,
(y) in the case of any Lender, at its address or facsimile number set forth below its signature hereto or (z) in the case of any party, at such other address or facsimile number as such party may hereafter specify for the purpose by notice to the Agent and the Borrower in accordance with the provisions of this Section 13.1. Each such notice, request or other communication shall be effective (i) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section and confirmation of receipt is received, (ii) if given by mail, three Business Days after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, or (iii) if given by any other means, when delivered (or, in the case of electronic transmission, received) at the address specified in this Section; provided that notices to the Agent under Article II shall not be effective until received.

     13.2. CHANGE OF ADDRESS. The Borrower, the Agent, the LC Issuer and any Lender may each change the address for service of notice upon it by a notice in writing to the other parties hereto.

                              ARTICLE XIV

                             COUNTERPARTS
                             ------------

     This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by the Borrower, the Agent, the LC Issuer and the Lenders and each party has notified the Agent by facsimile transmission or telephone that it has taken such action.



                              ARTICLE XV

     CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL
     ------------------------------------------------------------

     15.1. CHOICE OF LAW. THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (INCLUDING, WITHOUT LIMITATION, 735 ILCS
SECTION 105/5-1 ET SEQ, BUT OTHERWISE WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS) OF THE STATE OF ILLINOIS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

     15.2. CONSENT TO JURISDICTION. THE BORROWER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR ILLINOIS STATE COURT SITTING IN CHICAGO, ILLINOIS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND THE BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE AGENT, THE LC ISSUER OR ANY LENDER TO BRING PROCEEDINGS AGAINST THE BORROWER IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY THE BORROWER AGAINST THE AGENT, THE LC ISSUER OR ANY LENDER OR ANY AFFILIATE OF THE AGENT, THE LC ISSUER OR ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN CHICAGO, ILLINOIS.

     15.3. WAIVER OF JURY TRIAL. THE BORROWER, THE AGENT, THE LC ISSUER AND EACH LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

                              ARTICLE XVI

                              EXCULPATION
                              -----------

     Notwithstanding anything to the contrary contained herein or in any other document executed in connection with the transaction contemplated hereby, no personal liability or personal deficiency judgement shall be asserted or enforced against any limited partners of the Borrower, against the trustees, officers, employees, agents, partners, shareholders or principals of such limited partners or of the general partner of the Borrower, or against the assets of any such parties, for the payment of any amount hereunder or under any of the other documents executed in connection with the closing of the transaction contemplated herein or for the observance or performance of any of the obligations contained therein. Notwithstanding anything herein to the contrary, the negative capital account of any partner in the Borrower or the obligation of any partner in the Borrower to make a capital contribution to the Borrower shall not be deemed to be an asset of the Borrower. In no event shall the provisions of this Article limit the liability of any Guarantor under a separate Guaranty.

     IN WITNESS WHEREOF, the Borrower, the Lenders, the LC Issuer and the Agent have executed this Agreement as of the date first above written.


                      AMLI RESIDENTIAL PROPERTIES, L.P.

                      By:   AMLI RESIDENTIAL PROPERTIES TRUST

                            Its:  General Partner

                                  By:
                                       ------------------------------

                                  Title:
                                       ------------------------------

                                  Name:
                                       ------------------------------

                      ADDRESS FOR NOTICES:

                            125 South Wacker
                            Suite 3100
                            Chicago, Illinois 60606
                            Attention:  Robert J. Chapman
                            Telephone:  (312) 443-1477
                            FAX:  (312) 443-0909



                      AMLI RESIDENTIAL PROPERTIES TRUST

                      By:
                            ------------------------------
                      Title:
                            ------------------------------

                      ADDRESS FOR NOTICES:

                            125 South Wacker
                            Suite 3100
                            Chicago, Illinois 60606
                            Attention:  Robert J. Chapman
                            Telephone:  (312) 443-1477
                            FAX:  (312) 443-0909

COMMITMENTS
-----------

$35,000,000           BANK ONE, NA,
                      Individually and as LC Issuer,
                      Swing Line Lender and Administrative Agent

                      By:
                            ------------------------------
                      Name:
                            ------------------------------
                      Title:
                            ------------------------------


                      ADDRESS FOR NOTICES:

                            1 Bank One Plaza
                            Large Corporate Real Estate
                            Chicago, Illinois 60670
                            Attention:  Timothy J. Carew
                            Telephone:  (312) 732-5419
                            FAX:  (312) 732-5919

COMMITMENTS
-----------

$35,000,000           COMMERZBANK AG NEW YORK AND GRAND CAYMAN BRANCHES,
                      Individually and as Co-Documentation Agent

                      By:
                            ------------------------------
                      Name:
                            ------------------------------
                      Title:
                            ------------------------------


                      By:
                            ------------------------------
                      Name:
                            ------------------------------
                      Title:
                            ------------------------------


                      ADDRESS FOR NOTICES:

                            2 World Financial Center
                            New York, New York  10281
                            Attention:  Christian Berry
                            Telephone:  (212) 266-7583
                            FAX:  (212) 266-7565

COMMITMENTS
-----------

$35,000,000           HARRIS TRUST AND SAVINGS BANK,
                      Individually and as Co-Documentation Agent

                      By:
                            ------------------------------
                      Name:
                            ------------------------------
                      Title:
                            ------------------------------


                      ADDRESS FOR NOTICES:

                            111 West Monroe Street
                            5th Floor West
                            Chicago, Illinois  60603
                            Attention:  Dennis Rourke
                            Telephone:  312-461-2200
                            FAX:  312-461-2968

COMMITMENTS
-----------

$35,000,000           PNC BANK, NATIONAL ASSOCIATION,
                      Individually and as Co-Documentation Agent

                      By:
                            ------------------------------
                      Name:
                            ------------------------------
                      Title:
                            ------------------------------


                      ADDRESS FOR NOTICES:

                            One PNC Plaza
                            249 Fifth Avenue
                            Mail Stop P1-POPP-19-2
                            Pittsburgh, PA  15222
                            Attention:  Zachary Ellis
                            Telephone:  412-762-5627
                            FAX:  412-762-6500

COMMITMENTS
-----------

$25,000,000           KEYBANK NATIONAL ASSOCIATION

                      By:
                            ------------------------------
                      Name:
                            ------------------------------
                      Title:
                            ------------------------------


                      ADDRESS FOR NOTICES:

                            227 West Monroe Street
                            18th Floor
                            Chicago, Illinois  60606
                            Attention:  James Blessing
                            Telephone:  (312) 730-2737
                            FAX:  (312) 730-2755

                            with a copy to:

                            KeyBank National Association
                            127 Public Square
                            Cleveland, Ohio  44114
                            Attention:  Lynn Vantaggi
                            Telephone:  (216) 689-5694
                            FAX:  (216) 689-3566

COMMITMENTS
-----------

$25,000,000           SOUTHTRUST BANK

                      By:
                            ------------------------------
                      Name:
                            ------------------------------
                      Title:
                            ------------------------------


                      ADDRESS FOR NOTICES:

                            420 N. 20th Street
                            11th Floor
                            Birmingham, Alabama  35203
                            Attention:  Ann Peck
                            Telephone:  (205) 254-4925
                            FAX:  (205) 254-8270

COMMITMENTS
-----------

$10,000,000           COMERICA BANK

                      By:
                            ------------------------------
                      Name:
                            ------------------------------
                      Title:
                            ------------------------------


                      ADDRESS FOR NOTICES:

                            500 Woodward Avenue
                            7th Floor
                            Detroit, Michigan  48226-3256
                            Attention:  Leslie A. Vogel
                            Telephone:  313-222-9290
                            FAX:  313-222-9295

                           PRICING SCHEDULE


----------------------------------------------------------------------
Applicable       Level I    Level II   Level III   Level IV
Margin           Status     Status     Status      Status
----------------------------------------------------------------------

Eurodollar Rate   .75%       .85%       1.00%       1.35%
Floating Rate       0%         0%          0%        .35%

----------------------------------------------------------------------


----------------------------------------------------------------------
Applicable Fee   Level I    Level II   Level III   Level IV
Rate             Status     Status     Status      Status
----------------------------------------------------------------------

Facility Fee      .15%       .20%        .20%        .25%

----------------------------------------------------------------------

     For the purposes of this Schedule, the following terms have the following meanings, subject to the final paragraph of this Schedule:

     "Level I Status" exists at any date if, on such date, the Borrower's Moody's Rating is Baal or better or the Borrower's S&P Rating is BBB+ or better.

     "Level II Status" exists at any date if, on such date, (i) the Borrower has not qualified for Level I Status and (ii) the Borrower's Moody's Rating is Baa2 or better or the Borrower's S&P Rating is BBB or better.

     "Level III Status" exists at any date if, on such date, (i) the Borrower has not qualified for Level I Status or Level II Status and (ii) the Borrower's Moody's Rating is Baa3 or better or the Borrower's S&P Rating is BBB- or better.

     "Level IV Status" exists at any date if, on such date, the Borrower has not qualified for Level I Status, Level II Status or Level III Status.

     "Moody's Rating" means, at any time, the rating issued by Moody's and then in effect with respect to the Borrower's senior unsecured long-term debt securities without third-party credit enhancement.

     "S&P Rating" means, at any time, the rating issued by S&P and then in effect with respect to the Borrower's senior unsecured long-term debt securities without third-party credit enhancement.

     "Status" means either Level I Status, Level II Status, Level III Status or Level IV Status.

     The Applicable Margin and Applicable Fee Rate shall be determined in accordance with the foregoing table based on the Borrower's Status as determined from its then-current Moody's or S&P Ratings. The credit rating in effect on any date for the purposes of this Schedule is that in effect at the close of business on such date. If at any time the Borrower has no Moody's Rating and no S&P Rating, Level IV Status shall exist. If at any time the Borrower has a Moody's Rating and an S&P Rating at different Levels, the lower of the two credit ratings shall be used if such ratings differ by only one level. If such ratings differ by more than one level, the applicable Level shall be one Level higher than the Level which is applicable to the lower of the two ratings.





                       Pricing Schedule - Page 1

                               EXHIBIT A
                               ---------

                            FORM OF OPINION

    [To be revised to reflect General Partner and other Guarantors]


                                       _______________, _______


The Agent, the LC Issuer and the Lenders who are parties to the Credit Agreement described below.


Gentlemen/Ladies:

     We are counsel for (the "Borrower"), and have represented the Borrower in connection with its execution and delivery of a Credit Agreement dated as of __________ (the "Agreement") among the Borrower, the Lenders named therein, and Bank One, NA, as Agent, and as LC Issuer and providing for Credit Extensions in an aggregate principal amount not exceeding initially $200,000,000 at any one time outstanding. All capitalized terms used in this opinion and not otherwise defined herein shall have the meanings attributed to them in the Agreement. For purposes hereof, the term "Material Subsidiary" means the General Partner and each Subsidiary Guarantor.

     We have examined the Borrower's Agreement of Limited Partnership, ______________, the Loan Documents and such other matters of fact and law which we deem necessary in order to render this opinion. Based upon the foregoing, it is our opinion that:

     1. Each of the Borrower and its Material Subsidiaries is a corporation, partnership, trust or limited liability company duly and properly incorporated or organized, as the case may be, validly existing and (to the extent such concept applies to such entity) in good standing under the laws of its jurisdiction of incorporation or organization and is qualified to do business in each other jurisdiction in which its business is conducted and where the failure to so qualify would not have a material and adverse effect on its ability to own its property or conduct its business.

     2.    The execution and delivery by the Borrower of the Loan
Documents to which it is a party and the performance by the Borrower of its obligations thereunder have been duly authorized by proper corporate proceedings on the part of the Borrower and will not:

           (a) require any consent of the Borrower's partners (other than any such consent as has already been given and remains in full force and effect);

           (b) violate (i) any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Borrower or any of its Material Subsidiaries or (ii) the Borrower's or any Material Subsidiary's articles or certificate of incorporation, trust agreement, partnership agreement, certificate of partnership, articles or certificate of organization, by-laws, or operating or other management agreement, as the case may be, or (iii) to our knowledge after due inquiry, the provisions of any indenture, instrument or agreement to which the Borrower or any of its Material Subsidiaries is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder; or




                          Exhibit A - Page 1

           (c) result in, or require, the creation or imposition of any Lien in, of or on the Property of the Borrower or a Material Subsidiary pursuant to the terms of any indenture, instrument or agreement binding upon the Borrower or any of its Material Subsidiaries.

     3. The Loan Documents to which the Borrower is a party have been duly executed and delivered by the Borrower and constitute legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their terms except to the extent the enforcement thereof may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and subject also to the availability of equitable remedies if equitable remedies are sought.

     4. There is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the best of our knowledge after due inquiry, threatened against the Borrower or any of its Material Subsidiaries which, if adversely determined, could reasonably be expected to have a Material Adverse Effect.

     5. To our knowledge after due inquiry, no order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof, which has not been obtained by the Borrower or any of its Material Subsidiaries, is required to be obtained by the Borrower or any of its Material Subsidiaries in connection with the execution and delivery of the Loan Documents, the borrowings under the Agreement, the payment and performance by the Borrower of the Obligations, or the legality, validity, binding effect or enforceability of any of the Loan Documents.

     This opinion may be relied upon by the Agent, the LC Issuer, the Lenders and their participants, assignees and other transferees.



                                  Very truly yours,

































                          Exhibit A - Page 2

                               EXHIBIT B
                               ---------

                        COMPLIANCE CERTIFICATE


To:  The Lenders parties to the

     Credit Agreement Described Below

     This Compliance Certificate is furnished pursuant to that certain Credit Agreement dated as of ______________________________ , (as amended, modified, renewed or extended from time to time, "Agreement") among AMLI Residential Properties, L.P. (the "Borrower"), the lenders party thereto and Bank One, NA, as Agent for the Lenders and as LC Issuer. Unless otherwise defined herein, capitalized terms used in this Compliance Certificate have the meanings ascribed thereto in the Agreement.

     THE UNDERSIGNED HEREBY CERTIFIES THAT:

     1. I am the duly elected ____________________ of the general partner of Borrower;

     2. I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Borrower and its Subsidiaries during the accounting period covered by the attached financial statements;

     3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Default or Unmatured Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth below; and

     4. Schedule I attached hereto sets forth financial data and computations evidencing the Borrower's compliance with certain covenants of the Agreement, all of which data and computations are true, complete and correct.

     Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Borrower has taken, is taking, or proposes to take with respect to each such condition or event:

_________________________________________________________________________

_________________________________________________________________________

_________________________________________________________________________

_________________________________________________________________________


     The foregoing certifications, together with the computations set forth in Schedule I hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this _____ day of ___________, ______.
                      AMLI RESIDENTIAL PROPERTIES, L.P.

                      By:   AMLI RESIDENTIAL PROPERTIES TRUST

                      Its:  General Partner

                            By:
                                  ------------------------------
                            Title:
                                  ------------------------------
                            Name:
                                  ------------------------------

                          Exhibit B - Page 1

                 SCHEDULE I TO COMPLIANCE CERTIFICATE


                 Compliance as of _________, ____ with
           Provisions of ____________ and ______________ of
                             the Agreement
































































                          Exhibit B - Page 2

                               EXHIBIT C
                               ---------



                  ASSIGNMENT AND ASSUMPTION AGREEMENT

     This Assignment and Assumption (the "Assignment and Assumption") is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the "Assignor") and [Insert name of Assignee] (the "Assignee"). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the "Credit Agreement"), receipt of a copy of which is hereby acknowledged by the Assignee. The Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

     For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Agent as contemplated below, the interest in and to all of the Assignor's rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto that represents the amount and percentage interest identified below of all of the Assignor's outstanding rights and obligations under the respective facilities identified below (including without limitation any letters of credit, guaranties and swingline loans included in such facilities and, to the extent permitted to be assigned under applicable law, all claims (including without limitation contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity), suits, causes of action and any other right of the Assignor against any Person whether known or unknown arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby) (the "Assigned Interest"). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.


1.   Assignor:____________________________________________________


2.   Assignor:____________________________________________________
     [and is an Affiliate/Approved Fund of [identify Lender] (1)


3.   Borrower(s):_________________________________________________


4.   Agent:________________________________________, as the agent under the Credit Agreement.


5.   Credit Agreement:The [amount] Credit Agreement dated as of
     _______________ among:

           [name of Borrower(s)], the Lenders party thereto, [name of Agent], as Agent, and the other agents party thereto.










                          Exhibit C - Page 1

6.   Assigned Interest:

----------------------------------------------------------------------
                                                        Percentage
               Aggregate Amount      Amount of          Assigned of
Facility      of Commitment/Loans    Commitment/        Commitment/
Assigned       for all Lenders*      Loans Assigned*    Loans (2)
----------------------------------------------------------------------

______(3)        $                    $                  _______%
----------------------------------------------------------------------

______           $                    $                  _______%
----------------------------------------------------------------------

______           $                    $                  _______%
----------------------------------------------------------------------


7.   Trade Date:______________________________(4)


Effective Date: ____________________, 20__ [TO BE INSERTED BY AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER BY THE AGENT.]

     The terms set forth in this Assignment and Assumption are hereby agreed to:


                            ASSIGNOR
                            [NAME OF ASSIGNOR]

                            By:
                                  ------------------------------
                                  Title:
                                       ------------------------

                            ASSIGNEE
                            [NAME OF ASSIGNEE]

                            By:
                                  ------------------------------
                                  Title:
                                       ------------------------


[Consented to and] (5)  Accepted:

[NAME OF AGENT], as Agent

By:
     ------------------------------
Title:
     ------------------------------

[Consented to:] (6)














                          Exhibit C - Page 2

------------------------------

       * Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

      (1)  Select as applicable.

      (2) Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

      (3) Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g. "Revolving Credit Commitment," etc.).

      (4) Insert if satisfaction of minimum amounts is to be determined as of the Trade Date.

      (5) To be added only if the consent of the Agent is required by the terms of the Credit Agreement.

      (6) To be added only if the consent of the Borrower and/or other parties (e.g. Swingline Lender, L/C Issuer) is required by the terms of the Credit Agreement.


[NAME OF RELEVANT PARTY]

By:
     ______________________________

Title:
     ______________________________





































                          Exhibit C - Page 3

                                ANNEX 1

                       TERMS AND CONDITIONS FOR

                       ASSIGNMENT AND ASSUMPTION

     1.    REPRESENTATIONS AND WARRANTIES.

           1.1 ASSIGNOR. The Assignor represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby. Neither the Assignor nor any of its officers, directors, employees, agents or attorneys shall be responsible for (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency, perfection, priority, collectibility, or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document, (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document, (v) inspecting any of the property, books or records of the Borrower, or any guarantor, or (vi) any mistake, error of judgment, or action taken or omitted to be taken in connection with the Loans or the Loan Documents.

           1.2.  ASSIGNEE.  The Assignee (a) represents and warrants that
(i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iii) agrees that its payment instructions and notice instructions are as set forth in Schedule 1 to this Assignment and Assumption, (iv) confirms that none of the funds, monies, assets or other consideration being used to make the purchase and assumption hereunder are "plan assets" as defined under ERISA and that its rights, benefits and interests in and under the Loan Documents will not be "plan assets" under ERISA, (v) agrees to indemnify and hold the Assignor harmless against all losses, costs and expenses (including, without limitation, reasonable attorneys' fees) and liabilities incurred by the Assignor in connection with or arising in any manner from the Assignee's non-performance of the obligations assumed under this Assignment and Assumption, (vi) it has received a copy of the Credit Agreement, together with copies of financial statements and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Agent or any other Lender, and (vii) attached as
Schedule 1 to this Assignment and Assumption is any documentation required to be delivered by the Assignee with respect to its tax status pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee and (b) agrees that (i) it will, independently and without reliance on the Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.







                          Exhibit C - Page 4

     2. PAYMENTS. The Assignee shall pay the Assignor, on the Effective Date, the amount agreed to by the Assignor and the Assignee.
From and after the Effective Date, the Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

     3. GENERAL PROVISIONS. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of Illinois.





















































                          Exhibit C - Page 5

                     ADMINISTRATIVE QUESTIONNAIRE



(Schedule to be supplied by Closing Unit or Trading Documentation Unit)

(For Forms for Primary Syndication call Peterine Svoboda at 312-732-8844)

 (For Forms after Primary Syndication call Jim Bartz at 312-732-1242)

         US AND NON-US TAX INFORMATION REPORTING REQUIREMENTS

(Schedule to be supplied by Closing Unit or Trading Documentation Unit)

(For Forms for Primary Syndication call Peterine Svoboda at 312-732-8844)

 (For Forms after Primary Syndication call Jim Bartz at 312-732-1242)





















































                          Exhibit C - Page 6

                               EXHIBIT D
                               ---------

            LOAN/CREDIT RELATED MONEY TRANSFER INSTRUCTION


To:  Bank One, NA,
     as Agent (the "Agent") under the Credit Agreement


Described Below.


Re: Credit Agreement, dated _______________, 2003 as the same may be amended or modified, the "Credit Agreement"), among AMLI Residential Properties, L.P. (the "Borrower"), the Lenders named therein, the LC Issuer and the Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned thereto in the Credit Agreement.

     The Agent is specifically authorized and directed to act upon the following standing money transfer instructions with respect to the proceeds of Advances or other extensions of credit from time to time until receipt by the Agent of a specific written revocation of such instructions by the Borrower, provided, however, that the Agent may otherwise transfer funds as hereafter directed in writing by the Borrower in accordance with Section
13.1 of the Credit Agreement or based on any telephonic notice made in accordance with Section 2.13 of the Credit Agreement.


Facility Identification Number(s)________________________________________


Customer/Account Name____________________________________________________


Transfer Funds To____________________________________________

                 ____________________________________________

                 ____________________________________________


For Account No.
                 ____________________________________________


Reference/Attention To__________________________________________________


______________________________________________________________________
Authorized Officer                     Date
(Customer Representative)


______________________________________________________________________
(Please Print)                         Signature


______________________________________________________________________
Bank Officer Name                      Date


______________________________________________________________________
(Please Print)                         Signature


(Deliver Completed Form to Credit Support Staff For Immediate Processing)


                          Exhibit D - Page 1

                              EXHIBIT E-1
                              -----------

                             RATABLE NOTE



                                             ___________, 2003


     AMLI Residential Properties, L.P., a Delaware limited partnership (the "Borrower"), promises to pay to the order of ____________________________________ (the "Lender") the aggregate unpaid principal amount of all Ratable Loans made by the Lender to the Borrower pursuant to Section 2.2 of the Agreement (as hereinafter defined), in immediately available funds at the main office of Bank One, NA in Chicago, Illinois, as Agent, together with interest on the unpaid principal amount hereof at the rates and on the dates set forth in the Agreement. The Borrower shall pay the principal of and accrued and unpaid interest on the Ratable Loans in full on the Facility Termination Date.

     The Lender shall, and is hereby authorized to, record on the schedule attached hereto, or to otherwise record in accordance with its usual practice, the date and amount of each Ratable Loan and the date and amount of each principal payment hereunder.

     This Ratable Note is one of the Notes issued pursuant to, and is entitled to the benefits of, the Credit Agreement dated as of _______________, 2003 (which, as it may be amended or modified and in effect from time to time, is herein called the "Agreement"), among the Borrower, the general partner of Borrower the lenders party thereto, including the Lender, and Bank One, NA, as Agent, to which Agreement reference is hereby made for a statement of the terms and conditions governing this Ratable Note, including the terms and conditions under which this Ratable Note may be prepaid or its maturity date accelerated. This Ratable Note is guaranteed pursuant to the Guaranty, all as more specifically described in the Agreement, and reference is made thereto for a statement of the terms and provisions thereof. Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Agreement.

                      AMLI RESIDENTIAL PROPERTIES, L.P.



                      By:   AMLI RESIDENTIAL PROPERTIES TRUST

                            Its:  General Partner

                            By:
                                  ------------------------------

                            Print
                            Name:
                                  ------------------------------

                            Title:
                                  ------------------------------












                         Exhibit E-1 - Page 1

              SCHEDULE OF LOANS AND PAYMENTS OF PRINCIPAL

                                  TO

               RATABLE NOTE OF_________________________,

                           DATED__________,




            Principal       Maturity       Principal
            Amount of      of Interest      Amount          Unpaid
Date         Loan          Period           Paid           Balance
----------------------------------------------------------------------























































                         Exhibit E-1 - Page 2

                              EXHIBIT E-2
                              -----------

                         COMPETITIVE BID NOTE



                                                   [Date]


     AMLI Residential Properties, L.P., a Delaware limited liabilities company (the "Borrower"), promises to pay to the order of ____________________________________ (the "Lender") the aggregate unpaid principal amount of all Competitive Bid Loans made by the Lender to the Borrower pursuant to Section 2.3 of the Agreement (as hereinafter defined), in immediately available funds at the main office of Bank One, NA in Chicago, Illinois, as Agent, together with interest on the unpaid principal amount hereof at the rates and on the dates set forth in the Agreement.
The Borrower shall pay the principal of and accrued and unpaid interest on each Competitive Bid Loan on the last day of the Interest Period applicable thereto.

     The Lender shall, and is hereby authorized to, record on the schedule attached hereto, or to otherwise record in accordance with its usual practice, the date and amount of each Competitive Bid Loan and the date and amount of each principal payment hereunder.

     This Competitive Bid Note is one of the Notes issued pursuant to, and is entitled to the benefits of, the Credit Agreement dated as of _______________, 2003 (which, as it may be amended or modified and in effect from time to time, is herein called the "Agreement"), among the Borrower, the general partner of Borrower, the lenders party thereto, including the Lender, and Bank One, NA, as Agent, to which Agreement reference is hereby made for a statement of the terms and conditions governing this Competitive Bid Note, including the terms and conditions under which this Competitive Bid Note may be prepaid or its maturity date accelerated. This Competitive Bid Note is guaranteed pursuant to the Guaranty, all as more specifically described in the Agreement, and reference is made thereto for a statement of the terms and provisions thereof. Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Agreement.


                      AMLI RESIDENTIAL PROPERTIES, L.P.

                      By:   AMLI RESIDENTIAL PROPERTIES TRUST

                            Its:  General Partner

                      By:
                            ______________________________

                      Print
                      Name:
                            ______________________________

                      Title:
                            ______________________________












                         Exhibit E-2 - Page 1

              SCHEDULE OF LOANS AND PAYMENTS OF PRINCIPAL

                                  TO

                   NOTE OF_________________________,

                           DATED__________,




            Principal       Maturity       Principal
            Amount of      of Interest      Amount          Unpaid
Date         Loan          Period           Paid           Balance
----------------------------------------------------------------------























































                         Exhibit E-2 - Page 2

                               EXHIBIT F
                               ---------

                     COMPETITIVE BID QUOTE REQUEST

                            (Section 2.3.2)

                                             __________, ____


To:  Bank One, NA,
     as agent (the "Agent")


From:AMLI Residential Properties, L.P. (the "Borrower")


Re: Credit Agreement dated as of __________, 2003 (as amended, supplemented or otherwise modified from time to time through the date hereof, the "Agreement") among the Borrower, the lenders from time to time party thereto and Bank One, NA, as Agent


     1. Capitalized terms used herein have the meanings assigned to them in the Agreement.

     2. We hereby give notice pursuant to Section 2.3.2 of the Agreement that we request Competitive Bid Quotes for the following proposed Competitive Bid Advance(s):


           Borrowing Date: _________, ____

           Principal Amount(1)         Interest Period(2)

           $__________                 $__________

     3. Such Competitive Bid Quotes should offer [a Competitive Bid Margin] [an Absolute Rate].

     4. Upon acceptance by the undersigned of any or all of the Competitive Bid Advances offered by Lenders in response to this request, the undersigned shall be deemed to affirm as of the Borrowing Date thereof the representations and warranties made in Article V of the Agreement.

                      AMLI RESIDENTIAL PROPERTIES, L.P.

                      By:   AMLI RESIDENTIAL PROPERTIES TRUST

                      Its:  General Partner


                      By:
                            ------------------------------
                      Print
                      Name:
                            ------------------------------
                      Title:
                            ------------------------------
--------------------

   (1) Amount must be at least $__________ and an integral multiple of $__________.

   (2) One, two, three or six months (Eurodollar Auction) or at least 7 and up to 180 days (Absolute Rate Auction), subject to the provisions of the definitions of Eurodollar Interest Period and Absolute Rate Interest Period.

                          Exhibit F - Page 1

                               EXHIBIT G
                               ---------

                 INVITATION FOR COMPETITIVE BID QUOTES

                            (Section 2.3.3)


                                       ___________, _____


To: Each of the Lenders party to the Agreement referred to below


Re:  Invitation for Competitive Bid Quotes to
     AMLI Residential Properties, L.P. (the "Borrower")


     Pursuant to Section 2.3.3 of the Credit Agreement dated as of ______________ (as amended, supplemented or otherwise modified from time to time through the date hereof, the "Agreement") among the Borrower, the lenders from time to time party thereto and Bank One, NA, as Agent, we are pleased on behalf of the Borrower to invite you to submit Competitive Bid Quotes to the Borrower for the following proposed Competitive Bid Advance(s):

Borrowing Date:  _________, ____


           Principal Amount            Interest Period

           $_____________              _______________


     Such Competitive Bid Quotes should offer [a Competitive Bid Margin] [an Absolute Rate]. Your Competitive Bid Quote must comply with Section
2.3.4 of the Agreement and the foregoing. Capitalized terms used herein have the meanings assigned to them in the Agreement.

     Please respond to this invitation by no later than 9:00 a.m. (Chicago time) on _________, ____.


                      BANK ONE, NA,
                      as Agent



                      By:
                            ______________________________

                      Title:
                            ______________________________
















                          Exhibit G - Page 1

                               EXHIBIT H
                               ---------

                         COMPETITIVE BID QUOTE

                            (Section 2.3.4)


                                             _________, ____

To:  Bank One, NA,
     as Agent


Re:  Competitive Bid Quote to AMLI Residential Properties, L.P.
     (the "Borrower")


     In response to your invitation on behalf of the Borrower dated _________, ____, we hereby make the following Competitive Bid Quote pursuant to Section 2.3.4 of the Agreement hereinafter referred to and on the following terms:

     1.    Quoting Lender: ________________


     2.    Person to contact at Quoting Lender: ________________


     3.    Borrowing Date: _______________(1)


     4. We hereby offer to make Competitive Bid Loan(s) in the following principal amounts, for the following Interest Periods and at the following rates:



Principal    Interest    [Competitive      [Absolute     Minimum/Maximum
Amount(2)    Period(3)   Bid Margin](4)    Rate   ](5)   Amount (6)
---------    ---------   --------------    -----------   ---------------

$______      ________      ________          ________      $________


     We understand and agree that the offer(s) set forth above, subject to the satisfaction of the applicable conditions set forth in the Credit Agreement dated as of ______________ (as amended, supplemented or otherwise modified from time to time through the date hereof, the "Agreement") among the Borrower, the lenders from time to time party thereto and Bank One, NA, as Agent, irrevocably obligates us to make the Competitive Bid Loan(s) for which any offer(s) are accepted, in whole or in part. Capitalized terms used herein and not otherwise defined herein shall have their meanings as defined in the Agreement.

                            Very truly yours,


                            [NAME OF LENDER]


                            By:
                                  ______________________________

                            Title:
                                  ______________________________




                          Exhibit H - Page 1

------------------------------

     (1)  As set forth in the Invitation for Competitive Bid Quotes.

     (2) Principal amount bid for each Interest Period may not exceed the principal amount requested. Bids must be made for at least $_________ and an integral multiple of $1,000,000.

     (3) One, two, three or six months or at least 7 and up to 180 days, as specified in the related Invitation For Competitive Bid Quotes.

     (4) Competitive Bid Margin over or under the Eurodollar Base Rate determined for the applicable Interest Period. Specify percentage (rounded to the nearest 1/100 of 1%) and specify whether "PLUS" or "MINUS".

     (5)   Specify rate of interest per annum (rounded to the nearest
           1/100 of 1%).

     (6) Specify minimum or maximum amount, if any, which the Borrower may accept (see Section 2.3.4(ii)(d)).
















































                          Exhibit H - Page 2

                               EXHIBIT I
                               ---------

                     AMENDMENT REGARDING INCREASE


     This Amendment to Credit Agreement (the "Agreement") is made as of ____________________, __________. by and among AMLI Residential Properties, L.P. (the "Borrower"), AMLI Residential Properties Trust ("General Partner"), Bank One, NA, individually and as "Agent," and one or more existing "Lenders" shown on the signature pages hereof.


                            R E C I T A L S

     A. Borrower, General Partner, Agent and certain other Lenders have entered into a Agreement dated as of _________, 2003 (as amended, the "Credit Agreement"). All capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Credit Agreement.

     B. Pursuant to the terms of the Credit Agreement, the Lenders initially agreed to provide Borrower with a revolving credit facility in an aggregate principal amount of up to $200,000,000. The Borrower, General Partner, the Agent and the Lenders now desire to amend the Credit Agreement in order to, among other things (i) increase the Aggregate Commitment to $__________________; and (ii) admit [name of new banks] as "Lenders" under the Credit Agreement.

     NOW, THEREFORE, in consideration of the foregoing Recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                              AGREEMENTS

     1. The foregoing Recitals to this Amendment hereby are incorporated into and made part of this Amendment.

     2. From and after _________, ____ (the "Effective Date") (i) [name of new banks] shall be considered as "Lenders" under the Credit Agreement and the Loan Documents, and (ii) [name of existing lenders] shall each be deemed to have increased its Commitment to the amount shown next to their respective signatures on the signature pages of this Amendment, each having a Commitment in the amount shown next to their respective signatures on the signature pages of this Amendment. The Borrower shall, on or before the Effective Date, execute and deliver to each new Lender a Note to evidence the Loans to be made by such Lender.

     3. From and after the Effective Date, the Aggregate Commitment shall equal __________ Million Dollars ($___,000,000).

     4. For purposes of Section 13.1 of the Credit Agreement (Giving Notice), the address(es) and facsimile number(s) for [name of new banks] shall be as specified below their respective signature(s) on the signature pages of this Amendment.

     5. The Borrower hereby represents and warrants that, as of the Effective Date, there is no Default or Unmatured Default, the representations and warranties contained in Article V of the Credit Agreement are true and correct in all material respects as of such date and the Borrower has no offsets or claims against any of the Lenders.

     6. As expressly modified as provided herein, the Credit Agreement shall continue in full force and effect.

     7. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Amendment by signing any such counterpart.


                          Exhibit H - Page 1

     IN WITNESS WHEREOF, the parties have executed and delivered this Amendment as of the date first written above.


                      AMLI RESIDENTIAL PROPERTIES, L.P.

                      By:   AMLI RESIDENTIAL PROPERTIES TRUST

                      Its:  General Partner



                      ADDRESS FOR NOTICES:

                            125 South Wacker
                            Suite 3100
                            Chicago, Illinois 60606
                            Attention:  Robert J. Chapman
                            Telephone:____________________
                            FAX:__________________________


















































                          Exhibit I - Page 2

                      AMLI RESIDENTIAL PROPERTIES TRUST

                      By:
                            ______________________________

                      Title:
                            ______________________________


                      ADDRESS FOR NOTICES:

                            125 South Wacker
                            Suite 3100
                            Chicago, Illinois 60606
                            Attention:  Robert J. Chapman
                            Telephone:____________________
                            FAX:__________________________



                      BANK ONE, NA, Individually and as Agent

                      By:
                            ______________________________

                      Print
                      Name:
                            ______________________________

                      Title:
                            ______________________________


                            1 Bank One Plaza
                            Chicago, Illinois  60670
                            Phone:  312/732-4000
                            Facsimile:  312/732-5939
                            Attention:  Corporate Real Estate



                      [NAME OF NEW LENDER]

                      By:
                            ______________________________

                      Print
                      Name:
                            ______________________________

                      Title:
                            ______________________________


                      [Address of New Lender]
                            Phone:
                            Facsimile:
                            Attention:
                            Amount of Commitment:
                            $____________










                          Exhibit I - Page 3

                              SCHEDULE 1
                  SUBSIDIARIES AND OTHER INVESTMENTS

                      (See Sections 5.8 and 6.14)



               Jurisdiction
Investment          of            Owned       Amount of    Percent
In             Organization        By       Investment(1) Ownership
----------     ------------    ----------   ------------  ---------

SUBSIDIARIES:


AMLI Management
Company          Delaware       Borrower     $10,675,000    94.7%

AMLI Residential
Construction, LLCDelaware   AMLI Management
                                 Company     $2,612,000     100%

AMLI Residential
Construction,
L.P.             Delaware   AMLI Residential
                           Construction, LLC
                                (99%) &
                              Borrower (1%)  $1,562,000     100%

AMLI Institu-
tional Advisors,
Inc. ("AIA")     Illinois       Borrower      $435,000      100%

Pleasant Hill
Joint Venture     Georgia    Borrower (99%)
                                and AMLI
                              Residential
                              Construction
                                LLC (1%)      $259,000      100%

Park Creek -
Gainesville, LLC
(AMLI at
Park Creek)       Georgia    Borrower (99%)
                            & Amli Residential
                            Construction LLC
                                  (1%)        $342,000      100%

Park Creek -
Old Mill, L.P.
(AMLI at Lost
Mountain)         Georgia   Borrower (74%) &
                            AMLI Residential
                            Construction LLC
                                  (1%)        $316,000      100%

AMLI at
Conner Farms,
L.P.             Delaware   Borrower (99.9%)
                               & AIA (.1%)   $3,943,000     100%

Clairmont, L.P.
(AMLI at
Clairmont)       Delaware    Borrower (99%)
                            & General Partner
                                  (1%)       $4,309,000     100%




                          Schedule 1 - Page 1

               Jurisdiction
Investment          of            Owned       Amount of    Percent
In             Organization        By       Investment(1) Ownership
----------     ------------    ----------   ------------  ---------

AMLI Residential
2001 Pool,
L.P.             Delaware  Borrower (99.9%) &
                            AMLI Residential
                             Pool, LLC (.1%) $30,872,000    100%

AMLI Residential
2001 Pool, LLC   Delaware       Borrower       $31,000      100%

AMLI at Seventh
Street Station,
L.P.             Delaware   Borrower (99%) &
                            AMLI at Seventh
                           Street Station, LLC
                                  (1%)       $13,139,000    100%

AMLI at Seventh
Street Station,
LLC              Delaware       Borrower      $131,000      100%

AMLI at Walnut
Creek, L.P.      Delaware   AMLI Residential
                           Construction, L.P.
                            (99%) & AIA (1%) $7,500,000     100%

AMLI/BPMT Osprey
Lake Partnership Delaware       Borrower     $10,225,000     69%

QUALIFIED INVESTMENT
AFFILIATES:

AMLI at Castle
Creek, L.P.      Delaware       Borrower     $7,415,000      40%

AMLI at Creekside,
L.P.             Delaware       Borrower     $3,739,000      25%

Acquiport/Fossil
Creek, L.P.      Delaware       Borrower     $4,515,000      25%

Acquiport/Aurora
Crossing, L.P.   Delaware       Borrower     $5,303,000      25%

Acquiport/
Clearwater, L.P. Delaware       Borrower     $3,612,000      25%

Acquiport/Monterey
Oaks, L.P.       Delaware       Borrower     $6,797,000      25%

Wells Oakhurst,
L.P. (Oakhurst
North)           Delaware       Borrower     $9,263,000      25%

Acquiport/Park
Bridge, L.P.     Delaware       Borrower     $5,726,000      25%

Acquiport/
St. Charles, L.P.Delaware       Borrower     $9,828,000      25%

Wells Oakhurst,
L.P. (Wells Branch)Delaware     Borrower     $6,623,000      25%




                          Schedule 1 - Page 2

               Jurisdiction
Investment          of            Owned       Amount of    Percent
In             Organization        By       Investment(1) Ownership
----------     ------------    ----------   ------------  ---------

Acquiport/
Wynnewood Farms,
L.P.             Delaware       Borrower     $4,235,000      25%

AMLI at Peachtree
City - Phase I,
LLC               Georgia       Borrower     $3,529,000      20%

AMLI at Peachtree
City - Phase II,
LLC               Georgia       Borrower     $3,786,000      20%

OTHER INVESTMENTS:

Stock Holdings:     N/A            N/A           N/A         N/A

Mortgages:          N/A            N/A           N/A         N/A

UNIMPROVED LAND:

Land owned by
Service Company     N/A     AMLI Residential
                            Construction, LLC$12,732,000    100%

Land Owned by
O.P.                N/A         Borrower     $14,158,000    100%


NON-APARTMENT
PROPERTIES:

Atlanta Office
Building            N/A     AMLI Residential
                            Construction, LLC$2,486,000     100%

DEVELOPMENT
PROPERTIES:

AMLI at
Carmel Center       N/A         Borrower     $24,943,000    100%

AMLI at
Walnut Creek,
 L.P.            Delaware   AMLI Residential
                           Construction, L.P.
                            (99%) & AIA (1%) $7,500,000     100%

AMLI Old
Town Carmel         N/A     AMLI Residential
                            Construction, LLC$1,340,000     100%

AMLI at
Cambridge Square,
LLC              Delaware       Borrower     $10,054,000     30%

AMLI at Milton
Park, LLC        Delaware       Borrower     $7,946,000      25%

AMLI at Barrett
Lakes II, LLC    Delaware       Borrower     $3,938,000      25%





                          Schedule 1 - Page 3

               Jurisdiction
Investment          of            Owned       Amount of    Percent
In             Organization        By       Investment(1) Ownership
----------     ------------    ----------   ------------  ---------

Summerwood on
Towne Line, LLC   Indiana   AMLI Residential
                            Construction, LLC$1,397,000      45%

Park Creek-
Newnan, L.P.      Georgia   AMLI Residential
                            Construction, LLC $329,000       50%

AMLI Downtown
Austin, L.P.     Delaware       Borrower     $5,985,000      30%

AMLI at
Seven Bridges,
LLC              Delaware       Borrower     $3,880,000      20%




     (1) - Amounts reflect AMLI's adjusted basis in each investment as of 12/31/02, rounded to the nearest thousand dollars.













































                          Schedule 1 - Page 4

                              SCHEDULE 2

                        INDEBTEDNESS AND LIENS

                  (See Sections 5.14, 6.11 and 6.15)


                                      Property             Maturity
Indebtedness       Indebtedness       Encumbered          and Amount
Incurred By           Owed To         (If Any)          of Indebtedness
------------       ------------       ----------        ---------------


                               ADD PAGE
























































                          Schedule 2 - Page 1

                              SCHEDULE 3

                 LITIGATION AND CONTINGENT LIABILITIES






                     None as of December 31, 2002.




























































                          Schedule 3 - Page 1